                                                                   EXHIBIT 10.27

                                      LEASE

                                  KILROY REALTY

                   PACIFIC CORPORATE CENTER LOT 25/27 PROJECT

                              KILROY REALTY, L.P.,

                         a Delaware limited partnership,

                                  as Landlord,

                                       and

                               VICAL INCORPORATED,

                             a Delaware corporation,

                                   as Tenant.

                                TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
ARTICLE 1 PREMISES, BUILDING, PROJECT, AND COMMON AREAS..............................5

ARTICLE 2 INITIAL LEASE TERM; OPTION TERM(S).........................................9

ARTICLE 3 BASE RENT; ABATED BASE RENT...............................................13

ARTICLE 4 ADDITIONAL RENT...........................................................14

ARTICLE 5 USE OF PREMISES...........................................................26

ARTICLE 6 SERVICES AND UTILITIES....................................................28

ARTICLE 7 REPAIRS.................................................................. 29

ARTICLE 8 ADDITIONS AND ALTERATIONS.................................................31

ARTICLE 9 COVENANT AGAINST LIENS....................................................33

ARTICLE 10 INSURANCE................................................................34

ARTICLE 11 DAMAGE AND DESTRUCTION...................................................37

ARTICLE 12 NONWAIVER................................................................39

ARTICLE 13 CONDEMNATION.............................................................40

ARTICLE 14 ASSIGNMENT AND SUBLETTING................................................41

ARTICLE 15 SURRENDER OF PREMISES; OWNERSHIP AND  REMOVAL OF TRADE FIXTURES..........44

ARTICLE 16 HOLDING OVER.............................................................45

ARTICLE 17 ESTOPPEL CERTIFICATES....................................................46

ARTICLE 18 SUBORDINATION............................................................46

ARTICLE 19 DEFAULTS; REMEDIES.......................................................47

ARTICLE 20 COVENANT OF QUIET ENJOYMENT..............................................50

ARTICLE 21 SECURITY DEPOSIT; LETTER OF CREDIT.......................................50

ARTICLE 22 TELECOMMUNICATIONS EQUIPMENT.............................................54

ARTICLE 23 SIGNS....................................................................54

                                      (ii)
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
ARTICLE 24 COMPLIANCE WITH LAW......................................................57

ARTICLE 25 LATE CHARGES.............................................................58

ARTICLE 26 LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT.....................58

ARTICLE 27 ENTRY BY LANDLORD........................................................58

ARTICLE 28 TENANT PARKING...........................................................59

ARTICLE 29 MISCELLANEOUS PROVISIONS.................................................60

ARTICLE 30 OPTION TO PURCHASE PREMISES..............................................70

EXHIBITS

EXHIBIT A:            OUTLINE OF BUILDING & PACIFIC CORPORATE CENTER

EXHIBIT A-1:          LEGAL DESCRIPTION OF PROJECT

EXHIBIT A-2:          LOT-LINE ADJUSTMENT DEPICTION

EXHIBIT A-3:          CURRENT COMMON AREAS

EXHIBIT A-4:          SUPERIOR RIGHTS HOLDERS' EXISTING POSSESSORY RIGHTS

EXHIBIT B:            TENANT WORK LETTER

EXHIBIT C:            NOTICE OF LEASE TERM DATES

EXHIBIT D:            RULES AND REGULATIONS

EXHIBIT E:            FORM OF TENANT'S ESTOPPEL CERTIFICATE

EXHIBIT F:            RECOGNITION OF COVENANTS, CONDITIONS, AND RESTRICTIONS

EXHIBIT G:            INTENTIONALLY OMITTED

EXHIBIT H:            FORM OF LETTER OF CREDIT

EXHIBIT I:            PURCHASE CONTRACT

EXHIBIT J:            PROJECT PARKING SPACES

EXHIBIT K:            PACIFIC CORPORATE CENTER COMMON AREA COSTS

                                      (iii)
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EXHIBIT L:            PRE-APPROVED FORM OF TENANT'S SIGNAGE
                      (APPROVED SIGN SPECIFICATIONS)

EXHIBIT M:            SHORT FORM OF MEMORANDUM OF LEASE

                                      (iv)

                                      INDEX

                                                                       PAGE(s)
                                                                       -------
Abatement Event............................................................14
Accountant.................................................................26
Additional Non-Refundable Deposit..........................................70
Additional Rent............................................................14
Advocate Arbitrators.......................................................12
Affiliate..................................................................44
Alterations................................................................31
Applicable Laws............................................................57
Applicable Reassessment....................................................25
Award......................................................................12
Base Rent..................................................................13
Broker.....................................................................66
BS Exception...............................................................30
Building....................................................................5
Building Structure.........................................................29
Building Systems...........................................................28
CC&Rs......................................................................27
Closing Date...............................................................71
Common Areas................................................................6
Comparable Area............................................................11
Comparable Buildings.......................................................11
Comparable Deals...........................................................10
Comparable Term............................................................10
Control....................................................................44
Damage Termination Date....................................................39
Damage Termination Notice..................................................39
Direct Expenses............................................................14
Effective Date..............................................................9
Eligibility Period.........................................................14
Emergency..................................................................59
Emergency Generator........................................................67
Environmental Laws.........................................................68
Escrow Holder..............................................................70
Estimate...................................................................23
Estimate Statement.........................................................23
Estimated Direct Expenses..................................................23
Exercise Notice........................................................11, 70
Existing CC&Rs.............................................................27
Expense Year...............................................................15
Extraordinary Alterations..................................................33
First Offer Commencement Date...............................................8
First Offer Notice..........................................................7
First Offer Rent............................................................8
First Offer Space...........................................................7

                                       (v)

                                                                        PAGE(s)
                                                                        -------
First Offer Waiver Period...................................................8
FO Buildings................................................................7
Force Majeure..............................................................63
Hazardous Material(s)......................................................68
Holdover Notice............................................................45
HVAC.......................................................................28
Initial Abatement Period...................................................13
Initial Non-Refundable Deposit.............................................70
Landlord....................................................................1
Landlord Parties...........................................................34
Landlord Response Date.....................................................11
Landlord Response Notice...................................................11
Landlord's Option Rent Calculation.........................................11
L-C........................................................................51
L-C Amount.................................................................51
L-C Security Deposit.......................................................53
Lease.......................................................................1
Lease Commencement Date.....................................................9
Lease Expiration Date.......................................................9
Lease Term..................................................................9
Lease Year..................................................................9
Lines......................................................................68
Mail.......................................................................63
Market Capitalization......................................................51
Market Rent................................................................10
Net Worth..................................................................44
Neutral Arbitrator.........................................................12
Nondisturbance Agreement...................................................47
Non-Refundable Deposit.....................................................70
Notices....................................................................63
Objectionable Name.........................................................56
Opening of Escrow..........................................................70
Operating Expenses.........................................................15
Option Exercise Period.....................................................70
Option Premises.............................................................9
Option Rent................................................................10
Option Term.................................................................9
Option Term TI Allowance................................................8, 11
Original Improvements......................................................36
Original Tenant.............................................................7
Other Improvements.........................................................69
Outside Agreement Date.....................................................11
Outside Closing Date.......................................................71
Overpayment Amount.........................................................23
Pacific Corporate Center Common Area Costs.................................22

                                      (vi)
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
                                                                        PAGE(s)
                                                                        -------
PCC Common Areas............................................................6
Permitted Assignee..........................................................7
Permitted Holdover Term....................................................45
PID........................................................................27
Premises....................................................................5
Project.....................................................................5
Project Common Areas........................................................6
Project Monument Signs.....................................................55
Proposition 13.............................................................21
Proposition 13 Protection Amount...........................................25
Proposition 13 Purchase Price..............................................25
Purchase Contract..........................................................70
Purchase Option............................................................70
Reassessment...............................................................25
Reestablishment Notice.....................................................52
Rent Concessions...........................................................10
Rent.......................................................................14
Rentable Square Feet........................................................7
Required L-C Amount........................................................51
Required Thresholds........................................................51
Security Areas.............................................................59
Security Deposit...........................................................50
Sign Specifications........................................................55
Statement..................................................................23
Subject Space..............................................................41
Summary.....................................................................1
Superior Right Holders......................................................7
Supplemental Statement.....................................................23
Tax Expenses...............................................................20
Tax Increase...............................................................25
TCCs........................................................................5
Telecommunications Equipment...............................................54
Tenant......................................................................1
Tenant Parties.............................................................69
Tenant Repair Notice.......................................................37
Tenant Work Letter..........................................................5
Tenant's Election Notice....................................................7
Tenant's Option Rent Calculation...........................................11
Tenant's Share.............................................................22
Tenant's Signage...........................................................55
Transfer Notice............................................................41
Transfer Premium...........................................................43
Transferee.................................................................41
Transfers..................................................................41
Unusable Area..............................................................14

                                      (vii)

                   PACIFIC CORPORATE CENTER LOT 25/27 PROJECT

                                      LEASE

     This Lease (the "LEASE"), dated as of the date set forth in SECTION 1 of the Summary of Basic Lease Information (the "SUMMARY"), below, is made by and between KILROY REALTY, L.P., a Delaware limited partnership ("LANDLORD"), and VICAL INCORPORATED, a Delaware corporation ("TENANT").

                       SUMMARY OF BASIC LEASE INFORMATION

     TERMS OF LEASE                              DESCRIPTION
     --------------                              -----------

1.   Date:                              January 30, 2002

2.   Premises

     2.1  Building:                     That certain  building  located at 10390 Pacific
                                        Center Court in the "Project" in Sorrento Mesa,
                                        which Building contains 68,400 rentable
                                        square feet of space.

     2.2  Premises:                     All of the Building, as more particularly
                                        identified in EXHIBIT A to this Lease, and 273
                                        parking spaces as more particularly set forth in
                                        Summary SECTION 9 below and ARTICLE 28 of
                                        this Lease.

     2.3  Project:                      The Building is part of a single building
                                        project known as the "PACIFIC CORPORATE
                                        CENTER LOT 25/27 PROJECT", as further set forth
                                        in SECTION 1.1.2  of this Lease, the legal
                                        description of which is set forth in EXHIBIT A-1
                                        to this Lease; provided, however, such legal
                                        description is subject to adjustment  in
                                        conjunction with the anticipated lot-line
                                        adjustment more particularly described in
                                        SECTION 1.1.2 of this Lease.

3.   Lease Term
     (ARTICLE 2).

     3.1  Length of Term:               Fifteen (15) years and three (3) months.

     3.2  Lease Commencement Date:      June 1, 2002, subject to extension due to
                                        "Lease Commencement Date Delays," as that
                                        term is set forth SECTION 5 of the Tenant Work

                                        Letter attached to this Lease as EXHIBIT B.

     3.3  Lease Expiration Date:        The last day of the one hundred eighty-third
                                        (183rd) calendar month after the Lease
                                        Commencement Date (which Lease Expiration
                                        Date is scheduled to occur on August 31, 2017
                                        to the extent the Lease Commencement Date is
                                        June 1, 2002).

     3.4  Option Term(s):               Three (3)five (5)-year options to renew, as
                                        more particularly set forth in SECTION 2.2 of this
                                        Lease.

4.   Base Rent (ARTICLE 3):

                                                                                                      Monthly
                                                                            Monthly                 Rental Rate
             Period of                          Annual                     Installment               per Rentable
            Lease Term                        Base Rent                  of Base Rent               Square Foot
            ----------                        ---------                  -------------              -------------
           June 2002 to
           August 2002*                            n/a                         n/a                     $ 0.00
        September 2002 to
           August 2003                      $2,298,240.00                 $191,520.00                  $2.800
        September 2003 to
           August 2004**                    $2,367,192.00                 $197,266.00                  $2.884
        September 2004 to
           August 2005                      $2,438,208.00                 $203,184.00                  $2.971
        September 2005 to
           August 2006                      $2,511,348.00                 $209,279.00                  $3.060
        September 2006 to
           August 2007                      $2,586,684.00                 $215,557.00                  $3.151
        September 2007 to
           August 2008                      $2,664,288.00                 $222,024.00                  $3.246
        September 2008 to
           August 2009                      $2,744,220.00                 $228,685.00                  $3.343
        September 2009 to
           August 2010                      $2,826,540.00                 $235,545.00                  $3.444
        September 2010 to
           August 2011                      $2,911,344.00                 $242,612.00                  $3.547
        September 2011 to
           August 2012                      $2,998,680.00                 $249,890.00                  $3.653
        September 2012 to
           August 2013**                    $3,058,656.00                 $254,888.00                  $3.726
        September 2013 to
           August 2014                      $3,119,832.00                 $259,986.00                  $3.801
        September 2014 to
           August 2015                      $3,182,220.00                 $265,185.00                  $3.877
        September 2015 to

           August 2016                      $3,245,868.00                 $270,489.00                  $3.955
        September 2016 to
           August 2017                      $3,310,788.00                 $275,899.00                  $4.034

To the extent Tenant elects to increase the amount of the Tenant Improvement Allowance pursuant to SECTION 2.2.2 of the Tenant Work Letter, such "TIA Increase," as that term is defined in SECTION 2.2.2 of the Tenant Work Letter, shall be amortized over the then-remaining initial Lease Term commencing on the date on which the applicable portion of the TIA Increase is disbursed to Tenant by Landlord (excluding any holdbacks relating to the "Final Retention," as that term is set forth in Section 2.2.3.2 of the Tenant Work Letter), using an amortization rate of twelve and one-half percent (12 1/2%) per annum, the monthly payment of which shall be payable in the same place and in the same manner as Base Rent for each month of the initial Lease Term occurring after such applicable disbursement date as "Additional Rent," as that term is set forth in SECTION 4.1 of the Lease. Accordingly, by way of example only, for each dollar of TIA Increase utilized by Tenant prior to the Rent Commencement Date, each year's Base Rent payable by Tenant, as set forth in SECTION 4 of the Summary, shall be increased by an amount equal to $0.01233 per rentable square foot of the Premises per month commencing on the Rent Commencement Date. Any such Additional Rent shall not be subject to increase during the Term of the Lease.

* The date upon which Base Rent commences (the "Rent Commencement Date") shall be, pursuant to the terms of Section 3.2 of this Lease, the date occurring three (3) months following the Lease Commencement Date (following any adjustments to the Lease Commencement Date or the Rent Commencement Date due to any Lease Commencement Date Delays, as more particularly set forth in
    SECTION 5 of the Tenant Work Letter).

** Annual Base Rent (and Monthly Installment of Base Rent/Monthly Rental Rate per Rentable Square Foot) was calculated (i) using three percent (3.0%) increases for each of Lease Years 2-10, and (ii) using two percent (2.0%) increases for each of Lease Years 11-15; provided, however, that in each instance, the resulting Monthly Installment of Base Rent was rounded up or down, as applicable, to the nearest dollar, and the Annual Base Rent is, therefore, an amount equal to twelve (12) times such rounded Monthly Installment of Base Rent amount.

5.   Intentionally Omitted.

6.   Tenant's Share                                      One hundred  percent  (100%) of the Project,
     (ARTICLE 4):                                        subject to the adjustments set forth in
                                                         SECTION 4.3 of this Lease.

7.   Permitted Use                                       Tenant may only use the Premises  for office,
                                                         research and development, biotechnology labs,
     (ARTICLE 5):                                        drug manufacturing, warehousing, and any
                                                         other legally permitted uses pursuant to the
                                                         applicable zoning and the Pacific Corporate
                                                         Center P.I.D.

8.   Security Deposit                                    $191,520.00. In addition to the Security
     (ARTICLE 21):                                       Deposit, Tenant shall have additional security
                                                         obligations, in the form more particularly set
                                                         forth in SECTION 21.2, and subject to reductions
                                                         pursuant to the TCC's of SECTION 21.2.

9.   Parking Spaces                                      Two hundred seventy-three (273) parking
     (ARTICLE 28):                                       spaces within the Project in the location(s)
                                                         identified on Exhibit J, all of which shall be
                                                         designated as "reserved for Vical", all as more
                                                         particularly described in ARTICLE 28 of this
                                                         Lease. As more particularly set forth in
                                                         ARTICLE 28, such parking spaces shall be
                                                         provided at no additional charge to Tenant
                                                         throughout the initial Lease Term and any
                                                         Option Terms.

10.  Address of Tenant
     (SECTION 29.18):                                    See SECTION 29.18 of the Lease.

11.  Address of Landlord
     (SECTION 29.18):                                    See SECTION 29.18 of the Lease.

12.  Broker(s)                                           CB Richard Ellis
     (SECTION 29.24):                                    4365 Executive Drive, Suite 900
                                                         San Diego, California 92121
                                                         Attention: Mr.Rick Sparks

                                                         CB Richard Ellis
                                                         4365 Executive Drive, Suite 900
                                                         San Diego, California 92121
                                                         Attention: Mr.Rob Merkin

13.  Tenant Improvement Allowance                        $6,840,000.00 (which amount was calculated
     (SECTION 2 of EXHIBIT B):                           based upon $100.00 per Rentable Square Foot
                                                         for each of the 68,400 Rentable Square Feet of
                                                         space in the Building).

                                    ARTICLE 1

                  PREMISES, BUILDING, PROJECT, AND COMMON AREAS

     1.1    PREMISES, BUILDING, PROJECT AND COMMON AREAS.

          1.1.1 THE PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in SECTION 2.2 of the Summary (the "PREMISES"). The outline of the Building constituting a portion of the Premises is set forth in EXHIBIT A attached hereto. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the "TCCs") herein set forth, and Landlord and Tenant each covenant as a material part of the consideration for this Lease to keep and perform each and all of such TCCs by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of EXHIBIT A is to show the approximate location of the Building in the "Project," as that term is defined in SECTION 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Building, the precise area thereof or the specific location of the "Common Areas," as that term is defined in
SECTION 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "Building," as that term is defined in SECTION 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as EXHIBIT B (the "TENANT WORK LETTER"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter.

          1.1.2 THE BUILDING AND THE PROJECT. The Premises consists of the entire building set forth in SECTION 2.1 of the Summary (the "BUILDING"), as well as the parking spaces more particularly identified in SECTION 9 of the Summary and ARTICLE 28 of this Lease. The Building is part of a single-building project known as the "Pacific Corporate Center Lot 25/27 Project." The term "PROJECT," as used in this Lease, shall mean (i) the Building and the Project Common Areas, and (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Project Common Areas are located (which land is commonly referred to as Lots 25 and 27). The legal description for such land (as of the date of this Lease) is attached as EXHIBIT A-1 to this Lease; provided, however, Landlord and Tenant hereby acknowledge that such initial legal description includes, in addition to the land underlying the Project, the land underlying the remainder of the "Pacific Corporate Center," as that term is set forth in SECTION 1.1.3, below; provided further, however, Landlord and Tenant hereby acknowledge that a lot-line adjustment is anticipated, which will result in a modification to such legal description, with the resulting description materially conforming to the depiction of the land identified on EXHIBIT A-2 attached to this Lease (at which time the term "Premises" shall be modified so as to refer to the land constituting the applicable, modified (post lot-line adjustment) parcel); provided further, however, that Tenant agrees (at no additional cost or expense to Tenant) to reasonably cooperate with Landlord to effectuate such lot-line adjustment; provided further, however, Landlord shall use commercially reasonable efforts to (A) conclude such lot-line adjustment on or before December 31, 2002, and (B) in connection therewith, cause the related cross-easement and access agreements to be completed and recorded, the form of which shall be subject to Tenant's reasonable approval.

          1.1.3 COMMON AREAS. Tenant shall have the non-exclusive right to use, in common with other tenants in the "Pacific Corporate Center," and subject to the rules and regulations referred to in ARTICLE 5 of this Lease, those portions of the Project (the "PROJECT COMMON AREAS") which are external to the Building and which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the property adjacent to the Project which areas are owned or controlled by Landlord and which areas are generally referred to globally as the "PACIFIC CORPORATE CENTER" (such Project Common Areas, together with such other portions of the Pacific Corporate Center (the "PCC COMMON AREAS") designated by Landlord, in its reasonable discretion, including certain areas designated for the exclusive use of certain such tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "COMMON AREAS"; provided, however, Landlord and Tenant hereby acknowledge that (i) the term "Pacific Corporate Center," generally refers to that certain three-building project containing the Building and the "FO Buildings" as that term is set forth in SECTION 1.3, below and as identified on EXHIBIT A attached hereto, and (ii) in no event shall the term "Pacific Corporate Center" relate to an area greater than that for which the legal description is attached as EXHIBIT A-1). The areas designated as Common Areas as of the date of this Lease are more particularly identified on EXHIBIT A-3 to this Lease. The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord (provided Tenant's use or occupancy of the Premises is not adversely materially impacted thereby) and the use thereof shall be subject to the "Rules and Regulations" set forth on EXHIBIT D, attached hereto, provided that Landlord shall at all times maintain and operate the Common Areas in a first-class manner consistent with the "Comparable Buildings," as such term is defined in SECTION 2.2.2 of this Lease. Subject to SECTION 1.1.4 below, Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of that portion of the Project Common Areas constituting parking areas allocated to the remaining portion of the Pacific Corporate Center and/or the cross-easement and access areas; provided, however, that such right shall apply to the remainder of the Project Common Areas to the extent mandated by applicable governmental entities.

          1.1.4 ALTERATIONS AND ADDITIONS. Landlord shall not change the nature of the Project or the Project Common Areas to something other than a first-class office/lab/manufacturing building project, establish any rules or regulations which materially or adversely affect Tenant's use of the Premises, the Project or the Project Common Areas for the Permitted Use, as set forth in
SECTION 7 of the Summary, or Tenant's ingress to or egress from the Project, Building, the Premises or the parking areas servicing the same; provided, however, Landlord shall provide Tenant with advance written notice of any change to the Rules and Regulations. In connection with the foregoing, Tenant hereby acknowledges that Landlord is considering and may during the Lease Term, in Landlord's sole discretion, construct other improvements and PCC Common Areas within the Pacific Corporate Center. Except when and where Tenant's right of access is specifically excluded as the result of (i) an emergency, (ii) a requirement by law, or (iii) a specific provision set forth in this Lease, Tenant shall have the right of ingress and egress to the Premises, the Building and the Pacific Corporate Center parking areas twenty-four (24) hours per day, seven (7) days per week, commencing on the date upon which this Lease is fully executed and delivered between the parties, and continuing until the date this Lease terminates.

     1.2 STIPULATION OF RENTABLE SQUARE FEET. For purposes of this Lease, Landlord and Tenant hereby stipulate that the Building shall be deemed to contain 68,400 "RENTABLE SQUARE FEET", which Rentable Square Footage shall not be subject to any verification or remeasurement.

     1.3 RIGHT OF FIRST OFFER. To the extent that the Landlord (or its "Affiliates" which definition of Landlord Affiliates shall be consistent with the definition of "Affiliates" as it relates to Tenant pursuant to SECTION 14.8 of this Lease) continues to own either of the two adjoining buildings in the Pacific Corporate Center currently leased by Nanogen and CN Biosciences (Nanogen and CN Biosciences, along with their successors-in-interest, to be referred to herein as the "SUPERIOR RIGHT HOLDERS") and generally referred to within the Pacific Corporate Center as "10398 Pacific Center Court" and "10394 Pacific Center Court" respectively (the "FO BUILDINGS"), Landlord hereby grants to the Tenant originally named in this Lease (the "ORIGINAL TENANT"), its Affiliates and any assignee of the Original Tenant's interest in this Lease pursuant to the TCCs of Article 14 of this Lease (each, a "PERMITTED ASSIGNEE"), an ongoing right of first offer contained herein with respect to each of the entire FO Buildings (the "FIRST OFFER SPACE"). Notwithstanding the foregoing, such ongoing first offer right of Tenant shall be subordinate to all currently-existing rights which are set forth in leases of space with the Superior Right Holders, including any renewal, extension or expansion rights set forth in such leases, regardless of whether such renewal, extension or expansion rights are executed strictly in accordance with their terms, or pursuant to a lease amendment or a new lease. Such possessory rights of the Superior Right Holders are set forth in EXHIBIT A-4 attached to this Lease. Tenant's right of first offer shall be on the TCCs set forth in this SECTION 1.3. Tenant hereby acknowledges that the rights contained in this SECTION 1.3 shall terminate to the extent a subsequent non-Affiliate owner (specifically including, but not limited to, a lender who takes ownership, whether by foreclosure, a deed-in-lieu of foreclosure, or otherwise) takes ownership of the Building or either of the FO Buildings.

          1.3.1 PROCEDURE FOR OFFER. Landlord shall notify Tenant (the "FIRST OFFER NOTICE") from time to time when the First Offer Space or any portion thereof becomes available for lease to third parties, provided that no Superior Right Holder wishes to lease such space pursuant to a currently-existing right set forth in EXHIBIT A-4. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth the "First Offer Rent," as that term is defined in SECTION 1.3.3 below, and the other economic terms upon which Landlord is willing to lease such space to Tenant.

          1.3.2 PROCEDURE FOR ACCEPTANCE. If Tenant wishes to exercise Tenant's right of first offer with respect to all of the space described in the First Offer Notice, then within twenty (20) days following Tenant's receipt of such First Offer Notice, Tenant shall deliver written notice to Landlord ("TENANT'S ELECTION NOTICE"), pursuant to which Tenant shall elect either to (i) lease the entire First Offer Space at the First Offer Rent and upon the other TCCs contained in Landlord's First Offer Notice, (ii) lease the entire First Offer Space, but specifying that Tenant objects to Landlord's determination of the First Offer Rent, in which case the First Offer Rent shall be determined in accordance with SECTIONS 1.3.3, 2.2.2 AND 2.2.4 of this Lease, or (iii) not

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lease such First Offer Space, in which event Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires during the six (6) month period following the date of Landlord's receipt of Tenant's Election Notice (the "FIRST OFFER WAIVER
PERIOD"). If Tenant does not notify Landlord of its election of any of the options in clauses (i) or (ii) hereinabove, Tenant shall be deemed to have elected the option in clause (ii). If Landlord does not execute a lease with a third party for any portion of the First Offer Space during the First Offer Waiver Period (or if a third party lease is executed by Landlord within such First Offer Waiver Period, then when, and if, such First Offer Space again becomes available for lease following the expiration or earlier termination of such third party lease), Tenant shall again have a right of first offer for such space pursuant to the provisions of this Section 1.3, which provisions shall again become applicable in their entirety.

          1.3.3 FIRST OFFER SPACE RENT. The Rent payable by Tenant for the First Offer Space (the "FIRST OFFER RENT") shall be equal to the "Market Rent," as that term is set forth in SECTION 2.2.2 of this Lease, for such First Offer Space. Concurrently with Tenant's delivery of Tenant's Election Notice exercising such right of first offer, and pursuant to the terms of
SECTION 1.3.2(II), Tenant may object in writing to Landlord's determination of the Market Rent set forth in Landlord's First Offer Notice, in which case the Market Rent shall be determined pursuant to the TCCs of Section 2.2.4.

          1.3.4 CONSTRUCTION IN FIRST OFFER SPACE. Tenant shall take the First Offer Space in its "as is" condition, and the construction of improvements in the First Offer Space shall comply with the TCCs of ARTICLE 8 of this Lease; provided, however, if in determining the Market Rent for such First Offer Space, Tenant is entitled to a tenant improvement or comparable allowance for the improvement of the First Offer Space (a "FO TI ALLOWANCE"), Tenant shall not be entitled to any such FO TI Allowance, but Landlord shall reduce the rental rate component of the First Offer Rent to be an effective rental rate which takes into consideration that Tenant will not receive any such FO TI Allowance.

          1.3.5 AMENDMENT TO LEASE. If Tenant timely exercises Tenant's right to lease the First Offer Space as set forth herein, Landlord and Tenant shall within twenty (20) business days thereafter execute an amendment to this Lease, memorializing Tenant's lease for the applicable First Offer Space upon the TCCs as set forth in this SECTION 1.3. Tenant shall commence payment of Rent for the First Offer Space, and the term of the First Offer Space shall commence upon the date of delivery of the First Offer Space to Tenant (the "FIRST OFFER COMMENCEMENT DATE") and terminate on the date set forth in the First Offer Notice. If in determining the Market Rent for such First Offer Space, Tenant is entitled to rental abatement concessions or build-out periods being granted tenants in connection with Comparable Deals, while Tenant shall not be entitled to any such abatement concessions or build-out periods, an applicable adjustment shall be made to the First Offer Rent taking into consideration that Tenant will not receive any such abatement concessions or build-out periods.

          1.3.6 TERMINATION OF RIGHT OF FIRST OFFER. The rights contained in this SECTION 1.3 shall be personal to the Original Tenant, and may only be exercised by the Original Tenant, its Affiliates and any Permitted Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease). The right of first offer granted herein shall terminate as to particular First Offer Space upon (i) a subsequent non-Affiliate owner

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(specifically including, but not limited to, a lender who takes ownership, whether by foreclosure, a deed-in-lieu of foreclosure, or otherwise) taking ownership of the Building or either of the FO Buildings, or (ii) the failure by Tenant to exercise its right of first offer with respect to such First Offer Space as offered by Landlord. Tenant shall not have the right to lease First Offer Space, as provided in this SECTION 1.3, if, as of the date of the attempted exercise of any right of first offer by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease (beyond any applicable notice and cure periods) or Tenant has previously been in economic default under this Lease (beyond any applicable notice and cure periods) more than twice during the previous nine (9) month period.

                                    ARTICLE 2

                       INITIAL LEASE TERM; OPTION TERM(S)

     2.1 INITIAL LEASE TERM. The TCC's of this Lease shall be effective as of the date of this Lease as set forth in SECTION 1 of the Summary (the "EFFECTIVE DATE"). The term of this Lease (the "LEASE TERM") shall be as set forth in
SECTION 3.1 of the Summary, shall commence on the date set forth in SECTION 3.2 of the Summary (the "LEASE COMMENCEMENT DATE"), and shall terminate on the date set forth in SECTION 3.3 of the Summary (the "LEASE EXPIRATION DATE") unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "LEASE YEAR" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the eleventh month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in EXHIBIT C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall, if accurate, execute and return to Landlord within ten (10) days of receipt thereof.

     2.2    OPTION TERM.

          2.2.1 OPTION RIGHT. Landlord hereby grants the Original Tenant, its Affiliates and any Permitted Assignee three (3) options to extend the Lease Term for the entire initial Premises (and, to the extent identified in the "Exercise Notice" the entirety of each of the FO Buildings to the extent Tenant had previously exercised its right of first offer with respect thereto (the total of such identified space shall be, collectively, the "OPTION PREMISES"), each by a period of five (5) years (each, an "OPTION TERM"); provided, however, that to the extent Tenant has, at the time of exercise of an Option Term, a remaining option to elect an additional Option Term thereafter, Tenant may elect that the such two (2) Option Terms (the present and the subsequent) be exercised at the same time for an effective Option Term of ten (10) years; provided further, however, that to the extent Tenant so elects to concurrently exercise two (2) such Option Terms, then all references in this SECTION 2.2 to five (5) years, shall instead be deemed to refer to ten (10) years. Such option shall be exercisable only by Notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, Tenant is not in Default under this Lease (with all applicable cure periods having expired). Upon the proper exercise of such option to extend, and provided that, as of the end of the then applicable Lease Term, Tenant is not in Default under this Lease (with all applicable cure periods having expired), the Lease Term, as it applies to the entire then-existing Option Premises, shall be extended for a period of five (5) years. The rights contained in this SECTION 2.2 shall only be exercised by the Original Tenant, its Affiliates and any Permitted Assignee (and not any other assignee, sublesee or other transferee of the Original Tenant's interest in this Lease).

          2.2.2 OPTION RENT. The Rent payable by Tenant during the Option Term (the "OPTION RENT") shall be equal to ninety-five percent (95%) of the Market Rent as set forth below. For purposes of this Lease, the term "MARKET RENT" shall mean rent (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which new tenants (as opposed to renewing tenants), as of the commencement of the applicable term are, pursuant to transactions completed within the eighteen (18) months prior to the date of the applicable Exercise Notice (or First Offer Notice, if applicable), leasing non-sublease, non-encumbered, non-synthetic, non-equity, non-renewal space (unless such space was leased pursuant to a definition of "fair market" comparable to the definition of Market Rent) comparable in size, location and quality to the Premises for a "Comparable Term," as that term is defined in this SECTION 2.2.2 (the "COMPARABLE DEALS"), which comparable space is located in the "Comparable Buildings," as that term is defined in this SECTION 2.2.2, giving appropriate consideration to the annual rental rates per rentable square foot (adjusting the base rent component of such rate to reflect a net value after accounting for whether or not utility expenses are directly paid by the tenant such as Tenant's direct utility payments provided for in SECTION 6.1 of this Lease), the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, and taking into consideration only, and granting only, the following concessions (provided that the rent payable in Comparable Deals in which the terms of such Comparable Deals are determined by use of a discounted fair market rate formula shall be equitably increased in order that such Comparable Deals will not reflect a discounted rate) (collectively, the "RENT CONCESSIONS"): (a) rental abatement concessions or build-out periods, if any, being granted such tenants in connection with such comparable spaces; (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account the value of the existing improvements in the Option Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users as contrasted with this specific Tenant, (c) Proposition 13 protection, and (d) all other monetary concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Deals do or do not involve the payment of real estate brokerage commissions. The term "COMPARABLE TERM" shall refer to the length of the lease term, without consideration of options to extend such term, for the space in question. In addition, the determination of the Market Rent shall include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant's rent obligations during any Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions upon tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants) If in determining the Market Rent, Tenant is entitled to a tenant improvement or comparable allowance for the improvement of the

Option Premises (the "OPTION TERM TI ALLOWANCE"), Landlord may, at Landlord's sole option, elect any or a portion of the following: (A) to grant some or all of the Option Term TI Allowance to Tenant in the form as described above (i.e., as an improvement allowance), and/or (B) to reduce the rental rate component of the Market Rent to be an effective rental rate which takes into consideration (including the application of the appropriate interest rate to any such unfunded Option Term TI Allowance) that Tenant will not receive the total dollar value of such excess Option Term TI Allowance (in which case the Option Term TI Allowance evidenced in the effective rental rate shall not be granted to Tenant). The term "COMPARABLE BUILDINGS" shall mean the Building and other first-class office/lab/manufacturing buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation as to the building containing the portion of the Premises in question), quality of construction, level of services and amenities, size and appearance, and are located in the Sorrento Mesa and University Town Center areas (the ("COMPARABLE AREA"); provided, however, that to the extent the Option Premises includes either or both of the FO Buildings, the Comparable Building shall also include such FO Buildings and buildings comparable thereto.

          2.2.3 EXERCISE OF OPTION. The option contained in this SECTION 2.2 shall be exercised by Tenant, if at all, only in the manner set forth in this
SECTION 2.2.3. Tenant shall deliver notice (the "EXERCISE NOTICE") to Landlord not more than fifteen (15) months nor less than nine (9) months prior to the expiration of the then Lease Term, stating that Tenant is exercising its option (which notice shall include, if available and if elected, Tenant's election to concurrently exercise two Option Terms for a combined Option Term of ten (10) years). Concurrently with such Exercise Notice, Tenant shall deliver to Landlord Tenant's calculation of the Market Rent (the "TENANT'S OPTION RENT CALCULATION"). Landlord shall deliver notice (the "LANDLORD RESPONSE NOTICE") to Tenant on or before the date which is thirty (30) days after Landlord's receipt of the Exercise Notice and Tenant's Option Rent Calculation (the "LANDLORD RESPONSE DATE"), stating that (A) Landlord is accepting Tenant's Option Rent Calculation as the Market Rent, or (B) rejecting Tenant's Option Rent Calculation and setting forth Landlord's calculation of the Market Rent (the "LANDLORD'S OPTION RENT CALCULATION"). Within fifteen (15) business days of its receipt of the Landlord Response Notice, Tenant may, at its option, accept the Market Rent contained in the Landlord's Option Rent Calculation. If Tenant does not affirmatively accept or Tenant rejects the Market Rent specified in the Landlord's Option Rent Calculation, the parties shall follow the procedure, and the Market Rent shall be determined as set forth in SECTION 2.2.4.

          2.2.4 DETERMINATION OF MARKET RENT. In the event Tenant objects or is deemed to have objected to the Market Rent, Landlord and Tenant shall attempt to agree upon the Market Rent using reasonable good-faith efforts. If Landlord and Tenant fail to reach agreement within sixty (60) days following Tenant's objection or deemed objection to the Landlord's Option Rent Calculation (the "OUTSIDE AGREEMENT DATE"), then the issue of Option Rent shall be submitted to arbitration pursuant to the TCCs of this SECTION 2.2.4, but subject to the conditions, when appropriate, of SECTIONS 2.2.2 AND 2.2.3; provided, however, Landlord and Tenant may each amend, respectively, Landlord's Option Rent Calculation and Tenant's Option Rent Calculation, prior to such submittal to arbitration; provided further, however, that with regard to the determination of Option Rent only (as opposed to First Offer Rent), Tenant may elect to rescind its Exercise Notice by delivery written notice thereof to Landlord on or before the later to occur of (i) the Outside Agreement Date, or (ii) the date which is two (2) business days following Landlord's submittal to Tenant of its final (post-amended, if applicable) Landlord's Option Rent Calculation.

                    2.2.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of first-class office/lab/manufacturing properties in the Comparable Area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's Option Rent Calculation or Tenant's Option Rent Calculation, is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of SECTION 2.2.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed ("ADVOCATE ARBITRATORS").

                    2.2.4.2 The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator ("NEUTRAL ARBITRATOR") who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that neither the Landlord or Tenant or either party's Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior to, or subsequent to, his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord's counsel and Tenant's counsel.

                    2.2.4.3 The three arbitrators shall within thirty (30) days of the appointment of the Neutral Arbitrator reach a decision as to Market Rent and determine whether the Landlord's Option Rent Calculation or Tenant's Option Rent Calculation as submitted pursuant to SECTION 2.2.4 of this Lease is closest to Market Rent as determined by the arbitrators and simultaneously publish a ruling ("AWARD") indicating whether Landlord's Option Rent Calculation or Tenant's Option Rent Calculation is closest to the Market Rent as determined by the arbitrators. Following notification of the Award, the Landlord's Option Rent Calculation or Tenant's Option Rent Calculation, whichever is selected by the arbitrators as being closest to Market Rent shall become the then applicable Market Rent.

                    2.2.4.4 The Award issued by the majority of the three arbitrators shall be binding upon Landlord and Tenant.

                    2.2.4.5 If either Landlord or Tenant fail to appoint an Advocate Arbitrator within fifteen (15) days after the applicable Outside Agreement Date, either party may petition the presiding judge of the Superior Court of San Diego County to appoint such Advocate Arbitrator subject to the criteria in SECTION 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

                    2.2.4.6 If the two Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint the Neutral Arbitrator, subject to criteria in SECTION 2.2.4.1 of this

Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

                    2.2.4.7 The cost of arbitration shall be paid by Landlord and Tenant equally.

                                    ARTICLE 3

                           BASE RENT; ABATED BASE RENT

     3.1 BASE RENT. Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("BASE RENT") as set forth in SECTION 4 of the Summary, payable in equal monthly installments as set forth in SECTION 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.

     3.2 ABATED BASE RENT. Provided that the Original Tenant is not then in Default (after expiration of any applicable notice and cure periods), then for the first three (3) months, subject to extension due to any Lease Commencement Date Delays, immediately following the Lease Commencement Date (the "INITIAL ABATEMENT PERIOD"), Tenant shall have no obligation to pay any Base Rent (or "Additional Rent," as that term is set forth in SECTION 4.1 of this Lease) otherwise attributable to such Initial Abatement Period. Such Initial Abatement Period has been factored into the schedule of Base Rent set forth in SECTION 4 of the Summary.

     3.3 ABATEMENT OF RENT. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant's use of or ingress to or egress from the Building, Project (including the Project Common Areas), or Premises (including the Project parking areas to the extent reasonable replacement spaces are not provided); or (ii) any failure by Landlord to provide services, utilities or ingress to and egress from the Building, Project (including the Project Common Areas), or Premises as required pursuant to the TCCs of this Lease; or (iii) the presence of Hazardous Materials not brought on the Premises by "Tenant Parties," as that term is set forth in SECTION 29.35 of this Lease to the extent such presence substantially interferes with Tenant's use of or ingress to or egress from the Building, Project (including the Project Common Areas), or Premises (including the Project parking areas to the extent reasonable replacement spaces are not provided) (any such set of circumstances as set forth in items (i) through (iii), above, to be known as an "ABATEMENT EVENT"), then Tenant shall give Landlord Notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord's receipt of any such Notice (the "ELIGIBILITY PERIOD"), then, as Tenant's sole remedy vis-a-vis such Abatement Event, the Base Rent and Tenant's Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use ("UNUSABLE AREA"), bears to the total rentable area of the Premises. Notwithstanding the foregoing, in the event that Tenant is prevented (from an objective, general pharmaceutical tenant perspective) from conducting, and does not conduct, its business in more than fifty percent (50%) of the lab/manufacturing portion (as opposed to office/warehouse portions) of the Premises for a period of time in excess of the Eligibility Period, and the remaining lab/manufacturing portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented (again, from an objective, general pharmaceutical tenant perspective) from effectively conducting its business therein, the Base Rent and Tenant's Share of Direct Expenses for the entire lab/manufacturing portion of the Premises shall be abated. Landlord and Tenant hereby acknowledge that, in addition to the abatement rights set forth in this
SECTION 3.3, Tenant's abatement rights following an event of damage and destruction or condemnation is provided pursuant to the TCCs of ARTICLES 11 AND 13 of this Lease.

                                    ARTICLE 4

                                 ADDITIONAL RENT

     4.1    GENERAL TERMS. In addition to paying the Base Rent specified in
ARTICLE 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in SECTIONS 4.2.6 AND 4.2.2 of this Lease, respectively. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the "ADDITIONAL RENT", and the Base Rent and the Additional Rent are herein collectively referred to as "RENT." All amounts due under this ARTICLE 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this ARTICLE 4 shall survive the expiration of the Lease Term.

     4.2 DEFINITIONS OF KEY TERMS RELATING TO ADDITIONAL RENT. As used in this ARTICLE 4, the following terms shall have the meanings hereinafter set forth:

          4.2.1     Intentionally Omitted.

          4.2.2 "DIRECT EXPENSES" shall mean "Operating Expenses" and "Tax Expenses";

          4.2.3 "EXPENSE YEAR" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

          4.2.4 "OPERATING EXPENSES" shall mean, except as otherwise provided in this SECTION 4.2.4 or otherwise in this Lease, all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof, subject to the adjustments set forth in
SECTION 4.3, below. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project (subject to Tenant's reasonable approval of any earthquake insurance carried by Landlord with respect to the Building; provided, however, it shall be deemed unreasonable for Tenant to withhold such consent to the extent (A) such earthquake insurance is mandated by applicable governmental entities, or (B) landlords of Comparable Buildings are requiring such earthquake insurance policies be maintained and Landlord's earthquake insurance policy is commercially reasonably vis-a-vis such third party policies); (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof;
(v) costs incurred in connection with the parking areas servicing the Project;
(vi) fees and other costs, including management fees (not to exceed two percent (2.0%) of Base Rent), consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons (other than persons generally considered to be higher in rank than the position of Project manager) engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof, to the extent of cost savings reasonably anticipated by Landlord at the time of such expenditure to be incurred in connection therewith; (xiii) the cost of capital repairs, replacements or other improvements incurred in connection with the Project to the extent the same (A) are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, to the extent of cost savings reasonably anticipated by Landlord at the time of such expenditure to be incurred in connection therewith, or (B) that are required under any governmental law or regulation enacted after the Lease Commencement
Date; provided, however, that any capital expenditure shall be amortized with interest over its useful life as Landlord shall reasonably determine pursuant to sound real estate management and accounting principles; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in SECTION 4.2.5, below; and
(xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building.

     Notwithstanding anything in this SECTION 4.2.4 to the contrary, for purposes of this Lease, Operating Expenses shall not, however, include the following:

          (A) marketing costs, costs of leasing commissions, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Project;

          (B) costs incurred by Landlord in the repairs, capital additions, alterations or replacements made or incurred to rectify or correct defects in design, materials or workmanship in connection with the "Base and Shell" (as that term is set forth in the Tenant Work Letter) portions of the Project;

          (C) costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space;

          (D) cost of utilities or services sold to Tenant or others for which Landlord is entitled to and actually receives reimbursement (other than through any operating cost reimbursement provision identical or substantially similar to the provisions set forth in this Lease;

          (E) except as otherwise specifically provided in this SECTION 4.2.4(XIII), costs incurred by landlord for capital repairs, improvements, equipment and alterations to the Project which are considered capital improvements and replacements under generally accepted accounting principles, consistently applied;

          (F) costs of services or other benefits which are either not offered to Tenant or for which Tenant is charged directly, but which are provided to other tenants of the Project without a separate charge;

          (G) costs incurred due to the violation by Landlord or any other tenant of the TCCs of any lease of space in the Pacific Corporate Center;

          (H) costs of general overhead and general administrative expenses, not including management fees and building office expenses which are included in operating expenses by landlords of Comparable Buildings;

          (I) costs of any compensation and employee benefits paid to clerks, attendants or other persons in a commercial concession operated by Landlord, including the Pacific Corporate Center's parking areas.

          (J) marketing costs, legal fees, space planner's fees, and advertising and promotional expenses and brokerage fees incurred in connection with the original development, subsequent improvement, or original or future leasing of the Project;

          (K) costs of electrical power for which Tenant directly contracts with and pays a local public service company;

          (L) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

          (M) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project, costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses);

          (N) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager or Project engineer;

          (O) amounts paid as ground rental for the real property underlying the Project by the Landlord;

          (P) costs for sculpture, paintings, fountains or other objects of art, other than those incurred in ordinary maintenance and repair;

          (Q) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

          (R) costs arising from Landlord's charitable or political contributions;

          (S) any gifts provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

          (T) any costs covered by any warranty, rebate, guarantee or service contract which are actually collected by Landlord (which shall not prohibit Landlord from passing through the costs of any such service contract if otherwise includable in Operating Expenses);

          (U) interest, late charges and tax penalties incurred as a result of Landlord's gross negligence, inability or unwillingness to make payments or file returns when due;

          (V) all items and services for which Tenant or any other tenant in the Pacific Corporate Center reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

          (W) any costs included as a Tax Expense pursuant to SECTION 4.2.5 below;

          (X) any expense resulting from the gross negligence of Landlord, its agents, contractors or employees, or, to the extent landlord is entitled to reimbursement for such costs, to remedy damage caused by or resulting from the gross negligence of any other tenant(s) in the Center, including their agents, contractors and employees;

          (Y)  reserves for anticipated future expenses;

          (Z) costs or repairs or other work occasioned by fire, casualty or other risk covered by insurance maintained (or obligated to be maintained pursuant to ARTICLE 10 of this Lease) by Landlord;

          (AA) costs, fines, or fees incurred by Landlord due to Landlord's violations of any federal, state or local law, statute or ordinance, or any rule, regulation, judgment or decree of any governmental rule or authority;

          (BB) any costs representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship;

          (CC) rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital item which is specifically excluded in this Lease (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);

          (DD) costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed by insurance proceeds, and costs of all capital repairs (except to the extent allowed pursuant to SECTION 4.2.4(XIII) above), regardless of whether such repairs are covered by insurance;

          (EE) depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

          (FF) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

          (GG) interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Project (except as permitted in SECTION 4.2.4(ii) above);

          (HH) rentals and other related expenses incurred in leasing HVAC systems, elevators or other equipment ordinarily considered to be capital items, except for (1) expenses in connection with making minor repairs on or keeping Building Systems in operation while minor repairs are being made, and (2) costs of equipment not affixed to the Building which is used in provided janitorial or similar services;

          (II) advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants' signs;

          (JJ) electric power costs for which Tenant directly contracts with the local public service company or of which Tenant is separately metered or submetered and pays Landlord directly;

          (KK) services and utilities provided, taxes attributable to, and costs incurred in connection with the operation of the retail and restaurant operations in the Building, if any, except to the extent the square footage of such operations are included in the rentable square feet of the Building and do not exceed the services, utility and tax costs which would have been incurred had the retail and/or restaurant space been used for general office purposes;

          (LL) costs incurred in connection with upgrading the Building to comply with disability, life, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Lease Commencement Date, including, without limitation, the ADA, including penalties or damages incurred due to such non-compliance;

          (MM) costs incurred to comply with applicable laws with respect to "Hazardous Material," as that term is defined in SECTION 29.33 of this Lease, which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal, remediation or other action with respect to such Hazardous Material; and the costs incurred with respect to Hazardous Material, which Hazardous Material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project or by anyone other than Tenant or Tenant Parties and is of such a nature, at that time, that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal, remediation or other action with respect to such Hazardous Material;

          (NN) costs arising from latent defects in the base and shell of the Building or improvements installed by Landlord;

          (OO) costs (including in connection therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Building and/or the Project;

          (PP) intentionally omitted;

          (QQ) any expenses incurred by Landlord for use of any portions of the Building to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing Building services, such as lighting and HVAC to such public portions of the Building in normal Building operations during standard Building hours of operation;

          (RR) any entertainment, dining or travel expenses for any purpose;

          (SS) any flowers, gifts, balloons, etc., provided to any entity whatsoever, to include, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

          (TT) any "validated" parking for any entity;

          (UU) any "finders fees," brokerage commissions, job placement costs or job advertising cost, other than with respect to a receptionist or secretary in the Building office, once per year;

          (VV) the cost of any janitorial services provided by Landlord;

          (WW) the cost of any "tenant relations" parties, events or promotions not consented to by Tenant's Chief Financial Officer; and

          (XX) "in-house" legal and/or accounting fees.

          4.2.5     TAXES.

                    4.2.5.1 "TAX EXPENSES" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

                    4.2.5.2   Tax Expenses shall include, without limitation:
(i) any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) subject to SECTION 4.6 of this Lease, and any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("PROPOSITION 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

                    4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Except as set forth in SECTION 4.2.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this ARTICLE 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the TCCs of this Lease. Notwithstanding anything to the contrary contained in this SECTION 4.2.8 (except as set forth in SECTION 4.2.8.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under SECTION 4.5 of this Lease, and (iv) costs arising from any voluntary special assessment on the Building or the Site by any transit district authority or any other governmental entity having the authority to impose such assessment.

                    4.2.5.4 Tenant may, at its sole cost and expense and upon prior written notice to Landlord, contest the amount or validity of any of the Tax Expenses with respect to the Building and the Project by appropriate proceedings; provided, however, that Tenant shall promptly pay such Tax Expenses unless such proceeding shall operate to prevent or stay the collection of the Tax Expenses so contested. Landlord shall join in any such proceedings to the extent required by applicable law; provided, however, that Tenant shall indemnify Landlord against any liability, cost or expense in connection therewith (including, without limitation, actual attorneys' fees and costs).

          4.2.6 "TENANT'S SHARE" shall mean the percentage set forth in SECTION 6 of the Summary.

     4.3 ALLOCATION OF CERTAIN PACIFIC CORPORATE CENTER COSTS. The parties acknowledge that the Building and Project is a part of the Pacific Corporate Center, a multi-building project, and that those certain costs and expenses incurred in connection with the Pacific Corporate Center more particularly identified on EXHIBIT K attached to this Lease (collectively, the "PACIFIC CORPORATE CENTER COMMON AREA COSTS") shall be equitably allocated between Tenant as the sole tenant of the Building and Project and the tenants of the other buildings in the Pacific Corporate Center as more particularly set forth in this
SECTION 4.3. Accordingly, as set forth in SECTION 4.2 above, (i) to the extent the Pacific Corporate Center Common Area Costs (and the Operating Expenses relating thereto) are determined annually for the entire Pacific Corporate Center as a whole, the pro-rata split between the Project and the remaining portions of the Pacific Corporate Center (accounting for all adjustments based upon the cross easement and access areas as well as those parking spaces within the Project which are allocated to the other buildings of the Pacific Corporate Center) is 39.60% allocation to the Project and 60.40% allocation to the remaining portions of the Pacific Corporate Center, and (ii) to the extent that the Pacific Corporate Center Common Area Costs are determined annually for the Project, the pro-rata split of such costs between the Project and the remaining portions of the Pacific Corporate Center (to account for the cross easement, access and parking area portion of the Project allocated to the remaining portion of the Pacific Corporate Center) is 90.95% allocated to the Project and 9.05% allocated to the remaining portion of the Pacific Corporate Center. Only the categories of costs and expenses expressly identified on Exhibit K shall constitute Pacific Corporate Center Common Area Costs. Pursuant to the foregoing, following the completion of the lot-line adjustment identified in
SECTION 1.1.2 of this Lease, to the extent Tenant directly pays the Taxes relating to such resulting tax parcel underlying the Project, Tenant shall receive a credit against its pro-rata share of the Pacific Corporate Center Common Area Costs in an amount equal to 9.05% of the portion of such Taxes relating to the land underlying (as opposed to the improvements upon) the Project. With regard to the pro-rata percentages set forth in this SECTION 4.3, as the same were determined based upon the anticipated lot-line adjustment and the related cross easement, access and parking area portion of the Project allocated to the remaining portion of the Pacific Corporate Center, to the extent that there are modifications to the same in conjunction with the recordation of the lot-line adjustment and the underlying cross easement and access agreements, such percentages shall be appropriately and correspondingly adjusted.

     4.4 CALCULATION AND PAYMENT OF ADDITIONAL RENT. Tenant shall pay to Landlord, in the manner set forth in SECTION 4.4.1, below, and as Additional Rent, Tenant's Share of Direct Expenses for each Expense Year.

          4.4.1 STATEMENT OF ACTUAL DIRECT EXPENSES AND PAYMENT BY TENANT. Landlord shall use commercially reasonable efforts (but in no event later than the date which is one hundred fifty (150) days after the applicable Expense
Year) to give to Tenant following the end of each Expense Year, a statement (the "STATEMENT") which shall state in general major categories the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Tenant's Share of Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant's Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Direct Expenses," as that term is defined in SECTION 4.4.2 of this Lease. In the event the Statement (or a revised Statement following an audit pursuant to SECTION 4.7 below) shows that the amount paid by Tenant under SECTION 4.4.2, below, exceeded Tenant's Share of Direct Expenses for the Expense Year in question (the "OVERPAYMENT AMOUNT"), then Landlord shall credit the Overpayment Amount against the next due installments of Base Rent and Additional Rent; provided, however, that (i) with respect to the final Expense Year of the Lease Term, or (ii) upon Tenant's written request, Landlord shall pay to Tenant the Overpayment Amount, on or before Landlord's next regularly scheduled check-cutting date following the date which is five (5) business days after the later to occur of (A) Tenant's receipt of such Statement, and (B) Landlord's receipt of such written request. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this ARTICLE 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this SECTION 4.4.1 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant's Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the earlier of the expiration of the applicable Expense Year or the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant's Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time following the Lease Expiration Date which are attributable to any Expense Year (provided that Landlord delivers Tenant a bill (a "SUPPLEMENTAL STATEMENT") for such amounts within two (2) years following Landlord's receipt of the bill therefor).

          4.4.2 STATEMENT OF ESTIMATED DIRECT EXPENSES. In addition, Landlord shall give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth in general major categories Landlord's reasonable estimate (the "ESTIMATE") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant's Share of Direct Expenses (the "ESTIMATED DIRECT EXPENSES"). Landlord shall use commercially reasonable efforts to deliver such Estimate Statement to Tenant on or before May

1 following the end of the Expense Year to which such Estimate Statement relates. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Additional Rent under this ARTICLE 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this SECTION 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain books and records with respect to Direct Expenses in accordance with generally accepted real estate accounting and management practices, consistently applied.

     4.5  TAXES AND OTHER CHARGES FOR WHICH TENANT IS DIRECTLY RESPONSIBLE.

          4.5.1 Tenant shall be liable for and shall pay before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises; provided, however, that following the lot-line adjustment set forth in SECTION 1.1.2 of this Lease (i.e., once the Project constitutes a separate tax parcel), Tenant shall be liable for and shall directly pay before delinquency, all such Taxes and Tax Expenses attributable to the Project (except to the extent expressly set forth to the contrary in this Lease). If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays any properly assessed taxes based upon such increased assessment, which Landlord shall have the right to do upon fifteen (15) days prior written notice to Tenant, Tenant shall upon five (5) business days notice to Tenant repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

          4.5.2     Intentionally Omitted.

          4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking areas; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

     4.6 TENANT'S PAYMENT OF CERTAIN TAX EXPENSES. Notwithstanding anything to the contrary contained in this lease, in the event that, at any time during the Lease Term, any sale, refinancing, or change in ownership of the Building or Project is consummated (specifically excluding, however, a change in ownership to a lender resulting from a foreclosure or a deed-in-lieu of foreclosure), and as a result thereof, and to the extent that in connection therewith, the Building or Project is reassessed (the "REASSESSMENT") for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, then the TCCs of this SECTION 4.6 shall apply to such Reassessment of the Building or Project.

          4.6.1 THE TAX INCREASE. For purposes of this ARTICLE 4, the term "TAX INCREASE" shall mean that portion of the Tax Expenses, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Tax Expenses, as calculated immediately following the Reassessment, which
(i) is attributable to the initial assessment of the value of the Project, the base and shall of the Building or the tenant improvements located in the Building; (ii) is attributable to assessments which were pending immediately prior to the Reassessment which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment; or (iii) is attributable to the annual inflationary increase of real estate taxes, but not in excess of two percent (2.0%) per annum.

          4.6.2 PROTECTION. During the initial Lease Term, Tenant shall not be obligated to pay any portion of the Tax Increase relating to any Reassessment of the Building or Project which occurs after the first (1st) such Reassessment (i.e., such protection applies to the second (2nd) and each following Reassessment during the initial Lease Term). During the entire Option Term (whether one, two or all three such Option Terms is exercised pursuant to Section 2.2 of this Lease), Tenant shall not be obligated to pay any portion of the Tax Increase relating to any Reassessment of the Building or Project which occurs after the first (1st) such Reassessment (i.e., such protection applies to the second (2nd) and each following Reassessment occurring during the entire Option Term).

          4.6.3 LANDLORD'S RIGHT TO PURCHASE THE PROPOSITION 13 PROTECTION AMOUNT ATTRIBUTABLE TO A PARTICULAR REASSESSMENT. The amount of Tax Expenses which Tenant is not obligated to pay or will not be obligated to pay during the Lease Term in connection with a particular Reassessment pursuant to the TCCs of this SECTION 4.6, shall be sometimes referred to hereafter as a "PROPOSITION 13 PROTECTION AMOUNT." If the occurrence of a Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each Lease Year commencing with the Lease Year in which the Reassessment will occur, the TCCs of this SECTION 4.6.3 shall apply to each such Reassessment. Upon Notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment (the "APPLICABLE REASSESSMENT"), at any time during the Lease Term, by paying to Tenant an amount equal to the "Proposition 13 Purchase Price," as that term is defined in this SECTION 4.6.3, provided that the right of any successor of Landlord to exercise its right of repurchase hereunder shall not apply to any Reassessment which results from the event pursuant to which such successor of Landlord became the Landlord under this Lease. As used herein, "PROPOSITION 13 PURCHASE PRICE" shall mean the present value of the Proposition 13 Protection Amount remaining during the Lease Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining Lease Year (as though the portion of such Proposition 13 Protection Amount benefited Tenant at the end of each Lease Year), as the

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amounts to be discounted, and (ii) by using discount rates for each amount to be discounted equal to (A) the average rates of yield for United States Treasury Obligations with maturity dates as close as reasonably possible to the end of each Lease Year during which the portions of the Proposition 13 Protection
Amount would have benefited Tenant, which rates shall be those in effect as of Landlord's exercise of its right to purchase, as set forth in this
SECTION 4.6.3, plus (B) two percent (2%) per annum. Upon such payment of the Proposition 13 Purchase Price, the provisions of SECTION 4.6.2 of this Lease shall not apply to any Tax Increase attributable to the Applicable Reassessment. Since Landlord is estimating the Proposition 13 Purchase Price because a Reassessment has not yet occurred, then when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon Notice by Landlord to Tenant, Landlord shall promptly pay to Tenant the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase
Price, then upon Notice by Landlord to Tenant, Rent next due shall be increased by the amount of such overestimation.

     4.7 LANDLORD'S BOOKS AND RECORDS. Within two (2) years after receipt of a Statement by Tenant, if Tenant disputes the amount of Additional Rent set forth in the Statement, an employee of Tenant or an independent certified public accountant (which accountant is not working on a contingency fee basis), designated and paid for by Tenant, may, after reasonable Notice to Landlord and at reasonable times, inspect Landlord's records with respect to the Statement at Landlord's offices, provided that Tenant is not then in Default under this Lease and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant's agents must agree in advance to follow Landlord's reasonable rules and procedures regarding inspections of Landlord's records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant's failure to dispute the amount of Additional Rent set forth in any Statement within two (2) years of Tenant's receipt of such Statement shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant (the "ACCOUNTANT") selected by Landlord and subject to Tenant's reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. Tenant hereby acknowledges that Tenant's sole right to inspect Landlord's books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this
SECTION 4.7, and Tenant hereby waives any and all other rights pursuant to Applicable Law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

                                    ARTICLE 5

                                 USE OF PREMISES

     5.1 PERMITTED USE. Tenant shall use the Premises solely for the Permitted Use set forth in SECTION 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.

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     5.2    PROHIBITED USES. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; and (iii) schools or other training facilities which are not ancillary to corporate, executive or professional office use. Tenant shall not allow occupancy density of use of the Premises which is greater than the density permitted under applicable laws. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in EXHIBIT D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect; provided, however, Landlord shall not enforce, change or modify the Rules and Regulations in a discriminatory manner and Landlord agrees that the Rules and Regulations shall not be unreasonably modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant's business. Tenant shall not do or permit anything to be done in or about the Premises which will in any material way interfere with the rights of other tenants or occupants of the Pacific Corporate Center, or injure or annoy them or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project.

     5.3 CC&Rs. Tenant shall comply with all recorded covenants, conditions, and restrictions currently affecting the Project of which Landlord has provided copies to Tenant, namely the following: (i) that certain "Declaration of Covenant's Conditions and Restrictions For Units 2, 3, 4 and 6 of Pacific Corporate Center dated October 24, 1986 (the "EXISTING CC&Rs"), (ii) that certain "Planned Industrial Development for Pacific Corporate Center" last dated August 1988 (the "PID"), and (iii) evidence of the existing assessment against the Project. Additionally, Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions (the "CC&RS") which Landlord, in Landlord's reasonable discretion, deems reasonably necessary, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs ; provided, however, such future CC&R's do not materially adversely affect Tenant's use or occupancy of the Premises nor any of its rights hereunder, including, without limitation, the "Purchase Option" set forth in ARTICLE 30, nor materially increase Tenant's cost. Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a "Recognition of Covenants, Conditions, and Restriction," in a form substantially similar to that attached hereto as EXHIBIT F, agreeing to and acknowledging the CC&Rs, provided such CC&Rs do not materially adversely affect Tenant's use or occupancy of the Premises nor any of its rights hereunder, including, without limitation, the Purchase Option.

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                                     ARTICLE 6

                             SERVICES AND UTILITIES

     6.1 STANDARD TENANT SERVICES. Landlord shall maintain and operate the Building in a first-class manner consistent with the Comparable Buildings, and keep the Building Structure in first-class condition and repair consistent with the Comparable Buildings. In addition, Landlord shall provide, as part of the Building Structure, (i) adequate electrical wiring to subpanel facilities for the Building for Tenant's connection with a minimum capacity of 4,000 Amps at 277/480 Volts (three (3)-phase, four (4) wire), and (ii) city water and sewer stubbed to the Premises.

     Notwithstanding the foregoing, Tenant shall pay for all utilities (including without limitation, electricity, gas, sewer and water) attributable to its use of the entire Premises and shall also provide its own janitorial and security services for the Building. Such utility use shall include electricity and gas used for lighting, incidental use and "HVAC," as that term is defined below. All such utility, janitorial and security payments shall be excluded from Operating Expenses and shall be paid directly by Tenant prior to the date on which the same are due to the utility provider, janitorial company and/or security company, as applicable. Tenant shall, at Tenant's cost (subject to reimbursement from the Tenant Improvement Allowance pursuant to SECTION 2.2.1 of the Tenant Work Letter), separately meter the Premises.

     Landlord shall not be required to provide any services other than with regard to its maintenance and repair obligation relating to the Building Structure, the Project Common Areas, the PCC Common Areas and for Pacific Corporate Center (subject to the TCCs of SECTION 4.3 above).

     6.2 TENANT MAINTAINED BUILDING SYSTEMS; HVAC. Tenant shall, at Tenant's sole cost and expense, (i) maintain the Building's mechanical, electrical, life safety, plumbing, fire-sprinkler systems (except to the extent Landlord retains repair and maintenance responsibility for the portion of such fire-sprinkler system contained in the Building Structure), (ii) subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, maintain (itself or through a service provider) heating and air conditioning to the Premises ("HVAC") (items identified in (i) and (ii) collectively, the "BUILDING SYSTEMS"), and (iii) maintain the remaining portions of the Premises which are not part of the "Building Structure," as that term is set forth in
ARTICLE 7 of this Lease to the extent such Building Structure is to be maintained and repaired by Landlord. Such repair and maintenance costs and expenses for the other buildings of the Pacific Corporate Center shall be the responsibility of Landlord or the tenants thereof and shall not be included in Direct Expenses payable by Tenant.

     6.3 TENANT MAINTAINED SECURITY. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Any such security measures for the benefit of the Premises, the Building or the Project shall be provided by Tenant, at Tenant's sole cost and expense. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed.

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     6.4    TENANT MAINTENANCE STANDARDS. All Tenant maintained Building
Systems, including HVAC, shall be maintained in accordance with manufacturer specifications by Tenant in a commercially reasonable condition. In addition, upon request from Landlord, Tenant shall provide to Landlord copies of any service contracts and records of Tenant's maintenance of such Building Systems.

     6.5 INTERRUPTION OF USE. Except as otherwise provided in this Lease, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant (except with regard to damage to Tenant's personal property and the amount of any physical injury, but only to the extent caused by the negligence or willful misconduct of Landlord) from paying Rent or performing any of its obligations under this Lease, except as otherwise provided in this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this ARTICLE 6. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease, provided that (i) the Premises are not thereby rendered untenantable, and (ii) the same does not materially adversely interfere with Tenant's Permitted Use of the Premises.

                                    ARTICLE 7

                                     REPAIRS

     7.1 IN GENERAL. Landlord shall maintain in first-class condition and operating order and keep in good repair and condition the structural portions of the Building, including the foundation, floor/ceiling slabs, roof, roof membrane (to the extent not penetrated by Tenant), curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking areas, landscaping, exterior Project signage and stairwells (collectively, "BUILDING STRUCTURE") and the base fire-sprinkler systems which were not constructed by Tenant Parties, and the Common Areas; provided, however, that to the extent (i) such fire-sprinkler system as constructed by Landlord is altered by Tenant, and/or (ii) the roof membrane is penetrated by Tenant, Tenant shall thereafter be responsible therefor (at which time any warranties relating to such systems shall be transferred to Tenant); provided further, however, that until such time as Tenant becomes responsible for the base fire-sprinkler systems pursuant to the foregoing clause, all references to Building Structure shall be deemed to include such base fire-sprinkler system. Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the

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Building Structure to the extent caused due to Tenant's use of the Premises for other than normal and customary implementation of the Permitted Use, unless and to the extent such damage is covered by insurance carried or required to be carried by Landlord pursuant to ARTICLE 10 and to which the waiver of subrogation is applicable (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the "BS EXCEPTION"). Tenant shall, at Tenant's own expense, pursuant to the TCCs of this Lease, including, without limitation ARTICLE 8 hereof, keep the Premises, including all Tenant Improvements, "Alterations," as that term is defined in SECTION 8.1 of this Lease, fixtures and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term (but such obligation shall not extend to the Building Structure except pursuant to the BS Exception). In addition, except as provided as part of Landlord's repair obligations set forth above or elsewhere in this Lease, Tenant shall, at Tenant's own expense (but under the supervision and subject to the prior approval of Landlord to the extent the Building Structure is affected), and within any reasonable period of time specified by Landlord, pursuant to the TCCs of this Lease, including without limitation Article 8 hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances (but such obligation shall not extend to the Building Structure except pursuant to the BS Exception), except for damage caused by ordinary wear and tear; provided however, that, at Landlord's option, but only if Tenant fails to make such repairs, Landlord may, after written notice to Tenant and Tenant's failure to repair (or failure to commence to repair and thereafter diligently prosecute the same to completion) within ten
(10) days thereafter, but need not, make such repairs and replacements (ordinary wear and tear excepted), and Tenant shall pay Landlord the cost thereof. Landlord may, but shall not be required to, enter the Premises during normal business hours, when accompanied by a representative of Tenant and upon an additional forty-eight (48) hours prior written notice to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall be required or permitted to perform pursuant to the TCCs of this Lease or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Except as specifically set forth in SECTION 7.2 of this Lease, below, Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

     7.2    TENANT'S RIGHT TO MAKE REPAIRS. Notwithstanding the provisions of
SECTION 7.1, above, if Tenant provides notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance as set forth in SECTION 7.1, above and Landlord fails to provide such action within (30) days after receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days notice to Landlord specifying that Tenant is taking such required action, and if such action was required under the TCCs of this Lease to be taken by Landlord, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action; provided, however, notwithstanding such thirty (30) day period, Landlord shall use commercially reasonable efforts to expedite such repairs to ensure completion as soon as reasonably practicable. In the event Tenant takes such action, Tenant shall use only those contractors used by Landlord in the Building for similar work unless such contractors are unwilling or unable to perform such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in the Comparable Buildings. Further, if Landlord does not deliver a detailed written objection to

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Tenant, within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the TCCs of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to such deduction from Rent, but as Tenant's sole remedy, Tenant may proceed to institute legal proceedings against Landlord to collect the amount set forth in the subject invoice; provided that under no circumstances shall Tenant be allowed to terminate this Lease based upon a such default by Landlord; provided further, however, the notice and cure periods otherwise required pursuant to SECTION 19.6 of this Lease shall be deemed to have been satisfied upon completion of the procedure specified in this SECTION 7.2. If Tenant receives a non-appealable final judgment against Landlord in connection with such legal proceedings, Tenant may deduct the amount of the judgment, not to exceed the amount of the unpaid portion of the relevant invoice, from the Base Rent next due and owing under this Lease; provided, however, Tenant may not deduct the amount of the judgment against more than fifty percent (50%) of Base Rent next due and owing (until such time as the entire amount of such judgment is deducted) to the extent following a foreclosure or a deed-in-lieu of foreclosure.

                                    ARTICLE 8

                            ADDITIONS AND ALTERATIONS

     8.1 LANDLORD'S CONSENT TO ALTERATIONS. After the completion of construction of Tenant's initial Tenant Improvements in the Premises pursuant to the TCCs of the Tenant Work Letter (which construction may extend over a three
(3)-year period), Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises which affect the Building Structure or exterior appearance of the Building (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which materially or adversely affects the Building Structure or exterior appearance of the Building; provided, however, that regardless of whether Landlord's consent is required pursuant to this Section 8.1, Tenant shall give Landlord notice of any Alterations to the extent the anticipated cost of such Alteration exceeds $100,000.00. The construction of the initial Tenant Improvements to the Premises shall be governed by the TCCs of the Tenant Work Letter and not the TCCs of this ARTICLE 8.

     8.2 MANNER OF CONSTRUCTION. Tenant shall utilize only competent contractors, subcontractors, materials, mechanics and materialmen reasonably approved by Landlord, for the construction of any Alterations. Upon Landlord's request (unless Landlord waived, at the time of Landlord's approval of any Alterations pursuant to the provisions of SECTION 8.5, below, its right

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to make such request), Tenant shall, at Tenant's expense, remove such
Alterations upon the expiration or any early termination of the Lease Term; provided, however, that in no event shall Tenant be required to remove any Alterations which are normal and customary improvements vis-a-vis the general implementation of the Permitted Use. If such Alterations will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord's rules and regulations concerning, and all applicable laws pertaining to, hazardous materials or substances with respect to such Alterations. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Diego, all in conformance with Landlord's reasonable construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord's design parameters and code compliance issues to the extent the nature and/or scope of such Alterations reasonably warrant such meeting. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the Building Structure, then Landlord shall, at Tenant's expense, make such changes to the Building Structure. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant's obligations under ARTICLE 9 of this Lease, upon completion of any Alterations which affect the Building Structures, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the "as built" drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

     8.3 PAYMENT FOR IMPROVEMENTS. If payment is made directly to contractors, Tenant shall comply with all applicable laws relating to final lien releases and waivers in connection with Tenant's payment for work to contractors. Whether or not Tenant orders any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's reasonable out-of-pocket costs and expenses reasonably incurred in connection with Landlord's review of any Alterations.

     8.4 CONSTRUCTION INSURANCE. In addition to the requirements of ARTICLE 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount reasonably related to the value of such Alterations, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to ARTICLE 10 of this Lease immediately upon completion thereof. In addition, to the extent (i) Tenant's financial condition does not satisfied the "Required Thresholds", as that term is set forth in SECTION 21.2.2.2, AND (ii) the cost of such Alterations exceeds $500,000.00, Landlord may require Tenant to obtain a lien and completion bond or any other commercially reasonable alternate form of security in connection with Tenant's construction and completion of any such Alterations.

     8.5 LANDLORD'S PROPERTY. All Alterations, improvements, fixtures, equipment and/or appurtenances (other than Tenant's trade fixtures and equipment) which may be installed or placed in or about the Premises, from time to time, shall be and become the property of Landlord

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upon the expiration of this Lease; provided, however, that due to the foregoing,
Tenant hereby agrees to provide Landlord with copies of "as-built" plans relating to the Building Systems to the extent the same have been materially modified as a result of such Alterations. In addition to its trade fixtures and equipment, Tenant may also remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant Improvement Allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to
(i) remove any Alterations or improvements in the Premises; provided, however, in no event shall Tenant be required to remove any Alterations which are normal and customary improvements vis-a-vis the general implementation of the Permitted Use, and/or (ii) remove any initial Tenant Improvements in the lab/manufacturing portion of the Premises identified in advance as removal items pursuant to
SECTION 2.2.2.3 of the Tenant Work Letter by Landlord (collectively, the "EXTRAORDINARY ALTERATIONS"), and to repair any damage to the Premises and Building caused by such removal (reasonable wear and tear excepted); provided, however, if, in connection with its request for Landlord's approval for any such Extraordinary Alterations, (1) Tenant requests Landlord's decision with regard to the removal of such Extraordinary Alterations, and (2) Landlord thereafter agrees in writing to waive the removal requirement when approving such Extraordinary Alterations, then Tenant shall not be required to so remove such Alterations; provided further, however, that if Tenant requests such a determination from Landlord and Landlord, in its approval of any Extraordinary Alterations, fails to address the removal requirement with regard to such Extraordinary Alterations, Landlord shall be deemed to have agreed to waive the removal requirement with regard to such Extraordinary Alterations. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Extraordinary Alterations or improvements in the Premises and to repair any damage to the Premises and Building caused by such removal (reasonable wear and tear excepted), and such failure continues for five (5) business days after written notice from Landlord, then (A) Landlord may do so and may charge the actual cost thereof to Tenant, and (B) to the extent reasonable time required to complete such removal/restoration exceeds the date which is thirty (30) days following the expiration or earlier termination of this Lease, Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the TCCs of ARTICLE 16, below. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease for one (1) year following such expiration or earlier termination. At all times during the Term of this Lease, Tenant shall be entitled to remove, and Landlord shall have no interest in, Tenant's trade fixtures and equipment.

                                    ARTICLE 9

                             COVENANT AGAINST LIENS

     Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least ten (10) business days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within five (5) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises which was performed by or at the request of Tenant shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.

                                   ARTICLE 10

                                    INSURANCE

     10.1 INDEMNIFICATION AND WAIVER. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, "LANDLORD PARTIES") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the TCCs of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the TCCs of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees. Further, Tenant's agreement to indemnify Landlord pursuant to this SECTION 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant's indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this
SECTION 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages (i) incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease or (ii) incurred by Landlord in connection with any repair, physical construction or improvement work performed by or on behalf of Tenant in the Project, but Tenant shall not be responsible for any direct or consequential damages resulting from Landlord's or contractor's acts in connection with the completion by Landlord of the Tenant Improvements in the Premises pursuant to the Tenant Work Letter.

     10.2 LANDLORD'S FIRE, CASUALTY AND LIABILITY INSURANCE. Landlord shall carry commercial general liability insurance with respect to the Building, the Project and the remainder of the Pacific Corporate Center (to the extent the same continues to be owned by Landlord or its Affiliates) during the Lease Term covering the insured against claims of bodily injury and personal injury, for limits of liability not initially less than $3,000,000 each occurrence and $3,000,000 annual aggregate for each of bodily injury and personal injury, and shall further insure the Building (including the Building Structure), and the Project during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be in such amounts, from such companies, and on such other TCCs, as Landlord may from time to time reasonably determine; provided, however, that to the extent consistent with the practices of landlords of Comparable Buildings, such coverage shall be (i) for the full replacement value of the Building and the Project in compliance with all then-existing Applicable Law, and (ii) with companies and have policies meeting the criteria set forth in Section 10.4(iii) of this Lease. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof; provided, however, any such earthquake insurance shall be subject to Tenant's reasonable approval of any earthquake insurance carried by Landlord with respect to the Building; provided further, however, it shall be deemed unreasonable for Tenant to withhold such consent to the extent (A) such earthquake insurance is mandated by applicable governmental entities, or (B) landlords of Comparable Buildings are requiring such earthquake insurance policies be maintained and Landlord's earthquake insurance policy is commercially reasonably vis-a-vis such third party policies. Notwithstanding the foregoing provisions of this SECTION 10.2, the coverage and amounts of insurance carried by Landlord in connection with the Building shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings, and Worker's Compensation and Employer's Liability coverage as required by applicable law. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises for other than normal and customary implementation of the Permitted Use. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase to the extent caused by Tenant's use of the Premises for other than normal and customary implementation of the Permitted Use. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

     10.3 TENANT'S INSURANCE. Tenant shall, to the extent available at commercially reasonable rates, maintain the following coverages in the following amounts.

          10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in
SECTION 10.1 of this Lease, for limits of liability not less than:


          Bodily Injury and                        $3,000,000 each occurrence
          Property Damage Liability                $3,000,000 annual aggregate

          Personal Injury Liability                $3,000,000 each occurrence
                                                   $3,000,000 annual aggregate
                                                   0% Insured's participation

          10.3.2 Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in SECTION 2.1 of the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base and Shell) (the "ORIGINAL Improvements"), and (iii) all other Alterations to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

          10.3.3 Worker's Compensation and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

     10.4 FORM OF POLICIES. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party the Landlord so specifies that has a material financial interest in the Project, as an additional insured, including Landlord's managing agent, if any;
(ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under SECTION 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-:VIII in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; and
(v) provide that said insurance shall not be canceled or coverage changed unless ten (10) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, after written notice to Tenant and Tenant's failure to obtain such insurance within ten (10) days thereafter, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor.

     10.5 SUBROGATION. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

     10.6 ADDITIONAL INSURANCE OBLIGATIONS. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this
ARTICLE 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required by landlords of other Comparable Buildings.

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

     11.1 REPAIR OF DAMAGE TO PREMISES BY LANDLORD. Tenant shall promptly notify Landlord of any damage to, or affecting, the Premises resulting from fire or any other casualty. If the Premises, the Project or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other TCCs of this ARTICLE 11, restore the Base and Shell (but excluding the Tenant Improvements constructed by Tenant pursuant to the Tenant Work Letter) and such Common Areas. Such restoration shall be to substantially the same condition of the Base and Shell (but excluding the Tenant Improvements constructed by Tenant pursuant to the Tenant Work Letter) and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws, provided that access to the Premises and any common restrooms serving the Premises and Tenant's use of shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the "TENANT REPAIR NOTICE") to Landlord from Tenant, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under SECTION 10.3.2 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the greater of (a) the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, or
(b) the amount of insurance required to be maintained hereunder (whether by Landlord or Tenant), the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage. Following delivery of a Tenant Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select (with Tenant's reasonable approval) the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, Landlord shall allow Tenant a proportionate abatement of Rent to the extent the Premises and/or Common Areas are unavailable for Tenant's use and occupancy regardless of whether Landlord is reimbursed from the proceeds of rental interruption insurance purchased or required to be purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

     11.2   OPTIONS TO REPAIR AND/OR TERMINATE.

          11.2.1    LANDLORD'S OPTION TO REPAIR. Notwithstanding the TCCs of
SECTION 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease (or the applicable portion thereof), by notifying Tenant in writing of such termination within forty-five (45) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, if one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within fifteen (15) months after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the damage to the Building (but excluding the Tenant Improvements constructed by Tenant pursuant to the Tenant Work Letter) is not fully covered by Landlord's insurance policies (provided Landlord shall be deemed to have carried (except with regard to any applicable deductibles) one hundred percent (100%) replacement cost fire/casualty insurance); or (iii) the damage occurs during the last twelve (12) months of the Lease Term.

          11.2.2 TENANT'S OPTIONS TO TERMINATE. If Landlord's initial estimate of the rebuilding/reconstruction period is longer than fifteen (15) months, yet Landlord does not elect to terminate this Lease pursuant to Landlord's termination right, Tenant shall have the right to terminate this Lease in writing within twenty (20) business days following its receipt of such initial estimate. If Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and Tenant does not elect, if applicable, to terminate this Lease pursuant to the foregoing sentence, and if the repairs to be made by Landlord are not actually completed within the longer of (X) fifteen (15) months of the date of discovery of the damage, or (Y) such longer period to the extent Landlord's initial estimate of the rebuilding/reconstruction period was longer than fifteen (15) months, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs to be made by Landlord are complete, by notice to Landlord (the "DAMAGE TERMINATION NOTICE"), effective as of a date set forth in the Damage Termination Notice (the "DAMAGE TERMINATION DATE"), which Damage Termination Date shall not be less than five (5) business days following Landlord's receipt of the Damage Termination Notice. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period of thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs to be made by Landlord shall be substantially completed within thirty (30) days after the Damage Termination Date. If such repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if such repairs shall not be substantially completed within such thirty-day period, then this Lease shall termination upon the expiration of such thirty-day period.

     11.3 WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including this ARTICLE 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

                                   ARTICLE 12

                                    NONWAIVER

     No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                                   ARTICLE 13

                                  CONDEMNATION

     13.1 CONDEMNATION. If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, and if as a result thereof Tenant cannot conduct its business operations in substantially the same manner such business operations were conducted prior to such taking while still retaining substantially the same material rights and benefits it bargained to receive under this Lease, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation as a result thereof, Landlord and Tenant shall each have the option to terminate this Lease on ninety
(90) days Notice to the other party effective as of the date possession is required to be surrendered to the authority. Subject to SECTION 13.2 below, Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the TCCs of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this
ARTICLE 13, in the event of a temporary taking of all or any portion of the Premises for a period of ninety (90) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Subject to SECTION 13.2 below, Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

     13.2 TENANT'S RIGHT TO AWARD. Notwithstanding anything to the contrary set forth in SECTION 13.1 above, Tenant shall have the right to claim and recover and Landlord hereby assigns to Tenant from the award, (i) the fair market value of Tenant Improvements and Alterations to the extent paid for solely by Tenant, (ii) fifty percent (50%) of any sum attributable to a diminution of the present value (at the date of such taking) of the fair market rental value of portions of the Premises not condemned for the remainder of the term and any extensions, (iii) fifty percent (50%) of any sum attributable to an excess of the present value (at the date of taking) of the fair market rental value of the condemned portion of the Premises for the remainder of the term and any extensions over the present value at the date of taking of the actual Base Rent for the remainder of the Lease Term and any Option Term, (iv) any sum awarded to Tenant for damages to or loss of Tenant's business, and (v) such compensation as may be separately awarded or recoverable by Tenant on account of any and all costs or losses related to removing Tenant's merchandise, furniture, fixtures, leasehold improvements, and equipment to a new location.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

     14.1 TRANSFERS. Tenant shall not, without the prior written consent (except as otherwise provided in SECTION 14.8 below) of Landlord, which consent will not be unreasonably withheld, conditioned or delayed, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice,
(ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in SECTION 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord's standard consent documents in connection with the documentation of Landlord's consent to such Transfer, (iv) to the extent reasonably necessary for Landlord to make its consent determination, current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as EXHIBIT E. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option (to the extent not cured within the applicable notice and cure period), constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall, within thirty (30) days after written request by Landlord, reimburse Landlord for all reasonable and actual out-of-pocket third-party costs and expenses incurred by Landlord in connection with its review of a proposed Transfer; provided that such costs and expenses shall not exceed One Thousand and No/100 Dollars ($1,000.00) for a Transfer in the ordinary course of business.

     14.2 LANDLORD'S CONSENT. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

          14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

          14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

          14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

          14.2.4    Intentionally Omitted;

          14.2.5 Transferee's financial worth and/or financial stability is insufficient to meet the proposed financial obligations on the date consent is requested;

          14.2.6 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or

          14.2.7 The terms of the proposed Transfer will allow the Transferee (other than a an Affiliate or Permitted Transferee; i.e., any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right).

     If Landlord consents to any Transfer pursuant to the TCCs of this
SECTION 14.2, Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same TCCs as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to SECTION
14.1 of this Lease, provided that if there are any material changes in the TCCs from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this SECTION 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this ARTICLE 14 (including Landlord's right of recapture, if any, under SECTION 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under SECTION 14.2 or otherwise has breached or acted unreasonably under this ARTICLE 14, they shall have the remedies available to them at law or equity. In the event Tenant requests Landlord's consent to a proposed Transfer, Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant's proposed subtenant or assignee) who claim they were damaged by Landlord's wrongful withholding or conditioning of Landlord's consent, unless a court of competent jurisdiction determines that Landlord unreasonably withheld, delayed or conditioned its consent or was otherwise wrongful in its withholding, delaying or conditioning of its consent.

     14.3 TRANSFER PREMIUM. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord forty percent (40%) of any "Transfer Premium," as that term is defined in this SECTION 14.3, received by Tenant from such Transferee. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting all expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent provided to the Transferee, (iii) any brokerage commissions in connection with the Transfer, and (iv) any marketing costs and legal fees, and (v) any other costs or concessions incurred or granted in connection with the Transfer. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for goods or services transferred or rendered by Tenant to Transferee to the extent the same is a subterfuge by Tenant to avoid its obligations under this Lease. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this SECTION 14.3), and the Transferee's Rent and Quoted Rent under SECTION 14.2 of this Lease, the Rent paid during each annual period for the Subject Space, and the Transferee's Rent and the Quoted Rent, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

     14.4   INTENTIONALLY OMITTED.

     14.5 EFFECT OF TRANSFER. If Landlord consents to a Transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer, and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times and upon reasonable prior notice to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's costs of such audit.

     14.6   INTENTIONALLY OMITTED.

     14.7 OCCURRENCE OF DEFAULT. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any

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Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease (beyond any applicable notice and cure periods), Landlord is hereby authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this
ARTICLE 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person.

     14.8 NON-TRANSFERS. Notwithstanding anything to the contrary contained in this ARTICLE 14, an assignment or subletting of all or a portion of the Premises to any entity which acquires all or a part of Tenant, or which is acquired in whole or in part by Tenant, or which is controlled directly or indirectly by Tenant, or which entity controls, directly or indirectly, Tenant or which acquires all or substantially all of the stock or assets of Tenant (in each such case, an "AFFILIATE"), or any entity which owns or is owned by an Affiliate, shall not be deemed a Transfer under this ARTICLE 14, provided that at least thirty (30) days prior to such assignment or sublease (i) Tenant provides Landlord with reasonable evidence that any such entity maintains a net worth, calculated in accordance with generally accepted accounting principals, consistently applied ("NET WORTH"), sufficient to meet the financial obligation hereunder; (ii) Tenant notifies Landlord of any such assignment or sublease; and
(iii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. In the event an assignment or sublease to an Affiliate is made pursuant to the TCCs of this SECTION 14.8, Tenant shall be relieved of its obligations under this Lease to the extent the same become the TCCs of such Affiliate pursuant to such assignment or sublease. In no event shall an offering of stock to third parties by means of a public or private offering constitute a "Transfer." "CONTROL," as used in this SECTION 14.8, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether by ownership of voting securities, by contract or otherwise.

                                   ARTICLE 15

                      SURRENDER OF PREMISES; OWNERSHIP AND
                            REMOVAL OF TRADE FIXTURES

     15.1 SURRENDER OF PREMISES. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery

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Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

     15.2 REMOVAL OF TENANT PROPERTY BY TENANT. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this ARTICLE 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, casualty damage and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises (excluding, however, the initial Tenant Improvements), and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

                                   ARTICLE 16

                                  HOLDING OVER

     If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not, except as set forth below, constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of
(i) the Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) one hundred twenty-five percent (125%) for the first two months of any such holdover and one hundred fifty percent (150%) thereafter. Such month-to-month tenancy shall be subject to every other applicable TCCs contained herein. Notwithstanding the foregoing, Tenant shall have the one-time right, upon notice (the "HOLDOVER NOTICE") to Landlord not less than nine (9) months prior to the expiration of the then Lease Term, to extend the Lease Term for a total period of up to six (6) months (the "PERMITTED HOLDOVER TERM"), in which case the Rent payable by Tenant throughout such Permitted Holdover Term (as opposed to only the first two (2) months pursuant to the first sentence of this ARTICLE 16) shall equal the product of (a) the Rent applicable during the last rental period of the Lease Term under this Lease, and (b) one hundred twenty-five percent (125%). For purposes of this ARTICLE 16, a holding over shall include Tenant's remaining in the Premises more than thirty (30) days after the expiration or earlier termination of the Lease Term, as expressly required pursuant to the TCCs of SECTION 8.5, above, to remove any Extraordinary Alterations located within the Premises and to repair any damage to the Premises and Building caused by such removal (reasonable wear and tear excepted). Except with respect to the Permitted Holdover Term, nothing contained in this
ARTICLE 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this ARTICLE 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies

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of Landlord provided herein or at law. Except as otherwise specifically provided for in this ARTICLE 16 with regard to a Permitted Holdover Term, if Tenant fails to surrender the Premises upon the termination or expiration of this Lease (or the expiration of the Permitted Holdover Term, if any), in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

                                   ARTICLE 17

                              ESTOPPEL CERTIFICATES

     Within fifteen (15) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of EXHIBIT E, attached hereto (or such other substantially similar form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. At any time during the Lease Term, but in no event on more than two (2) occasions during any twelve (12) consecutive month period, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Such statements shall be subject to the confidentiality requirements set forth in
SECTION 29.28 of this Lease. Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord containing the same types of information and within the same periods of time as are set forth above, except for such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant or Tenant's lender, assignee or sublessee, rather than from Tenant to Landlord or to Landlord's lender or potential purchaser.

                                   ARTICLE 18

                                  SUBORDINATION

     Subject to Tenant's receipt of an appropriate non-disturbance agreement(s) as set forth below, this Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. As of the date of this Lease, Landlord covenants that no deed of trust or ground or underlying lease

                                      -46-
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encumbers the Building or Project. Landlord's delivery to Tenant of commercially reasonable non-disturbance agreement(s) (the "NONDISTURBANCE AGREEMENT") in favor of Tenant from any ground lessor, mortgage holders or lien holders of Landlord who later come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant's agreement to be bound by the TCCs of this ARTICLE 18. With regard to such Nondisturbance Agreement, Tenant's only cost in connection therewith shall be its internal review costs (including any legal fees incurred in connection therewith, whether internally or externally sourced). Such commercially reasonable Nondisturbance Agreements shall include the obligation of any such successor ground lessor, mortgage holder or lien holder to (i) recognize Tenant's rights to offset certain amounts against Base Rent due hereunder to the extent expressly permitted pursuant to the TCCs of this Lease,
(ii) recognize Landlord's obligations to comply with the TCCs of this Lease,
(iii) recognize Tenant's rights to otherwise receive certain credits against Rent as set forth in this Lease, and (iv) recognize Tenant's option to purchase the Premises pursuant to the TCCs of ARTICLE 30. Subject to Tenant's receipt of such a Nondisturbance Agreement, Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the TCCs of this Lease to be observed and performed by Tenant. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within fifteen
(15) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases in accordance with the TCCs of this
ARTICLE 18. Subject to Tenant's receipt of the Nondisturbance Agreement described herein, Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

                                   ARTICLE 19

                               DEFAULTS; REMEDIES

     19.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

          19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) business days after Tenant's receipt from Landlord of written notice that the same was not paid when due; or

          19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the

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nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

          19.1.3 To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days; or

          19.1.4    Intentionally omitted; or

          19.1.5 The failure by Tenant to observe or perform according to the provisions of ARTICLES 5, 14, 17 OR 18 of this Lease where such failure continues for more than ten (10) business days after notice from Landlord.

     The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

     19.2 REMEDIES UPON DEFAULT. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

          19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                    (a) The worth at the time of any unpaid rent which has been earned at the time of such termination; plus

                    (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                    (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

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                    (d) Any other amount necessary to compensate Landlord for
all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

                    (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

     The term "RENT" as used in this SECTION 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the TCCs of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in ARTICLE 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

          19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under SECTIONS 19.2.1 AND 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

     19.3 SUBLEASES OF TENANT. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this ARTICLE 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

     19.4 FORM OF PAYMENT AFTER DEFAULT. Following the occurrence of three (3) financial events of default by Tenant in any twelve (12) consecutive month period, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

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     19.5   EFFORTS TO RELET. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

     19.6 LANDLORD DEFAULT. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity. Any award from a court or arbitrator in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Rent next due and payable under this Lease; provided, however, Tenant may not deduct the amount of the award against more than fifty percent (50%) of Base Rent next due and owing (until such time as the entire amount of such judgment is deducted) to the extent following a foreclosure or a deed-in-lieu of foreclosure.

                                   ARTICLE 20

                           COVENANT OF QUIET ENJOYMENT

     Landlord covenants that Tenant shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the TCCs, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                   ARTICLE 21

                       SECURITY DEPOSIT; LETTER OF CREDIT

     21.1 SECURITY DEPOSIT. Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "SECURITY DEPOSIT") in the amount set forth in SECTION 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant,

                                      -50-
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or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute.

     21.2   LETTER OF CREDIT.

          21.2.1    DELIVERY OF LETTER OF CREDIT. Unless the conditions of
SECTION 21.2.2.2 below are then being satisfied, Tenant shall deliver to Landlord, concurrently with the mutual execution of this Lease, an unconditional, clean, irrevocable letter of credit (the "L-C") in an amount as set forth in SECTION 21.2.2, below (the "L-C AMOUNT"), which L-C shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a local San Diego office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord, and which L-C shall be in the form of EXHIBIT H, attached hereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. Landlord acknowledges that the conditions of SECTION 21.2.2.2 are, as of the date of this Lease, initially being satisfied and, accordingly, Tenant is not initially obligated to deliver the L-C concurrently with the mutual execution of this Lease.

          21.2.2    L-C AMOUNT.

                    21.2.2.1 CALCULATION OF L-C AMOUNT. For purposes of this Lease, the "L-C Amount" shall be, at any and all times during the Lease Term, an amount equal to twelve (12) months of the then-current Monthly Installment of Base Rent.

                    21.2.2.2 CONDITIONAL INCREASE/REDUCTION OF L-C AMOUNT. Landlord and Tenant hereby acknowledge and agree that the L-C Amount is subject to increase and reduction throughout the Lease Term at the end of each financial quarter as set forth in this SECTION 21.2.2.2. The starting L-C Amount shall be determined pursuant to the calculation set forth in SECTION 21.2.2.1, above, as of the close of the financial quarter ended December 31, 2001; provided, however, Tenant shall not be required to initially deliver such L-C to the extent (A) Tenant has cash and cash equivalents (collectively, "CASH") in excess, in the aggregate, of Sixty Million Dollars ($60,000,000.00), and (B) Tenant has Market Capitalization in excess of One Hundred Fifty Million Dollars ($150,000,000.00) (such thresholds to be, collectively, the "REQUIRED THRESHOLDS"). "MARKET CAPITALIZATION" means the product of (1) the number of outstanding shares of Tenant on the last day of the applicable financial quarter (i.e., the most recently completed quarter), and (2) the average closing share price during the last thirty (30) calendar days of the applicable financial quarter. Thereafter, (i) to the extent that Tenant continues to maintain the Required Thresholds for four (4) consecutive financial quarters, the then-determined L-C Amount shall be reduced by fifty percent (50%), (ii) to the extent that Tenant continues to maintain the Required Thresholds for eight (8) consecutive financial quarters, the then-determined L-C Amount shall be reduced to $0.00, and (iii) to the extent that Tenant is no longer maintaining the Required Thresholds, the L-C Amount shall be recalculated pursuant to
SECTION 21.2.2.1 based on the Market Capitalization and Cash as of the completion of such quarter and the L-C shall immediately be reissued in the "Required L-C Amount". In the event that such recalculated L-C Amount (at any given time during the Lease Term, the "REQUIRED L-C AMOUNT"), is less than the then-current L-C Amount, Tenant shall have the right

                                      -51-
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to cause the L-C Amount to be reduced to the Required L-C Amount, and Landlord shall timely execute and deliver such commercially reasonable documents to the issuer(s) of the L-C as are presented to Landlord by such issuer(s) and as may be reasonably necessary to effectuate the change to the Required L-C Amount. Likewise, following the completion of each financial quarter throughout the Lease Term, in the event that the Required L-C Amount is greater than the then-current L-C Amount, Tenant shall upon its receipt of written notice from Landlord (the "REESTABLISHMENT NOTICE"), cause the L-C Amount to be increased to equal the Required L-C Amount.

                    21.2.2.3 FAILURE TO REINSTATE; LIQUIDATED DAMAGES. IN THE EVENT THAT TENANT FAILS, WITHIN THIRTY (30) DAYS FOLLOWING TENANT'S RECEIPT OF A REESTABLISHMENT NOTICE WITH REGARD TO THIS LEASE, THEN TENANT'S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED BY ONE HUNDRED TEN (110%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE WHICH IS THIRTY
(30) DAYS AFTER SUCH REESTABLISHMENT NOTICE AND ENDING ON THE EARLIER TO OCCUR OF (I) THE DATE SUCH L-C IS REESTABLISHED PURSUANT TO THE TERMS OF THIS
SECTION 21.2, OR (II) THE DATE WHICH IS NINETY (90) DAYS AFTER THE DATE OF SUCH REESTABLISHMENT NOTICE. IN THE EVENT THAT TENANT FAILS, DURING SUCH THREE (3) MONTH PERIOD FOLLOWING THE DATE OF THE REESTABLISHMENT NOTICE, TO CAUSE THE L-C TO BE REESTABLISHED, THEN TENANT'S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED BY ONE HUNDRED TWENTY-FIVE PERCENT (125%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE WHICH IS NINETY (90) DAYS AFTER THE DATE OF SUCH REESTABLISHMENT NOTICE AND ENDING ON THE DATE SUCH L-C IS RE-ISSUED/REESTABLISHED PURSUANT TO THE TERMS OF THIS SECTION 21.2. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY LANDLORD AS A RESULT OF TENANT'S FAILURE TO TIMELY REESTABLISH THE L-C FOLLOWING THE REESTABLISHMENT NOTICE AS REQUIRED IN THIS
SECTION 21.2, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS LEASE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION 21.2.3 REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH LANDLORD WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT WAIVE OR AFFECT LANDLORD'S RIGHTS AND TENANT'S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS LEASE (EXCEPT THAT THE PARTIES SPECIFICALLY AGREE THAT THE FOREGOING PROVISION WAS AGREED TO IN LIEU OF MAKING FAILURE TO RE-ESTABLISH THE L-C A DEFAULT UNDER THE LEASE). THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO LANDLORD PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION 21.2.3.

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     /s/   SS     JCH                 /s/   MJD     VBS
     -----------------                -----------------
     LANDLORD'S INITIALS              TENANT'S INITIALS

          21.2.3 APPLICATION OF LETTER OF CREDIT. The L-C shall be held by Landlord as security for the faithful performance by Tenant of all the TCC's of this Lease to be kept and performed by Tenant during the Lease Term. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, or if Tenant fails to renew the L-C at least thirty (30) days before its expiration, Landlord may, but shall not be required to, draw upon all or any portion of the L-C for payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any amount of the L-C which is drawn upon by Landlord, but is not used or applied by Landlord, shall be held by Landlord and deemed a security deposit (the "L-C SECURITY DEPOSIT"). If any portion of the L-C is drawn upon, Tenant shall, within ten (10) days after written demand therefor, either (i) deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to cause the sum of the L-C Security Deposit and the amount of the remaining L-C to be equivalent to the amount of the L-C then required under this Lease or (ii) reinstate the L-C to the amount then required under this Lease, and if any portion of the L-C Security Deposit is used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to restore the L-C Security Deposit to the amount then required under this Lease, and Tenant's failure to do so shall be a default under this Lease; provided, however, that upon Tenant's satisfaction of its economic obligations and restoration of the L-C Security Deposit pursuant to this sentence, any unused portion of the drawn upon funds shall be returned to Tenant. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Real Property and the Center and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the L-C Security Deposit and/or the L-C to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the L-C Security Deposit and/or the L-C. Landlord shall pay all costs associated with the transfer or re-issuance of the L-C due to Landlord's transfer or assignment. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm Landlord's transfer or assignment of the L-C Security Deposit and/or the L-C to such transferee or mortgagee. If Tenant is not then in default under this Lease, the L-C Security Deposit and/or the L-C, or any balance thereof, shall be returned to Tenant within thirty (30) days following the expiration of the Lease Term.

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                                   ARTICLE 22

                          TELECOMMUNICATIONS EQUIPMENT

     At any time during the Lease Term, subject to the TCCs of this ARTICLE 22 and ARTICLE 8 of this Lease, Tenant may install, at Tenant's sole cost and expense, but without the payment of any Rent or a license or similar fee or charge, one or more satellite dishes and/or microwave dishes or other communications, HVAC or other equipment servicing the business conducted by Tenant from within the Premises (all such equipment, including non-telecommunication equipment is, for the sake of convenience, defined collectively as the "TELECOMMUNICATIONS EQUIPMENT") upon the roof of the Building. The physical appearance and the size of the Telecommunications Equipment shall be subject to Landlord's reasonable approval, the location of any such installation of the Telecommunications Equipment shall be designated by Tenant subject to Landlord's reasonable approval and Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant's sole cost and expense, as reasonably designated by Landlord. Tenant shall maintain such Telecommunications Equipment, at Tenant's sole cost and expense. In the event Tenant elects to exercise its right to install the Telecommunication Equipment, then Tenant shall give Landlord prior notice thereof. Tenant shall reimburse to Landlord the Actual Costs as defined in SECTION 6.2 reasonably incurred by Landlord in approving such Telecommunications Equipment, provided, however, such reimbursement shall not exceed Five Hundred and No/100 Dollars ($500.00) per approval. Tenant shall remove such Telecommunications Equipment upon the expiration or earlier termination of this Lease and shall return the affected portion of the rooftop and the Building to the condition the rooftop and the Building would have been in had no such Telecommunications Equipment been installed (reasonable wear and tear accepted). Such Telecommunications Equipment shall be installed pursuant to plans and specifications approved by Landlord, which approval will not be unreasonably withheld, conditioned, or delayed. Such Telecommunications Equipment shall, in all instances, comply with applicable governmental laws, codes, rules and regulations. Tenant's rooftop rights with regard to the Telecommunications Equipment shall be exclusive and complete; provided, however, such exclusive and complete use of the rooftop shall be personal to the Original Tenant, its Affiliates and/or any Permitted Transferee.

                                   ARTICLE 23

                                      SIGNS

     23.1 INTERNAL TO PREMISES. Tenant, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby and corridors of the Premises.

     23.2   INTENTIONALLY OMITTED.

     23.3 PROHIBITED SIGNAGE AND OTHER ITEMS. Any signs, notices, logos, pictures, names or advertisements which require Landlord's approval pursuant to this Lease which are installed and that have not been separately approved by Landlord may be removed upon notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Project Common Areas. Any signs (subject to the TCCs of SECTION 23.4 of

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this Lease), window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed and shall not be denied merely because it affects the appearance of the Building; provided, however, Landlord may require that a uniform exterior appearance of the Building be maintained.

     23.4 TENANT'S SIGNAGE. Tenant shall be entitled to install the following signage in connection with Tenant's lease of the Premises (collectively, the "TENANT'S SIGNAGE"):

                         (i) One (1) building sign identifying Tenant's name and logo located at the top of the Building; and

                         (ii) Exclusive signage on (x) a monument to be located on the Project at the main entrance point to the Project, and (y) to the extent any requisite permits/approvals from applicable governmental entities is secured by Tenant, a monument to be located adjacent to the entrance of the Building, both locations as set forth on the "Pre-Approved Form of Tenant's Signage" attached hereto as EXHIBIT L (the "PROJECT MONUMENT SIGNS") or other location(s) mutually and reasonably agreed to between the parties; provided, however, Landlord shall not install any other signage on the Project except that Landlord may, subject to Tenant's reasonable approval and at Landlord's sole cost and expense, place a standard "owned and managed" sign at a location on the Project reasonably approved by Tenant. In no event shall such Landlord identification sign be larger or more prominent than any of Tenant's Signage. Landlord may also, subject to Tenant's reasonable approval and at Landlord's sole cost and expense, install a small sign indicating its ownership and management of the Building in the interior of the Building lobby in a location and of a size reasonably approved by Tenant.

          23.4.1 SPECIFICATIONS AND PERMITS. Tenant's Signage shall set forth Tenant's name and logo (or that of its Affiliates, Permitted Assignee or applicable subtenant, as the case may be) as determined by Tenant in its sole discretion; provided, however, in no event shall Tenant's Signage include an "Objectionable Name," as that term is defined in SECTION 23.4.2, of this Lease; provided further, however, in no event shall any single sign contain the names/logos for more than three (3) separate entities. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant's Signage (collectively, the "SIGN SPECIFICATIONS") shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Pacific Corporate Center. Landlord hereby pre-approves the depiction of Tenant's Project Signage (and the Sign Specifications contained therein) set forth in EXHIBIT L attached to this Lease. For purposes of this SECTION 23.4.1, the reference to "name" shall mean name and/or logo. In addition, Tenant's Signage shall be subject to Tenant's receipt of all required governmental permits and approvals and shall be subject to all Applicable Law and to any covenants, conditions and restrictions affecting the Project. Landlord

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shall use commercially reasonable efforts to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant's Signage. Tenant hereby acknowledges that, notwithstanding Landlord's approval of Tenant's Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant's Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant's Signage, Tenant's and Landlord's rights and obligations under the remaining TCCs of this Lease shall be unaffected.

          23.4.2 OBJECTIONABLE NAME. To the extent Original Tenant, its Affiliates and/or Permitted Assignee desires to change the name and/or logo set forth on Tenant's Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an "OBJECTIONABLE NAME"). The parties hereby agree that the name "Vical Incorporated," or any reasonable derivation thereof (including "Vical Incorporated - the Naked DNA Company"), shall not be deemed an Objectionable Name.

          23.4.3 TERMINATION OF RIGHT TO TENANT'S SIGNAGE. The rights contained in this SECTION 23.4 shall be personal to the Original Tenant, and may only be exercised by the Original Tenant, its Affiliates, any Permitted Assignee and any sublessee approved pursuant to the TCCs of ARTICLE 14 (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease).

          23.4.4 COST AND MAINTENANCE. The costs of the actual signs comprising Tenant's Signage and the installation, design, construction, and any and all other costs associated with Tenant's Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant; provided, however, the actual costs of such initial installation, design and construction shall be subject to reimbursement from the Tenant Improvement Allowance pursuant to
SECTION 2.2.1 of the Tenant Work Letter. Should Tenant's Signage require repairs and/or maintenance, as determined in Landlord's reasonable judgment, Landlord shall have the right to provide Notice thereof to Tenant and Tenant shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such Notice from Landlord, at Tenant's sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall, upon the delivery of an additional ten (10) business days' prior written notice, have the right to cause such work to be performed and to charge Tenant as Additional Rent for the Actual Cost of such work. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's sole cost and expense, cause Tenant's Signage to be removed and shall cause the areas in which such Tenant's Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant's Signage except for ordinary wear and tear. If Tenant fails to timely remove such Tenant's Signage or to restore the areas in which such Tenant's Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all Actual Costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's

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receipt of an invoice therefor. The TCCs of this SECTION 23.4.4 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 24

                               COMPLIANCE WITH LAW

     Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance, decrees, codes, common law, judgments, orders, rulings, awards or other governmental or quasi-governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated including any "Environmental Laws," as that term is set forth in SECTION 29.33 of this Lease (collectively, "APPLICABLE LAWS"). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant's use of the Premises for non-general office use, (ii) the Alterations or Tenant Improvements in the Premises, or (iii) the Base and Shell, but, as to the Base and Shell, only to the extent such obligations are triggered by Tenant's Alterations, the Tenant Improvements, or use of the Premises for other than normal and customary implementation of the Permitted Use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations to the extent such standards or regulations relate to Tenant's particular manner of use of the Premises for other than general office purposes, the Tenant Improvements located in the Premises, or any Alterations thereof; provided that Landlord shall comply with any standards or regulations which relate to the Base and Shell (but excluding the Tenant Improvements constructed by Tenant pursuant to the Tenant Work Letter), unless such compliance obligations are triggered by the Tenant Improvements or the Alterations in the Premises, in which event such compliance obligations shall be at Tenant's sole cost and expense; provided further, and notwithstanding the foregoing, that Tenant shall not be required to make any repair to, modification of, or addition to the Base and Shell (but excluding the Tenant Improvements constructed by Tenant pursuant to the Tenant Work Letter) except and to the extent required because of Tenant's use of the Premises for other than normal and customary implementation of the Permitted Use. The judgment of any court of competent jurisdiction or the admission by either party hereto in any judicial action, regardless of whether this other party is a party thereto, that such party has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Project and Base and Shell, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant's Parties or create a significant health hazard for Tenant's Parties or otherwise materially interfere with or materially affect Tenant's Permitted Use and enjoyment of the Premises. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this ARTICLE 24 to the extent consistent with, and amortized to the extent required by, the TCCs of SECTION 4.2.4 of this Lease.

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                                   ARTICLE 25

                                  LATE CHARGES

     If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days following written notice that said amount was not paid when due, then Tenant shall pay to Landlord a late charge equal to three percent (3%) of the overdue amount. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five
(5) business days following written notice that such amount was not paid when due shall bear interest from the date when due until paid at an annual interest rate equal to the Prime Rate (as stated under the column "Money Rates" in THE WALL STREET JOURNAL) plus two percent (2%); provided, however, in no event shall such annual interest rate exceed the highest annual interest rate permitted by applicable law.

                                   ARTICLE 26

              LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

     26.1 LANDLORD'S CURE. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under SECTION 19.1.2, above, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

     26.2 TENANT'S REIMBURSEMENT. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days following delivery by Landlord to Tenant of receipts therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of SECTION 26.1; and (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in ARTICLE 10 of this Lease. Tenant's obligations under this SECTION 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                   ARTICLE 27

                                ENTRY BY LANDLORD

     Landlord reserves the right during normal business hours, when accompanied by a representative of Tenant and upon no less than forty-eight (48) hours prior notice to Tenant (except in the case of an "Emergency," as that term is defined hereinbelow), and in compliance with Tenant's reasonable security measures and any applicable FDA rules and regulations, to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or, during the last nine (9) months of the Lease Term, tenants, or to current or

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prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or (iv) improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building Structure. Notwithstanding anything to the contrary contained in this
 ARTICLE 27, Landlord may enter the Premises at any time to (A) perform services expressly required of Landlord pursuant to the TCCs of this Lease; (B) take possession due to any breach of this Lease in the manner provided herein; and
(C) during normal business hours, when accompanied by a representative of Tenant and upon forty-eight (48) hours prior notice, perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent (except as otherwise expressly set forth in this Lease to the contrary) and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except with respect to damage to Tenant's personal property or the amount of any physical injury, but only to the extent caused by the gross negligence or willful misconduct of Landlord. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant (the "SECURITY AREAS"). Notwithstanding anything set forth in this ARTICLE 27 to the contrary, Landlord shall have no access or inspection rights as to the Security Areas, except in the event of an Emergency where such entry is reasonably required. In an Emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises, provided Landlord has reasonably attempted, but to no avail, to obtain Tenant's immediate cooperation in connection therewith. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein. For purposes of this Lease, and "EMERGENCY" shall mean a situation which entails imminent material danger or damage to persons or to property.

                                   ARTICLE 28

                                 TENANT PARKING

     Tenant and the Tenant's parties (including Tenant's visitors) shall be entitled to utilize, without charge, commencing on the date this Lease if fully executed and delivered between Landlord and Tenant, the amount of parking spaces set forth in SECTION 9 of the Summary, on a monthly basis throughout the Lease Term, which parking spaces shall be located in the Project parking areas. Each parking space shall be for a single, non-tandem space. Included in such allotment of parking spaces provided in the Summary shall be the number of handicapped parking spaces required by Applicable Law. The location of Tenant's parking spaces shall be as set forth on EXHIBIT J, attached hereto. Tenant may cause all of such parking spaces to be marked "reserved for Vical" or otherwise denoted to be reserved for its use; provided, however, in connection therewith, Tenant shall additionally be responsible for posting any governmentally required notices. In addition, Tenant may establish a sticker or other identification system; provided, however, the enforcement of Tenant's parking areas only for such stickered or otherwise identified Tenant visitors/guests shall be reasonably conducted by Landlord; provided

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further, however, that to the extent Landlord fails to reasonably enforce such system, Tenant may (following written notice thereof to Landlord) itself take reasonable actions to enforce such system. Tenant shall cooperate with Landlord to attempt to require that Tenant Parties comply with the Rules and Regulations which are prescribed from time to time by Landlord for the orderly operation and use of the parking areas where the parking spaces are located Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of that portion of the Project Common Areas relating to parking areas and improvements allocated to the other buildings within the Pacific Corporate Center, and Tenant acknowledges and agrees that Landlord may, at any time upon thirty (30) days' prior written notice to Tenant, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Project parking areas only for purposes of permitting or facilitating any such construction, alteration or improvements, not to exceed, without Tenant's reasonable approval, three (3) business days for any single occasion or seven
(7) business days in any calendar year; provided, however, that to the extent it is practicable for such work to be conducted (and completed) on weekends and/or national holidays, Landlord shall take commercially reasonable steps to do so. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking spaces provided to Tenant pursuant to this
ARTICLE 28 are provided to Tenant solely for use by Tenant's own personnel, visitors and Tenant's occupants and such spaces may not be transferred, assigned, subleased or otherwise alienated by Tenant, except on a pro-rata basis in connection with an assignment or subletting of the Premises permitted or approved in accordance with the TCCs of ARTICLE 14.

                                   ARTICLE 29

                            MISCELLANEOUS PROVISIONS

     29.1 TERMS; CAPTIONS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

     29.2 BINDING EFFECT. Subject to all other provisions of this Lease, each of the TCCs and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of ARTICLE 14 of this Lease.

     29.3 NO AIR RIGHTS. Except for Tenant's rights regarding Telecommunications Equipment set forth in ARTICLE 22, no rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the

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Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

     29.4 REASONABLENESS AND GOOD FAITH. Except for determinations expressly described as being in the "absolute discretion" of the applicable party, neither Landlord nor Tenant shall unreasonably withhold or delay any consent, approval or other determination provided for hereunder, and determinations subject to absolute discretion shall not be unreasonably delayed. In the event that either Landlord or Tenant disagrees with any determination made by the other hereunder (other than a determination in the absolute discretion of the determining party) and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten
(10) business days following such request.

     29.5 TRANSFER OF LANDLORD'S INTEREST. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease so long as such transfer is not a subterfuge to avoid Landlord's obligations under this Lease, and Tenant agrees that in the event of any such transfer, and if the transferee assumes the applicable obligations Landlord shall automatically be released from all liability (to the extent such obligations are assumed by the transferee) under this Lease not accrued as of the date of the transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder for events occurring after the date of transfer upon agreement by such transferee to fully assume and be liable for all obligations of this Lease to be performed by Landlord which first accrue or arise after the date of the conveyance (and including the return of any Security Deposit), and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security. Such transfer shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder. Landlord acknowledges that to the extent any Landlord obligation or liability under this Lease is accrued prior to the date of such transfer which is not specifically assumed by the transferee, the same shall remain an obligation/liability of Landlord.

     29.6 RECORDING. A "Memorandum of Lease," substantially in the form attached hereto as EXHIBIT M, shall be executed and acknowledged by Landlord and Tenant concurrently with the execution of this Lease and either Landlord or Tenant may, at such party's sole cost and expense, record such Memorandum of Lease.

     29.7 LANDLORD'S TITLE. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

     29.8 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

     29.9 APPLICATION OF PAYMENTS. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

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     29.10  TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

     29.11 PARTIAL INVALIDITY. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

     29.12 NO WARRANTY. In executing and delivering this Lease, Tenant has not relied on any representations (except as specifically set forth in this Lease), including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

     29.13 LANDLORD EXCULPATION. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the net interest of Landlord (following payment of any outstanding liens and/or mortgages, whether attributable to sales or insurance proceeds or otherwise) in the Project (including any insurance proceeds which Landlord receives). Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this SECTION 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

     29.14 ENTIRE AGREEMENT. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the TCCs or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

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     29.15  RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Pacific Corporate Center as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Pacific Corporate Center. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Pacific Corporate Center.

     29.16 FORCE MAJEURE. Any prevention, delay or stoppage due to (i) strikes, lockouts, labor disputes, acts of God (including inclement weather), inability to obtain services, labor, or materials (which objectively preclude Tenant from obtaining from any reasonable source of union labor or substitute materials at a reasonable cost necessary for completing the Tenant Improvements), (ii) governmental actions (which do not specifically relate to the construction of the Tenant Improvements and which objectively preclude construction of tenant improvements in the Pacific Corporate Center by any person), or (iii) acts of war or terrorism, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a "FORCE MAJEURE"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure; provided, however, such extension shall not exceed one hundred twenty
(120) consecutive days.

     29.17  INTENTIONALLY OMITTED.

     29.18 NOTICES. All notices, demands, statements, designations, approvals or other communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be
(A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("MAIL"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in SECTION 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is received or attempted to be made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the TCCs of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

                    LANDLORD:

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                                    Kilroy Realty Corporation
                                    2250 East Imperial Highway
                                    Suite 1200
                                    El Segundo, California  90245
                                    Attention:  Legal Department

                                    with copies to:

                                    Kilroy Realty Corporation
                                    3811 Valley Centre Drive, Suite 300
                                    San Diego, California  92130
                                    Attention:  Mr. Roger Simsiman

                                    and

                                    Allen, Matkins, Leck, Gamble & Mallory
                                    1901 Avenue of the Stars, Suite 1800
                                    Los Angeles, California 90067
                                    Attention:  Anton N. Natsis, Esq.

                                    TENANT:

                                    Prior to the Lease Commencement Date:

                                    Vical Incorporated
                                    9373 Towne Centre Drive
                                    San Diego, California  92121
                                    Attention:  Chief Financial Officer
                                    (if via U.S. Mail)

                                    or

                                    Vical Incorporated
                                    4510 Executive Drive, Suite 215
                                    San Diego, California 92121
                                    Attention:  Chief Financial Officer
                                    (if via Federal Express or messenger)

                                    with a copy to:

                                    Vical Incorporated
                                    9373 Towne Centre Drive
                                    San Diego, California  92121
                                    Attention:  General Counsel
                                    (if via U.S. Mail)

                                    or

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                                    Vical Incorporated
                                    4510 Executive Drive, Suite 215
                                    San Diego, California 92121
                                    Attention:  General Counsel
                                    (if via Federal Express or messenger)

                                    and at such time after the Lease
                                    Commencement Date that Tenant notifies
                                    Landlord of such change:

                                    Vical Incorporated
                                    at the Premises to the attention
                                    of Chief Financial Officer

                                    with a copy to:

                                    Vical Incorporated
                                    at the Premises to the attention
                                    of General Counsel

     29.19 JOINT AND SEVERAL. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

     29.20 AUTHORITY. Each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten
(10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation and (ii) qualification to do business in California.

     29.21 ATTORNEYS' FEES. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

     29.22 GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California. Except as otherwise provided herein, all disputes arising hereunder, and all legal actions and proceedings related thereto, shall be solely and exclusively initiated and maintained in the court with the appropriate jurisdiction located in the City of San Diego, County of San Diego, State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA,

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AND (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW. IN THE
EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

     29.23 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     29.24 BROKERS. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only CB Richard Ellis (as specified in SECTION 12 of the Summary, the "BROKER"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. Landlord and Tenant each acknowledge that the Broker is representing both Landlord and Tenant with regard to this Lease.

     29.25 INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

     29.26 PROJECT OR BUILDING NAME AND SIGNAGE. Landlord shall have the right at any time to change the name of the Pacific Corporate Center and to install, affix and maintain any and all signs on the exterior and on the interior of any other building in Pacific Corporate Center other than the Building as Landlord may, in Landlord's sole discretion, desire. Landlord shall not have the right to change the name of the Project or to install or affix any signs on the exterior or on the interior of the Building except as otherwise expressly set forth in
ARTICLE 23 of this Lease. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant may use a picture of the Building showing its name thereon in its advertising and promotional materials.

     29.27 COUNTERPARTS. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

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     29.28  CONFIDENTIALITY. Landlord and Tenant each hereby acknowledge that the contents of this Lease and any related documents are confidential information. Each of the parties shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Landlord's or Tenant's partners, administrators, consultants, financial, legal, and space planning consultants, a prospective or current purchaser, mortgagee, or ground or underlying lessor of the Building or the Project, a prospective Transferee, and except as required by Applicable Law or in connection with a dispute or litigation hereunder or as required by subpoena. Tenant shall have the right to review and approve (with no less than seventy-two (72) hour advance notice) any press releases of Landlord which reference Tenant by name (or makes reference in such a manner to preclude any entity other than Tenant).

     29.29 TRANSPORTATION MANAGEMENT. Tenant shall fully comply with all present or future mandatory programs required by applicable law (provided Landlord provides Tenant with sufficient prior notice of such program's requirements) which are intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

     29.30 EMERGENCY GENERATOR. Subject to Landlord's approval, which shall not be unreasonably withheld or delayed, and subject to the TCCs of this
SECTION 29.30 and ARTICLE 8 of this Lease, Tenant may install, for Tenant's own use and at Tenant's sole cost and expense, but without the payment of any Rent or a license or similar fee or charge, an emergency generator, cooling towers, storage enclosures and related enclosures and equipment (all such equipment defined collectively as the "EMERGENCY GENERATOR") in, on or adjacent to the Building (such location to be reasonably determined in conjunction with Landlord and Landlord's reasonable requirements). The location, physical appearance and the size of the Emergency Generator shall be subject to Landlord's reasonable approval, and Landlord may require Tenant to install screening around such Emergency Generator, at Tenant's sole cost and expense, as reasonably designated by Landlord; provided, however, Landlord hereby pre-approves the embankment area for the installation of such Emergency Generator as identified on EXHIBIT A-3; provided further, however, that to the extent such Emergency Generator is located on Project parking areas, the number of spaces so used shall commensurately reduce Landlord's obligation to provide a particular number of spaces as otherwise set forth in ARTICLE 28 of this Lease. Tenant shall maintain such Emergency Generator, at Tenant's sole cost and expense. In the event Tenant elects to exercise its right to install the Emergency Generator, then Tenant shall give Landlord no less than forty-five (45) days prior written notice thereof. Tenant shall reimburse to Landlord the actual costs reasonably incurred by Landlord in approving such Emergency Generator. Tenant shall remove such Emergency Generator upon the expiration or earlier termination of this Lease and shall repair any damage to the Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Such Emergency Generator shall be installed pursuant to plans and specifications approved by Landlord, which approval will not be unreasonably withheld. Such Emergency Generator shall, in all instances, comply with applicable governmental laws, codes, rules and regulations.

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     29.31  NO VIOLATION. Landlord and Tenant hereby warrant and represent that neither its execution of nor performance under this Lease shall cause either party to be in violation of any agreement, instrument, contract, law, rule or regulation by which it is bound, and each party shall protect, defend, indemnify and hold the other harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

     29.32 COMMUNICATIONS AND COMPUTER LINES. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the "LINES") at the Project in or serving the Premises, provided that (i) Tenant shall use an experienced and qualified contractor and comply with all of the other provisions of ARTICLES 7 AND 8 of this Lease, (ii) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, and (iii) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition. Landlord acknowledges that Tenant may, without any charge therefore, exclusively use any existing conduit running from the street directly to the Building.

     29.33  HAZARDOUS SUBSTANCES.

            29.33.1 DEFINITIONS. For purposes of this Lease, the following definitions shall apply: "HAZARDOUS MATERIAL(S)" shall mean any substance or material that is described as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the "Environmental Laws," as that term is defined below in this SECTION 29.33.1, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. "ENVIRONMENTAL LAWS" shall mean all federal, state, local and quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations and guidance documents now or hereafter be enacted or promulgated as amended from time to time, in any way relating to or regulating Hazardous Materials.

            29.33.2 COMPLIANCE WITH ENVIRONMENTAL LAWS. Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the TCCs of ARTICLE 24 of this Lease.

            29.33.3 INDEMNIFICATIONS. Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from any and all Claims arising from any Hazardous Materials to the extent placed in, on, under or about the Project by Landlord or a Landlord Party. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from any and all

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Claims arising from any Hazardous Materials to the extent placed in, on, under or about the Premises or the Project by Tenant or Tenant Parties.

     29.34  DEVELOPMENT OF THE PACIFIC CORPORATE CENTER.

           29.34.1 SUBDIVISION. Following the lot-line adjustment identified in SECTION 1.1.2 of this Lease, Landlord reserves the right to further subdivide all or a portion of the Pacific Corporate Center (other than the Project).

           29.34.2 THE OTHER IMPROVEMENTS. If portions of the Pacific Corporate Center or property adjacent to the Pacific Corporate Center (collectively, the "OTHER IMPROVEMENTS") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, and (iii) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Subject to ARTICLE 30 of this Lease, nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to convey all or any portion of the Project or any other of Landlord's rights described in this Lease, provided such conveyance by Landlord does not adversely impact Tenant's use or occupancy of the Premises or the Project.

     29.35 INDEMNIFICATION BY LANDLORD. Landlord shall defend, indemnify and hold Tenant and its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, the "TENANT PARTIES") harmless from and against any and all costs (including reasonable attorneys' fees and costs) and claims of liability for of loss from personal injury to the extent such claims result from the use of the Project by Landlord and Landlord's Parties, provided that the provisions of this SECTION 29.35 shall not apply to any claim to the extent arising from or in connection with any negligent or intentional conduct of Tenant or a Tenant Party.

     29.36 NO DISCRIMINATION. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

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                                   ARTICLE 30

                           OPTION TO PURCHASE PREMISES

     30.1 PURCHASE OPTION. Subject to the TCCs of SECTION 30.5 below, the Original Tenant, its Affiliates and any Permitted Assignee shall have a one-time right to purchase the Premises (the "PURCHASE OPTION"), upon the terms and conditions set forth in this ARTICLE 30.

     30.2 PROCEDURE FOR EXERCISE. If Tenant wishes to exercise Tenant's Purchase Option, Tenant shall deliver notice (the "EXERCISE NOTICE") to Landlord of Tenant's irrevocable election to exercise the Purchase Option no sooner than the first day of the ninth (9th) Lease Year and not later than the last day of the ninth (9th) Lease Year (the "OPTION EXERCISE PERIOD"). In order for the Exercise Notice to be effective hereunder, concurrently with the delivery of the "Purchase Contract" to "Escrow Holder" (as those terms are set forth below) as more particularly set forth below, Tenant shall deliver to "Escrow Holder" a cashier's check or wire transfer of immediately available funds in an amount equal to $250,000.00 (the "INITIAL NON-REFUNDABLE DEPOSIT"), which amount shall be held by Escrow Holder, released to Landlord, and otherwise applied against the "Purchase Price," all in accordance with the TCCs of the Purchase Contract. Within fifteen (15) business days following the date of Landlord's receipt of the Exercise Notice in accordance with the terms of this SECTION 30.2, (i) Landlord and Tenant shall mutually and reasonably agree upon an escrow holder to be utilized in connection with the sale of the Premises to Tenant (the "ESCROW HOLDER"), and (ii) Landlord and Tenant shall execute and deliver to Escrow Holder a purchase and sale contract in the form attached hereto as EXHIBIT I (the "PURCHASE CONTRACT"). The date upon which the Escrow Holder has received both parties executed counterparts of the Purchase Contract and the Initial Non-Refundable Deposit from Tenant shall be known as the "OPENING OF ESCROW". On or before the date which is ninety (90) days following the date of Landlord's receipt of the Exercise Notice, Tenant shall deliver to Landlord, as more particularly set forth in the Purchase Contract, a cashier's check or wire transfer of immediately available funds in an amount equal to $100,000.00 (the "ADDITIONAL NON-REFUNDABLE DEPOSIT"), which amount shall be applied against the Purchase Price. The Initial Non-Refundable Deposit (including any interest earned during the time the same was held by Escrow Holder prior to its release to Landlord) and the Additional Non-Refundable Deposit shall be, collectively, the "NON-REFUNDABLE DEPOSIT." The Purchase Contract shall not be subject to negotiation or modification, except as specifically set forth herein and except to fill in blanks and/or to comply with applicable laws; provided, however, that to the extent suitable cross-easement and access agreements (with pro-rata cost splitting provisions) have not been recorded against the Property and the remainder of the Pacific Corporate Center in conjunction with the lot-line adjustment pursuant to the TCCs of SECTION 1.1.2 of this Lease, such Purchase Contract shall be modified such that the same shall become conditions precedent to the Close of Escrow. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its Purchase Option, if at all, with respect to all of the Premises, and Tenant may not elect to purchase only a portion thereof.

     30.3 PURCHASE PRICE. The purchase price of the Property shall be determined pursuant to the provisions of SECTIONS 2.2 AND 2.3 of the Purchase Contract.

     30.4 CLOSING DATE. The "CLOSING DATE" shall occur on the date which is one hundred eighty (180) days following the date of Landlord's receipt of the Exercise Notice in accordance with the terms of SECTION 30.2, above, provided that upon notice to Tenant and Escrow Holder at least ninety (90) days prior to the originally scheduled Closing Date, Landlord shall have the one-time right to extend the Closing Date to a date occurring on or before the last day of the tenth (10th) Lease Year (the "OUTSIDE CLOSING DATE"). If the Closing Date, as determined pursuant to this ARTICLE 30, is not a business day, the Closing Date shall be the first business day following the date the Closing Date would have occurred had the same occurred in accordance with the terms hereof. Upon the "Close of Escrow," as that term is defined in the Purchase Contract, this Lease shall automatically terminate and be of no further force or effect, except with respect to the provisions hereof which survive the expiration or earlier termination of this Lease, including, without limitation, the payment by Tenant of all amounts due Landlord under this Lease through and including the Close of Escrow.

     30.5   TERMINATION OF PURCHASE OPTION. The rights contained in this
ARTICLE 30 shall be personal to the Original Tenant, and may only be exercised by the Original Tenant, its Affiliates and any Permitted Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease). The Purchase Option granted herein shall terminate upon the failure by Tenant to satisfy EITHER of the following: (i) timely deliver the Exercise Notice and the Initial Non-Refundable Deposit, or (ii) timely deliver the Additional Non-Refundable Deposit. Tenant shall not have the right to purchase the Property, as provided in this ARTICLE 30, if, as of either of (A) the date of the attempted exercise of the Purchase Option by Tenant, or (B) the Closing Date, Tenant is in default under this Lease (beyond any applicable notice and cure periods).

     30.6 LIQUIDATED DAMAGES - NON-REFUNDABLE DEPOSIT. IF, FOLLOWING TENANT'S DELIVERY OF TENANT'S EXERCISE NOTICE TO LANDLORD, THE SALE OF THE PREMISES TO TENANT IS NOT CONSUMMATED DUE TO A "LANDLORD DEFAULT" AS THAT TERM IS SET FORTH IN THE PURCHASE CONTRACT, OR DUE TO TENANT'S EXERCISE OF AN EXPRESS TERMINATION RIGHT CONTAINED IN SUCH PURCHASE CONTRACT, THE NON-REFUNDABLE DEPOSIT SHALL BE REFUNDED AND DELIVERED TO TENANT WITHIN THREE (3) BUSINESS FOLLOWING RECEIPT BY LANDLORD AND ESCROW HOLDER OF TENANT'S WRITTEN DEMAND THEREFORE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS ARTICLE 30, THIS LEASE OR THE PURCHASE CONTRACT, IF, FOLLOWING TENANT'S DELIVERY OF TENANT'S EXERCISE NOTICE TO LANDLORD AND THE EXPIRATION OF THE "CONTINGENCY PERIOD," AS THAT TERM IS SET FORTH IN SECTION 4.1 OF THE PURCHASE CONTRACT, THE SALE OF THE PREMISES TO TENANT IS NOT CONSUMMATED FOR ANY REASON OTHER THAN LANDLORD'S DEFAULT UNDER THE PURCHASE CONTRACT OR TENANT'S EXERCISE OF AN EXPRESS TERMINATION RIGHT CONTAINED IN SUCH PURCHASE CONTRACT, LANDLORD SHALL BE ENTITLED TO RETAIN THE NON-REFUNDABLE DEPOSIT AS LANDLORD'S LIQUIDATED DAMAGES. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY LANDLORD AS A RESULT OF TENANT'S FAILURE TO COMPLETE THE PURCHASE OF THE PREMISES PURSUANT TO THIS ARTICLE 30 AND THE PURCHASE

CONTRACT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE
OF THIS LEASE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH LANDLORD WILL INCUR AS A RESULT OF SUCH FAILURE; PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT LIMIT LANDLORD'S RIGHTS TO RECEIVE REIMBURSEMENT FOR ATTORNEYS' FEES. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION 30.6.

     /s/   SS     JCH                 /s/   MJD     VBS
     -----------------                -----------------
     LANDLORD'S INITIALS              TENANT'S INITIALS

     30.7 NO BROKERS OR COMMISSIONS. Each party represents to the other that there are no brokers which are owed any real estate brokerage commission or finder's fee in connection with the Purchase Option. Landlord and Tenant each agree to indemnify and hold the other harmless from and against all liability, claims, demands, damages, or costs of any kind arising from or connected with any broker's or finder's fee or commission or charge claimed to be due from any person arising from the indemnifying party's conduct with respect to the contemplated purchase and sale.

                          [continued on following page]

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

                                     "LANDLORD":

                                     KILROY REALTY, L.P.,
                                     a Delaware limited partnership

                                     By:  Kilroy Realty Corporation,
                                          a Maryland corporation,
                                          General Partner

                                          By:  /s/ STEVE SCOTT
                                               ---------------

                                          Its: SENIOR VICE PRESIDENT

                                          By:  /s/ JEFFREY C. HAWKINS
                                               ----------------------

                                          Its: EXECUTIVE VICE PRESIDENT

                                               CHIEF OPERATING OFFICER

                                     "TENANT":

                                     VICAL INCORPORATED,
                                     a Delaware corporation

                                     By:  /s/ MARTHA J. DEMSKI
                                          --------------------

                                     Its: VICE PRESIDENT/CFO

                                     By:  /S/ VIJAY B. SAMANT
                                          -------------------

                                     Its: PRESIDENT AND CEO

                                    EXHIBIT A

                   PACIFIC CORPORATE CENTER LOT 25/27 PROJECT

                    [GRAPHIC DEPICTING OUTLINE OF BUILDING &

                            PACIFIC CORPORATE CENTER]

                                    EXHIBIT A

                                   EXHIBIT A-1

                   PACIFIC CORPORATE CENTER LOT 25/27 PROJECT

                      INITIAL LEGAL DESCRIPTION OF PROJECT
              (INCLUSIVE OF REMAINDER OF PACIFIC CORPORATE CENTER)

PARCELS 2 AND 3 OF PARCEL MAP NO. 15121, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, JANUARY 29, 1988 AS FILE NO. 88-243556 OF OFFICIAL RECORDS.

                                   EXHIBIT A-1

                                   EXHIBIT A-2

                   PACIFIC CORPORATE CENTER LOT 25/27 PROJECT

                     [GRAPHIC DEPICTING LOT-LINE ADJUSTMENT]

                                   EXHIBIT A-2

                                   EXHIBIT A-3

                   PACIFIC CORPORATE CENTER LOT 25/27 PROJECT

                     [GRAPHIC DEPICTING CURRENT COMMON AREAS
                 (INCLUDING DESIGNATION OF EMBANKMENT AVAILABLE
               TO TENANT FOR CONSTRUCTION OF EMERGENCY GENERATOR)]

                                   EXHIBIT A-3

                                   EXHIBIT A-4

                   PACIFIC CORPORATE CENTER LOT 25/27 PROJECT

                            SUPERIOR RIGHTS HOLDERS'
                           EXISTING POSSESSORY RIGHTS

Nanogen (as to the FO Building located at 10398 Pacific Center Court):

     -    Existing lease term for entire building expires on March 31, 2010.

     - Nanogen may exercise, on or before June 30, 2009, an option to extend the existing lease term until March 31, 2015.

CN Biosciences (as to the FO Building located at 10394 Pacific Center Court):

     -    Existing lease term for entire building expires on August 15, 2008.

     - CN Biosciences may exercise, on or before February 15, 2008 and February 15, 2013, respectively, two (2) options to extend the existing lease term until August 15, 2013 and August 15, 2018, respectively.

                                   EXHIBIT A-4

                                    EXHIBIT B

                   PACIFIC CORPORATE CENTER LOT 25/27 PROJECT

                               TENANT WORK LETTER

     This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of ARTICLES 1 THROUGH 30 of the Lease to which this Tenant Work Letter is attached as EXHIBIT B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portion of SECTIONS 1 THROUGH 6 of this Tenant Work Letter.

                                    SECTION 1

                 LANDLORD'S INITIAL CONSTRUCTION IN THE PREMISES

     1.1 BASE AND SHELL. In accordance with the TCCs of this Lease, Landlord shall, upon the execution and delivery of the Lease, deliver to Tenant the base and shell of the Premises (collectively, the "BASE AND SHELL"), which has been constructed by Landlord at Landlord's sole cost and expense and without deduction (excepting only certain elevator charges identified in SECTION 2.2.1, below) from the Tenant Improvement Allowance, and which materially consists of all the items and matters set forth in the "AS-BUILT BASE AND SHELL IMPROVEMENTS" referenced on SCHEDULE 1 attached to this EXHIBIT B, a copy of which has been provided to Tenant. Landlord may not materially modify the As-Built Base and Shell Improvements without Tenant's approval; provided that Landlord may in all events make changes to the As-Built Base and Shell Improvements required by applicable laws and codes and to the extent required to correct defects. Any delays encountered by Tenant in the "Substantial Completion of the Tenant Improvements," as that term is defined in SECTION 5.3 below, as a result of material changes in the As-Built Base and Shell Improvements shall be considered a "Landlord Caused Delay" as described in SECTION 5.1 below; and any increased costs incurred by Tenant as a result of any such changes shall be paid by Landlord and shall not be paid or deducted from the Tenant Improvement Allowance. The Base and Shell shall be in good condition and working order and shall comply with the Existing CC&Rs, the PID, applicable building codes and other governmental laws, ordinances and regulations which were enacted prior to the Lease Commencement Date and applicable to new construction for unoccupied space to the extent required to obtain a certificate of occupancy (collectively, the "CODE") and Tenant shall, except as otherwise set forth in this Lease or in this Tenant Work Letter, accept the Premises and Base and Shell from Landlord in their then existing, "as-is" condition as of the Commencement Date of this Lease, subject to the terms of this Tenant Work Letter. Tenant shall have the right, within thirty (30) days following the Lease Commencement Date, to notify Landlord of any material defects in the Base and Shell, in which event Landlord shall promptly repair such items to Tenant's reasonable satisfaction.

                                    EXHIBIT B

                                   SECTION 2

                               TENANT IMPROVEMENTS

     2.1 TENANT IMPROVEMENT ALLOWANCE. Tenant shall be entitled to a one-time tenant improvement allowance (the "TENANT IMPROVEMENT ALLOWANCE") in the amount of $100.00 per rentable square foot of the Premises for the costs relating to the initial design and construction of Tenant's improvements which are permanently affixed to the Premises (the "TENANT IMPROVEMENTS"); provided, however, the Tenant Improvement Allowance shall also include an additional $5,000.00 relating to Tenant's construction of the trash enclosure which Landlord has elected not to construct as part of the Base and Shell. Except as otherwise expressly provided herein, in no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance, as the same may be increased by the "TIA Increase" pursuant to SECTION 2.2.2.1 of this Tenant Work Letter. All Tenant Improvements for which the Tenant Improvement Allowance has been made available (except for Tenant's trade fixtures and equipment, which shall remain Tenant's property) shall be deemed Landlord's property under the TCCs of the Lease. Landlord acknowledges that the Tenant Improvement Allowance, together with the TIA Increase, shall be available to Tenant, pursuant to the TCCs of the Lease and this Tenant Work Letter, during all phases of its initial Tenant Improvement work in the Premises which may take up to three (3) years to complete, and to the extent any portion of such Tenant Improvement Allowance (including any TIA Increase elected pursuant to SECTION 2.2.2 hereinbelow) remains following completion of all such Tenant Improvements, the same shall be available to Tenant during the first eight (8) years of the initial Lease Term for the construction of Alterations pursuant to the TCCs of ARTICLE 8 of the Lease.

     2.2  DISBURSEMENT OF THE TENANT IMPROVEMENT ALLOWANCE.

          2.2.1 TENANT IMPROVEMENT ALLOWANCE ITEMS. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process) for costs related to the design, permitting, construction and testing of the Tenant Improvements and for the following items and costs (collectively, the "TENANT IMPROVEMENT ALLOWANCE ITEMS"), and except as otherwise specifically and expressly provided for in this Tenant Work Letter, Landlord shall not deduct any other expenses from the Tenant Improvement
Allowance: (i) payment of the fees of the "Architect" and the "Engineers," as those terms are defined in SECTION 3.1 of this Tenant Work Letter, and payment of the actual cost of documents and materials supplied by Landlord and/or Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in SECTION 3.1 of this Tenant Work Letter; (ii) the cost of any changes in the Base and Shell when such changes are required by the Construction Drawings (except to the extent that any such changes are necessary to correct a material defect or a code violation with respect to the Base and Shell, in which case Landlord shall pay such costs);
(iii) the cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable Code; (iv) the "Landlord Supervision Fee", as that term is defined in SECTION 4.2.4 of this Tenant Work Letter; (v) the cost of Tenant's work stations, signage, security and cabling systems, in an amount not to exceed $10.00 per rentable square feet of the Premises, (vi) the cost of any meters and switch gear for Tenant's utility

                                   EXHIBIT B
service, (vii) the cost of the installation of an elevator in the Premises (which the parties acknowledge has already been installed in the Premises by Landlord and which the parties agree entitles Landlord to a reimbursement of such cost in an amount equal to $58,641.00), (viii) the costs associated with any commercially reasonable testing and/or inspection of the Base and Shell in connection with the construction of the Tenant Improvements, and (viii) sales and use taxes.

          2.2.2     INCREASE TENANT IMPROVEMENT ALLOWANCE.

                    2.2.2.1 TIA INCREASE. Tenant may, upon written notice to Landlord given on or before the completion of the Tenant Improvements, below, elect to cause the Tenant Improvement Allowance to be increased by an amount (the "TIA INCREASE") set forth in such notice; provided, however, that the amount of such TIA Increase shall (i) be an amount equal to the product of (A) an even number of United States Dollars (as opposed to fractions of United States Dollars) and (B) the rentable square feet in the Premises, and (ii) in no event exceed $20.00 per rentable square foot of the Premises. In the event Tenant elects to increase the amount of the Tenant Improvement Allowance pursuant to the foregoing sentence, the TIA Increase shall be amortized over the then-remaining initial Lease Term commencing on the date on which the applicable portion of the TIA Increase is disbursed to Tenant by Landlord using an amortization rate of twelve and one-half percent (12 1/2%) per annum, the monthly payment of which shall be payable by Tenant to Landlord in the same place and in the same manner as Base Rent for each month of the initial Lease Term occurring after the applicable disbursement date as Additional Rent. Accordingly, by way of example only, for each dollar of TIA Increase utilized by Tenant prior to the Rent Commencement Date, each year's Base Rent payable by Tenant during the initial Lease Term, as set forth in SECTION 4 of the Summary, shall be increased by an amount equal to $0.01233 per rentable square foot of the Premises per month commencing on the Rent Commencement Date.

                    2.2.2.2 STANDARD TENANT IMPROVEMENT PACKAGE. Landlord has established specifications (the "BUILDING STANDARD TENANT IMPROVEMENTS") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises, which Building Standard Tenant Improvements are set forth on SCHEDULE 2 attached hereto. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Building Standard Tenant Improvements. Landlord acknowledges that Tenant is not required to use any of the specific Building Standard Tenant Improvements set forth on
Schedule 2 and that Schedule 2 has been provided only as a means of indicating the minimum quality and quantity of the items listed thereon that will be required in the construction of the Tenant Improvements.

                    2.2.2.3 REMOVAL BY TENANT OF EXTRAORDINARY TENANT IMPROVEMENTS. Landlord may require that Tenant remove any initial Tenant Improvements in the lab portion of the Premises identified by Landlord concurrently with Landlord's review and approval of the Approved Construction Drawings as "Extraordinary Alterations," as that term is defined in SECTION 8.5 of the Lease, and to repair any damage to the Premises and Building caused by such removal (reasonable wear and tear excepted); provided, however, if Landlord, in its approval of any Extraordinary Alterations, fails to address the removal requirement with regard to such Extraordinary Alterations, Landlord shall be deemed to have agreed to waive the removal requirement with regard to such Extraordinary Alterations.

                                   EXHIBIT B

          2.2.3 DISBURSEMENT OF TENANT IMPROVEMENT ALLOWANCE. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance (and any TIA Increase elected by Tenant) for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

                    2.2.3.1 MONTHLY DISBURSEMENTS. Once each month on a day designated by Landlord (a "SUBMITTAL DATE") during the period from the date hereof through the construction of the Tenant Improvements, Tenant shall deliver to Landlord: (i) a request for payment of the "Contractor," as that term is defined in SECTION 4.1 of this Tenant Work Letter (or reimbursement to Tenant if Tenant has already paid the Contractor or other person or entity entitled to payment and provides the evidence of such payment as more particularly identified below), approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed; (ii) original invoices (unless the Federal Drug Administration or other governmental agency requires any such original invoice, in which case a true copy of such invoice shall be allowed) from all of "Tenant's Agents," as that term is defined in SECTION 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises for the applicable payment period; (iii) executed conditional mechanic's lien releases from all of Tenant's Agents which shall substantially comply with the appropriate provisions of California Civil Code
Section 3262(d), or unconditional releases if appropriate; provided, however, that with respect to fees and expenses of the Architect, Engineers, or construction or project managers or other similar consultants, and/or any other pre-construction items for which the payment scheme set forth in items (i) through (iii), above of this Tenant Work Letter, is not applicable (collectively, the "NON-CONSTRUCTION ALLOWANCE ITEMS"), Tenant shall only be required to deliver to Landlord on or before the applicable Submittal Date, reasonable evidence of incurring the cost for the applicable Non-Construction Allowance Items (unless Landlord has received a preliminary notice in connection with such costs in which event conditional lien releases must be submitted in connection with such costs); and (iv) all other information reasonably requested in good faith by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request vis-a-vis Landlord. On or before the date occurring forty-five (45) days after the Submittal Date, and assuming Landlord receives all of the information described in items (i) through (iv), above, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant or if Tenant elects, to the Contractor, subcontractor, Architect, Engineer or consultant designated by Tenant and/or a separate check to Tenant to the extent Tenant has provided evidence reasonably satisfactory to Landlord that Tenant has paid such Contractor (or other supplier of services or goods) accompanied, when appropriate, by unconditional lien releases, or any other provider of good and services designated by Tenant to Landlord, and Tenant, in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this SECTION 2.2.3.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "FINAL RETENTION"), provided, however, that no such retention shall be duplicative of the retention Tenant would otherwise withhold (but will not withhold) pursuant to its agreement with such Contractor and no such deduction shall be applicable to Non-Construction Allowance Items or other Tenant Improvement Allowance Items in connection with the payment of suppliers for materials delivered to the Premises, and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final

                                   EXHIBIT B

Retention). In the event that Landlord or Tenant identifies any material non-compliance with the Approved Construction Drawings, or substandard work, Landlord or Tenant as appropriate shall be provided a detailed statement identifying such material non-compliance or substandard work by the party claiming the same, and if the work is clearly substandard or if the material non-compliance creates a "Design Problem," as that term is defined in
SECTION 3.2 of this Tenant Work Letter, Tenant shall cause such work to be corrected so that such work is no longer substandard and/or that no Design Problem exists. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request. If Tenant receives a check payable to anyone other than solely to Tenant for a monthly disbursement pursuant to this
SECTION 2.2.3.1 or the Final Retention, Tenant may return such check to Landlord and receive a check made payable only to Tenant, if Tenant provides the releases and evidence required above to receive a check payable solely to Tenant.

                    2.2.3.2 FINAL RETENTION. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of each phase of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or
Section 3262(d)(4), (ii) Landlord has reasonably determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the applicable phase of the Tenant Improvements in the Premises has been substantially completed.

          2.2.4 FAILURE TO DISBURSE TENANT IMPROVEMENT ALLOWANCE. If Landlord fails to timely fulfill its obligation to fund any portion of the Tenant Improvement Allowance, then Tenant shall provide written notice ("PAYMENT NOTICE") thereof to Landlord and to any mortgage or trust deed holder of the Building whose identity and address have been previously provided to Tenant. If Landlord still fails to fulfill any such obligation within twenty (20) business days after Landlord's receipt of the Payment Notice from Tenant, and if Landlord fails to deliver notice to Tenant within such twenty (20) business day period explaining Landlord's reasons that Landlord believes that the amounts described in Tenant's Payment Notice are not due and payable by Landlord ("REFUSAL NOTICE"), Tenant shall be entitled to offset the amount so funded, together with interest at the rate of ten percent (10%) per annum, from the last day of such 20-business day period until the date of offset, against Tenant's next obligations to pay Rent. However, if Tenant is in default under SECTION 19.1 of this Lease at the time that such offset would otherwise be applicable, Tenant shall not be entitled to such offset until such default is cured. If Landlord delivers a Refusal Notice, and if Landlord and Tenant are not able to agree on the amounts to be so paid by Landlord, if any, within ten (10) days after Tenant's receipt of a Refusal Notice, then Tenant may submit such dispute to the American Arbitration Association for resolution. If Tenant prevails in any such arbitration, the arbitration award by the arbitrator shall include interest at the rate of ten percent (10%) per annum calculated from the date of funding by Tenant, if any, until the date of Landlord's payment of such arbitration award. Similarly, if Tenant prevails in any such arbitration, Tenant shall be entitled to apply such

                                    EXHIBIT B
arbitration award as a credit against Tenant's obligations to pay Rent, and the arbitration award shall include interest at the rate of ten percent (10%) per annum calculated from the date of funding by Tenant, if any, until the date of Tenant's application of such amounts as a credit against Rent.

                                    SECTION 3

                              CONSTRUCTION DRAWINGS

     3.1 SELECTION OF ARCHITECT/CONSTRUCTION DRAWINGS. Tenant shall retain Pacific Cornerstone Architects (the "ARCHITECT") to prepare the "Construction Drawings," as that term is defined in this SECTION 3.1. Tenant shall retain the engineering consultants designated by Landlord and reasonably approved by Tenant (the "ENGINEERS") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "CONSTRUCTION Drawings." All Construction Drawings shall comply with industry standards, and shall be subject to Landlord's approval. Tenant and Architect shall verify in the field the dimensions and conditions as shown on the relevant portions of the As-Built Base and Shell Improvements to the extent such conditions can be confirmed by visual inspection and measurement without penetrating walls ("VISUAL INSPECTION") and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith, except for conditions which cannot be determined by Visual Inspection. Any delays encountered by Tenant in the Substantial Completion of the Tenant Improvements as a result of discrepancies in the dimensions and conditions shown on the relevant portions of the As-Built Base and Shell Improvements which are not subject to Visual Inspection shall be considered a Landlord Caused Delay as described in SECTION 5.1, below, of this Tenant Work Letter. Landlord's review of the Construction Drawings as set forth in this
SECTION 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith, except to the extent that Landlord has specifically requested a modification to the Construction Drawings as a condition to Landlord's approval of the Construction Drawings and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings. Landlord acknowledges that Tenant intends to build the Tenant Improvements in various phases over an extended time period that may be as long as three (3) years and further acknowledges that certain phases of the construction shall be done on a "design-build" basis. Accordingly, despite the use of the terms "Final Space Plan" and "Approved Working Drawings" and "Final Costs", the parties agree that such terminology is being used for convenience only and that there will be separate space plans and separate working drawings (and potentially separate budgets) prepared for each phase of the construction. Accordingly, the review and approval process set forth below shall apply to each phase of the construction of the Tenant Improvements. Furthermore, each time Landlord is granted the right to review, consent or approve any space plan or construction

                                    EXHIBIT B
drawings (collectively, "CONSENT"), such Consent shall be granted unless a Design Problem, as such term is defined below, exists.

     3.2 FINAL SPACE PLAN. The Architect shall prepare, and Tenant shall approve, the final space plan for each applicable phase of the construction of the Tenant Improvements in the Premises (collectively, the "FINAL SPACE PLAN"), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and Architect shall promptly deliver the Final Space Plan to Landlord for Landlord's approval. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect (based upon a commercially reasonable standard). Landlord shall set forth with reasonable specificity in what respect the Final Space Plan is unsatisfactory or incomplete. It shall be deemed commercially reasonable for Landlord to disapprove a submitted Final Space Plan for only the following reasons: (i) such Final Space Plan would have an adverse effect on the structural integrity of the Building; (ii) such Final Space Plan fails to comply with applicable Code and or other applicable governmental regulations; (iii) such Final Space Plans would have an adverse effect on the systems and equipment of the Building; or (iv) such Final Space Plan would have an adverse effect on the exterior appearance of the Building (individually or collectively, a "DESIGN PROBLEM"). If Tenant is so advised, Tenant shall promptly direct the Architect to cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and immediately thereafter Architect shall promptly re-submit the Final Space Plan to Landlord for its approval. Such procedure shall continue until the Final Space Plan is approved by Landlord. Landlord's failure to object to the Final Space Plan within such five (5) business days shall constitute Landlord's approval of the Final Space Plan.

     3.3 COMPLETION OF CONSTRUCTION DRAWINGS. Following Landlord's approval of the applicable Final Space Plan, Tenant, the Architect and the Engineers shall complete (except to the extent certain construction is being completed on a "design-build" basis) the Construction Drawings for the applicable phase of the Tenant Improvements in a form which is sufficient to allow contractors to bid on the work and to obtain all applicable permits and shall submit the same to Landlord for Landlord's approval. The Construction Drawings may be submitted in one or more stages at one or more times, provided that Tenant shall ultimately supply Landlord with four (4) completed copies signed by Tenant of such Construction Drawings. Landlord shall, within five (5) business days after Landlord's receipt of all of the Construction Drawings, either (i) approve the Construction Drawings, (ii) approve the Construction Drawings subject to specified conditions which must be stated in a reasonably clear and complete manner to be satisfied by Tenant prior to submitting the Approved Construction Drawings for permits as set forth in SECTION 3.4, below of this Tenant Work Letter, to the extent the Construction Drawings contain a Design Problem, or
(iii) disapprove and return the Construction Drawings to Tenant with requested revisions to the extent the Construction Drawings contain a Design Problem. If Landlord disapproves the Construction Drawings, Tenant may resubmit the Construction Drawings to Landlord at any time, and Landlord shall approve or disapprove the resubmitted Construction Drawings, based upon the criteria set forth in this SECTION 3.3, within three (3) business days after Landlord receives such resubmitted Construction Drawings. Such procedure shall be repeated until the Construction Drawings are approved. Landlord's failure to timely respond to Tenant within any applicable response period referenced herein shall be deemed Landlord's approval of the Construction Drawings.

                                    EXHIBIT B

     3.4 APPROVED CONSTRUCTION DRAWINGS. The Construction Drawings shall be approved by Landlord (the "APPROVED CONSTRUCTION Drawings") prior to the commencement of construction of the applicable phase of the Tenant Improvements by Tenant in one or more stages. In the event that Tenant shall submit the Construction Drawings to Landlord in more than one stage, Landlord shall be entitled to approve a stage and to subsequently disapprove of such stage, provided that a Design Problem is found to exist which is evident only following Landlord's review of subsequent drawings. After approval by Landlord of the Construction Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy; provided that if the reason for the non-issuance of any building permit or certificate of occupancy (the "NON-ISSUANCE EVENT") relates to the condition of the Base and Shell not being in compliance with the As-Built Base and Shell Improvements, then Landlord shall correct, at Landlord's sole cost and expense, such portion of the Base and Shell to the extent necessary to be in compliance with the As-Built Base and Shell Improvements to enable Tenant to obtain any such building permits or certificate of occupancy, and any delays encountered by Tenant in the Substantial Completion of the Tenant Improvements as a result thereof shall be considered a Landlord Caused Delay as described in SECTION 5.1 below of this Tenant Work Letter. No material changes, modifications or alterations in the Approved Construction Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed except to the extent necessary to eliminate a Design Problem.

     3.5 CHANGE ORDERS. In the event Tenant desires to materially change the Approved Construction Drawings, Tenant shall deliver Notice (the "DRAWING CHANGE NOTICE") of the same to Landlord, setting forth in detail the changes (the "TENANT CHANGE") Tenant desires to make to the Approved Construction Drawings. Landlord shall, no later than three (3) business days after receipt of a Drawing Change Notice related to a Tenant Change affecting the Building Structure, and no later than two (2) business days after receipt of the Drawing Change Notice related to a Tenant Change which does not affect the Building Structure, either
(i) approve the Tenant Change, or (ii) disapprove the Tenant Change and deliver a Notice to Tenant specifying in reasonably sufficient detail the reasons for Landlord's disapproval; provided, however, that Landlord may only disapprove of the Tenant Change if the Tenant Change contains a Design Problem. Any additional costs which arise in connection with such Tenant Change shall be paid by Tenant; provided, however, that to the extent the Tenant Improvement Allowance has not been depleted, such payment shall be made out of the Tenant Improvement Allowance, but in such event there shall be a corresponding adjustment made to the "Final Costs" and the "Over-Allowance Amount," as those terms are defined in
SECTION 4.2.1 below, in connection with the application of the last sentence of said SECTION 4.2.1.

                                    SECTION 4

                     CONSTRUCTION OF THE TENANT IMPROVEMENTS

     4.1  CONTRACTOR; TENANT'S AGENTS.

                                    EXHIBIT B

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          4.1.1     CONTRACTOR. David Begent and Company ("CONTRACTOR") shall
construct the Tenant Improvements. Contractor shall competitively bid all major trades to a minimum of two (2) qualified subcontractors, review the bids with Landlord's and Tenant's representatives (as identified in SECTIONS 6.2 AND 6.3 of this Tenant Work Letter), and award the appropriate subcontract to the lowest acceptable bidder.

          4.1.2 TENANT'S AGENTS. All subcontractors, laborers, materialmen, and suppliers used by Tenant, and the Contractor, shall be known collectively as "TENANT'S AGENTS."

     4.2  CONSTRUCTION OF TENANT IMPROVEMENTS BY TENANT'S AGENTS.

          4.2.1 CONSTRUCTION CONTRACT; COST BUDGET. Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "CONTRACT"), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed; provided, however, Landlord hereby acknowledges that a delay of more than three (3) business days shall be deemed unreasonable. Prior to the commencement of the construction of the applicable phase of the Tenant Improvements, and after Tenant has accepted all bids for such phase of the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in SECTION 2.2.1, above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the "FINAL COSTS"). If the amount of the Final Costs is greater than the amount of the Tenant Improvement Allowance (after deducting from the Tenant Improvement Allowance any amounts expended in connection with the preparation of the Construction Drawings, and the cost of all other Tenant Improvement Allowance Items incurred prior to the commencement of construction of the Tenant Improvements) (the "OVER-ALLOWANCE AMOUNT"), then Tenant shall be solely responsible for such Over-Allowance Amount.

          4.2.2     TENANT'S AGENTS.

                    4.2.2.1 LANDLORD'S GENERAL CONDITIONS FOR TENANT'S AGENTS AND TENANT IMPROVEMENT WORK. Tenant's and Tenant's Agent's construction of the Tenant Improvements shall cause the Tenant Improvements to be constructed in material accordance with the Approved Construction Drawings.

                    4.2.2.2 INDEMNITY. Tenant's indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment (individually or collectively, "INDEMNIFICATION CLAIM"). Notwithstanding the foregoing, Tenant shall not be required to indemnify Landlord pursuant to this SECTION 4.2.2.2 to the extent such Indemnification Claim directly results from the gross negligence or willful misconduct of Landlord or the Landlord Parties. The waivers of subrogation set forth in this Lease pertaining to property damage shall be fully applicable to damage to property arising as a result of any work performed pursuant to the TCCs of this

                                    EXHIBIT B

Tenant Work Letter and Tenant shall be excused from its indemnification obligation to the extent Landlord's damage is covered by insurance required to be carried by Landlord as part of Operating Expenses and as to which the waiver of subrogation is applicable. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

                    4.2.2.3 REQUIREMENTS OF TENANT'S AGENTS. The Contractor and each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. The Contractor and each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either; provided that Landlord shall only enforce such guaranty or warranty if Tenant fails to do so in a reasonable time following Notice thereof from Landlord. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

                    4.2.2.4 INSURANCE REQUIREMENTS.

                              (i) GENERAL COVERAGES. All of Tenant's Agents
shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, in form and with companies as are required to be carried by Tenant as set forth in this Lease and with the following minimum limits of liability: (a) Bodily Injury and Property Damage Liability - $1,000,000 each occurrence and $2,000,000 annual aggregate, (b) Personal Injury Liability - $1,000,000 each occurrence and $2,000,000 annual aggregate, and (c) Umbrella coverage of $3,000,000. Notwithstanding anything to the contrary set forth in this SECTION 4.2.2.4, above, to the extent such levels of insurance are not commercially reasonable vis-a-vis a particular type of individual/entity constituting one of Tenant's Agents, such individual/entity may carry such lesser amount of insurance as is commercially reasonable (in light of their trade and scope of the particular Tenant Improvements they are constructing).

                              (ii) SPECIAL COVERAGES. Tenant shall require
Contractor to carry "Builder's All Risk" insurance in an amount not more than the amount of the Contract covering the construction of the Tenant Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Tenant Improvements shall be

                                    EXHIBIT B
insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and as generally required by landlords of buildings comparable to and in the vicinity of the Building.

                              (iii) GENERAL TERMS. Certificates for all
insurance carried pursuant to this SECTION 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for the term of the policy following completion of the work and acceptance by Landlord and Tenant. All policies carried under this SECTION 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under SECTION 4.2.2.2 of this Tenant Work Letter and Tenant's rights with respect to the waiver of subrogation.

          4.2.3 GOVERNMENTAL COMPLIANCE. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

          4.2.4 INSPECTION BY LANDLORD. Landlord shall have the right to inspect the Tenant Improvements at all reasonable times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. In the event that Landlord should discover a Design Problem during an inspection, Landlord shall notify Tenant in writing within a reasonable time after such inspection of such disapproval and shall specify in reasonably sufficient detail the items disapproved. Any defects or deviations in, and/or disapprovals in accordance herewith (because of the existence of a Design Problem) by Landlord of, the Tenant Improvements shall be rectified by Tenant at Tenant's expense and at no additional expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or in the event Landlord reasonably disapproves of any matter in connection with any portion of the Tenant Improvements because of a Design Problem, Landlord may, following notice to Tenant and a reasonable period of time for Tenant to cure, take such action as Landlord deems necessary to correct the Design Problem, at

                                    EXHIBIT B

Tenant's expense, and at no additional expense to Landlord and without incurring any liability on Landlord's part, to correct any such Design Problem, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the Design Problem is corrected to Landlord's reasonable satisfaction. In connection with the foregoing, Tenant shall pay a construction supervision fee (the "LANDLORD SUPERVISION FEE") to Landlord in an amount equal to one percent (1.0%) of the Tenant Improvement Allowance (including any TIA Increase) attributable to all costs in connection with the construction of the Tenant Improvements (i.e., the "hard" costs), excluding the following: (i) architecture, engineering and consulting fees, (ii) the costs of FF&E purchased with such Tenant Improvement Allowance, (iii) costs attributable to the requisite permits and related governmental fees, and (iv) utility hook-up charges.

          4.2.5 MEETINGS. Commencing upon the execution of this Lease, Tenant shall hold regular meetings at a reasonable time (but in no event to be required more often than weekly), with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Tenant on the Project site, or as otherwise mutually agreed by Landlord and Tenant, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents (to the extent reasonably necessary) shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.

     4.3 NOTICE OF COMPLETION; COPY OF RECORD SET OF PLANS. Within ten (10) business days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with
Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Construction Drawings as necessary to reflect all changes made to the Approved Construction Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety
(90) days following issuance of a certificate of occupancy for the Premises, and
(ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

                                   SECTION 5

                                  MISCELLANEOUS

     5.1 LEASE COMMENCEMENT DATE DELAYS. The Lease Commencement Date shall occur as provided in SECTION 2.1 of this Lease and SECTION 3.2 of the Summary, provided that the Lease Commencement Date and the Rent Commencement Date shall be extended by the number of days of delay of the Substantial Completion of the Tenant Improvements in the Premises to

                                   EXHIBIT B
the extent caused by a "Lease Commencement Date Delay," as that term is defined below. As used herein, the term "LEASE COMMENCEMENT DATE DELAY" shall mean only a "Force Majeure" delay as described in SECTION 29.16 of the Lease or a "Landlord Caused Delay," as that term is defined below in this SECTION 5.1. As used in this Tenant Work Letter, "LANDLORD CAUSED DELAY" shall mean actual delays to the extent resulting from the acts or omissions of Landlord including, but not limited to (i) failure of Landlord to timely approve or disapprove any Construction Drawings or Change Orders; (ii) material and unreasonable interference by Landlord, its agents, employees or contractors with the Substantial Completion of the Tenant Improvements and which objectively preclude or delay the construction of tenant improvements in the Building by any person, which interference relates to access by Tenant, or Tenant's Agents to the Building or any Building facilities (including loading docks and freight elevators) or service (including temporary power and parking areas as provided herein) during normal construction hours, or the use thereof during normal construction hours; (iii) delays due to the acts or failures to act of Landlord, its agents, employees or contractors including without limitation any such acts or failures to act with respect to payment of the Tenant Improvement Allowance;
(iv) delays due to events covered by SECTIONS 1.1, 3.1, 6.6 and 6.7 of this Tenant Work Letter, and (v) delays due to Landlord's non-delivery of the Base and Shell in a condition as of March 1, 2002, which allows Tenant to construct the Tenant Improvements without material delays and/or any lack of reasonably sufficient access thereto to allow Tenant to construct the Tenant Improvements on a timely basis.


     5.2 DETERMINATION OF LEASE COMMENCEMENT DATE DELAY. If Tenant contends that a Lease Commencement Date Delay has occurred, Tenant shall notify Landlord in writing of (i) the event which constitutes such Lease Commencement Date Delay and (ii) the date upon which such Lease Commencement Date Delay is anticipated to end. If such actions, inaction or circumstance described in the notice set forth in (i) above of this SECTION 5.2 of this Tenant Work Letter (the "DELAY NOTICE") are not cured by Landlord within one (1) business day of Landlord's receipt of the Delay Notice and if such action, inaction or circumstance otherwise qualifies as a Lease Commencement Date Delay, then a Lease Commencement Date Delay shall be deemed to have occurred commencing as of the date of Landlord's receipt of the Delay Notice and ending as of the date such delay ends.

     5.3 DEFINITION OF SUBSTANTIAL COMPLETION OF THE TENANT IMPROVEMENTS. "SUBSTANTIAL COMPLETION OF THE TENANT IMPROVEMENTS" shall mean completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Construction Drawings, with the exception of any punch list items.

                                   SECTION 6

                                  MISCELLANEOUS

     6.1 TENANT'S ENTRY INTO THE PREMISES. TENANT SHALL HAVE access to the Premises upon the execution of delivery of this Lease for the purpose of designing and constructing the Tenant Improvements and installing overstandard equipment or fixtures (including Tenant's data and telephone equipment) in the Premises. Such entry shall be on all the TCCs of the Lease except for the payment of Rent.

                                    EXHIBIT B

     6.2 TENANT'S REPRESENTATIVE. Tenant has designated Mr. Kevin R. Bracken, as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

     6.3 LANDLORD'S REPRESENTATIVE. Landlord has designated Mr. Jim Edwards as its sole representative with respect to the matters set forth in this Tenant Work Letter who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this Tenant Work Letter.

     6.4 TIME OF THE ESSENCE IN THIS TENANT WORK LETTER. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant or Landlord is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's or Tenant's sole option, as the case may be, at the end of such period the item shall automatically be deemed approved or delivered by the party whose approval or delivery is required and the next succeeding time period shall commence. If any item requiring approval is timely disapproved by the party whose approval is required, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by the party whose approval is required.

     6.5 TENANT'S LEASE DEFAULT. Notwithstanding any TCCs to the contrary contained in this Lease, if an event of default as described in SECTION 19.1 of the Lease, or a material default by Tenant under this Tenant Work Letter beyond the applicable notice and cure period set forth in ARTICLE 19 of the Lease, has occurred at any time on or before the Substantial Completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Tenant Improvements caused by such work stoppage), and (ii) all other obligations of Landlord under the TCCs of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the TCCs of the Lease (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Tenant Improvements caused by the inaction of Landlord); provided, however, that, notwithstanding any other provision of the Lease, if a default by Tenant is cured, forgiven or waived, Landlord's suspended obligations shall be fully reinstated and resumed, effective immediately.

     6.6 HAZARDOUS MATERIAL COSTS. Landlord agrees to bear any increased costs in the design or construction of the Tenant Improvements directly resulting from any Hazardous Materials in the Project (provided such Hazardous Materials are not introduced by Tenant) and shall reimburse to Tenant, in addition to and separate and apart from the Tenant Improvement Allowance, any additional costs incurred by Tenant as a result of the presence of Hazardous Materials in the Project (provided such Hazardous Materials are not introduced by Tenant) prior to the date Tenant constructs the Tenant Improvements and any delays encountered by Tenant in the Substantial Completion of the Tenant Improvements as a result of the presence of such Hazardous Materials shall be considered a Landlord Caused Delay, as such term is described in SECTION 5.1 above in this Tenant Work Letter.

                                    EXHIBIT B

     6.7 CODE. In the event that the Base and Shell does not comply with Code as required by the terms of SECTION 1.1 of this Tenant Work Letter, and therefore Tenant incurs increased design or construction costs that it would not have incurred but for such noncompliance with Code, then such costs shall be reimbursed by Landlord to Tenant without deduction from the Tenant Improvement Allowance within thirty (30) days after receipt by Landlord from Tenant of an original invoice (unless such original invoice is required by the Federal Drug Administration or other governmental agency, in which case a true copy of the invoice shall be allowed) documenting and evidencing such increased costs and any delays actually encountered by Tenant in the completion of the Tenant Improvements as a direct result of such noncompliance shall be considered a Landlord Caused Delay, as such term is defined in SECTION 5.1 above of this Tenant Work Letter.

     6.8 NO MISCELLANEOUS CHARGES. Landlord shall provide, subject to availability, and neither Tenant nor Tenant's agents shall be charged for, elevators and/or loading docks or for the use of electricity to the extent utilized in connection with the construction of the Tenant Improvements. Subject to the TCCs of this Tenant Work Letter and the first sentence of this
SECTION 6.8, the foregoing items shall be made reasonably available to the Contractor and the subcontractors during the period of Tenant's construction of the Tenant Improvements.

                                    EXHIBIT B

                             SCHEDULE 1 TO EXHIBIT B

               [LISTING OF "AS-BUILT" BASE AND SHELL IMPROVEMENTS]

                                  SCHEDULE 1 TO
                                    EXHIBIT B

                             SCHEDULE 2 TO EXHIBIT B

               [LISTING OF BUILDING STANDARD TENANT IMPROVEMENTS]

                                  SCHEDULE 2 TO
                                    EXHIBIT B

                                    EXHIBIT C

                   PACIFIC CORPORATE CENTER LOT 25/27 PROJECT

                           NOTICE OF LEASE TERM DATES

To:
     ------------------------

     ------------------------

     ------------------------

     ------------------------

     Re:  Lease dated ____________, 2002 between ____________________, a
          ___________________ ("Landlord"), and _______________________, a
          ___________________ ("Tenant") concerning the office/lab/manufacturing building located at __________________________, San Diego, California.

Gentlemen:

     In accordance with the Lease (the "Lease"), we wish to advise you and/or confirm as follows:

     1. The Lease Term shall commence on or has commenced on ______________ for a term of __________________ ending on __________________.

     2.   Rent commenced to accrue on __________________, in the amount of
          ________________.

     3. If the Rent Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

     4.   Your rent checks should be made payable to __________________ at
          ___________________.

     5. The exact number of rentable square feet within the Building/Premises is 68,400 square feet.

                                    EXHIBIT C

     6. Tenant's Share based upon the exact number of rentable square feet within the Premises is one hundred percent (100%).
                               "Landlord":

                               -----------------------------------------,
                               a
                                  --------------------------------------

                               By:
                                   -------------------------------------
                                     Its:
                                         -------------------------------

Agreed to and Accepted
as of ____________, 200__.

"Tenant":

----------------------------------
a
 ---------------------------------

By:
   -------------------------------
     Its:
         -------------------------

                                    EXHIBIT C

                                    EXHIBIT D

                   PACIFIC CORPORATE CENTER LOT 25/27 PROJECT

                             RULES AND REGULATIONS

     Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project; provided, however, in no event shall Landlord enforce such Rules and Regulations in a discriminatory manner to the detriment of Tenant. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

     1. Safes and other heavy objects shall, if reasonably considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

     2. The requirements of Tenant will be attended to only upon application at Landlord's management office or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

     3. No advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Pacific Corporate Center without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Pacific Corporate Center and shall cooperate with Landlord and its agents of Landlord to prevent same.

     4.   Tenant shall not overload the floor of the Premises.

     5. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material, except in compliance with applicable law. Tenant shall maintain material safety data sheets for any Hazardous Material used or kept on the Premises.

     6. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises to the extent the same is noticeable in the Common Areas of the Pacific Corporate Center or which affects other tenants of the Pacific Corporate Center. Tenant shall not throw anything out of doors, windows or skylights.

     7. No cooking shall be done or permitted on the Premises (unless Tenant receives Landlord's prior written approval to install a cafeteria for its employees in the Premises), nor shall the Premises be used for lodging. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and

                                   EXHIBIT D
brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

     8.   Intentionally Omitted.

     9. Tenant shall store all its trash and garbage within the interior of the Premises or in the appropriate external trash area(s) for the Building. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Diego, California without violation of any law or ordinance governing such disposal; provided, however, Tenant may maintain separate trash enclosures for the storage of non-conforming disposal items to the extent Tenant satisfies and complies with any applicable laws or other governmental regulations relating to the storage and disposal thereof. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant's expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

     10. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by any governmental agency.

     11. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant's sole cost and expense.

     12. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of reasonable importance to the Landlord vis-a-vis the operation of the Project and the Pacific Corporate Center.

     13. Tenant must comply with any applicable "NO-SMOKING" Ordinances. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building. Additionally, Tenant must provide at least one area within the Premises in which its employees, invitees and visitors may smoke, to the extent such area is required by law.

     14. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other

                                    EXHIBIT D
insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

     15. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

     16. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

     Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable, non-discriminatory Rules and Regulations as in Landlord's judgment may from time to time be necessary (relative to a building occupied solely by one tenant) for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project; provided, however, in no event shall Landlord enforce such Rules and Regulations in a discriminatory manner to the detriment of Tenant. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

                                    EXHIBIT D

                                    EXHIBIT E

                   PACIFIC CORPORATE CENTER LOT 25/27 PROJECT

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE

     The undersigned as Tenant under that certain Lease (the "Lease") made and entered into as of ___________, 200__ by and between _______________ as
Landlord, and the undersigned as Tenant, for Premises consisting of the office/lab/manufacturing building located at ______________, San Diego, California ____________, certifies as follows:

     1. Attached hereto as EXHIBIT A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in EXHIBIT A represent the entire agreement between the parties as to the Premises.

     2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ___________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project, except as expressly set forth in the Lease.

     3.   Base Rent became payable on ____________.

     4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in EXHIBIT A.

     5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

     6.   Intentionally Omitted.

     7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ___________. The current monthly installment of Base Rent is $_____________________.

     8. To the undersigned's best knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

     9. No rental (other than Estimated Direct Expenses) has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

                                    EXHIBIT E

     10. As of the date hereof, there are, to the undersigned's best knowledge, no existing defenses or offsets, or claims or any basis for a claim, that the undersigned has against Landlord.

     11. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

     12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

     13. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

     14. To the undersigned's knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

     The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

     Executed at ______________ on the ____ day of ___________, 200__.

                               "Tenant":

                               -----------------------------------------,
                               a
                                 ----------------------------------------

                               By:
                                   --------------------------------------
                                     Its:
                                         --------------------------------

                               By:
                                   --------------------------------------
                                     Its:
                                         --------------------------------

                                   EXHIBIT E

                                    EXHIBIT F

                                  KILROY REALTY

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

ALLEN, MATKINS, LECK, GAMBLE
    & MALLORY LLP
1999 Avenue of the Stars
18th Floor
Los Angeles, California 90067
Attention:  Anton N. Natsis, Esq.

================================================================================

                            RECOGNITION OF COVENANTS,
                          CONDITIONS, AND RESTRICTIONS

     This Recognition of Covenants, Conditions, and Restrictions (this "AGREEMENT") is entered into as of the __ day of ________, 200__, by and between __________________ ("Landlord"), and ________________ ("Tenant"), with reference to the following facts:

     A. Landlord and Tenant entered into that certain Lease Agreement dated _____, 200__ (the "Lease"). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord all of the space located in an office/lab/manufacturing building and 273 parking spaces (collectively, the "PREMISES") on certain real property depicted on EXHIBIT "A" attached hereto and incorporated herein by this reference (the "PROPERTY").

     B. The Premises are located on real property which is part of an area owned by Landlord containing approximately ___(__) acres of real property located in the City of ____________, California (the "PROJECT"), as more particularly described in EXHIBIT "B" attached hereto and incorporated herein by this reference.

     C. Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the "DECLARATION"), dated ________________, 200__, in connection with the Project.

     D. Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.

     NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,

                                   EXHIBIT F

     1. TENANT'S RECOGNITION OF DECLARATION. Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and by bound by all of the terms and conditions of the Declaration.

     2.   MISCELLANEOUS.

          2.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.

          2.2 This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of California.

          2.3 This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.

          2.4 This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.

          2.5 In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys' fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.

          2.6 All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.

          2.7 If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different form those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

          2.8 Time is of the essence of this Agreement.

          2.9 The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.

                                    EXHIBIT F

          2.10 As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.

                                    EXHIBIT F

                        SIGNATURE PAGE OF RECOGNITION OF

                     COVENANTS, CONDITIONS AND RESTRICTIONS

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                               "Landlord":

                               ---------------------------------------,
                               a
                                 --------------------------------------

                               By:
                                           ----------------------------
                                     Its:
                                           ----------------------------

                               "Tenant":

                               ----------------------------------------
                               a
                                 --------------------------------------

                               By:
                                     ----------------------------------
                                     Its:
                                         ------------------------------

                               By:
                                 --------------------------------------
                                 Its:
                                     ----------------------------------

                                    EXHIBIT F

                                    EXHIBIT G

                              INTENTIONALLY OMITTED

                                    EXHIBIT G

                                    EXHIBIT H

                            FORM OF LETTER OF CREDIT
                       (LETTERHEAD OF A MONEY CENTER BANK
                           ACCEPTABLE TO THE LANDLORD)

______________, 200_

-------------------------------

-------------------------------

-------------------------------

-------------------------------

     Gentlemen:

     We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of _____________________, a ___________________________, the aggregate amount of _____________________
_________________________________ ($_____________).

     Funds under this Letter of Credit are available to the beneficiary hereof as follows:

     Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by a representative of ________________________________ ("Beneficiary") when accompanied by this Letter of Credit and a written statement signed by a representative of Beneficiary, certifying that such moneys are due and owing to Beneficiary.

     This Letter of Credit is transferable in its entirety. Any costs/fee incurred in connection with any such transfer shall be paid by Beneficiary; provided, however, in no event shall such costs/fee exceed $750.00 with regard to any single transfer. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions.

     The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

     This Letter of Credit shall expire on ______________.

     Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least thirty (30) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.

     This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.

                                   EXHIBIT H

                               Very truly yours,
                               (Name of Issuing Bank)

                               By:
                                  --------------------------------------

                                    EXHIBIT H

                                    EXHIBIT I

                                PURCHASE CONTRACT

                         AGREEMENT OF PURCHASE AND SALE

     This Agreement of Purchase and Sale ("AGREEMENT") is made and entered into by and between VICAL INCORPORATED, a Delaware corporation ("BUYER") and KILROY REALTY, L.P., a Delaware limited partnership ("SELLER").

                                    ARTICLE 1

                                     GENERAL

     1.1 THE PURCHASE PROPERTY. Seller is the owner of certain real property located in the County of San Diego, State of California, more particularly described on EXHIBIT A attached hereto and made a part hereof (the "PROPERTY"), which Property is commonly referred to as Lots 25/27 of the Pacific Corporate Center, and which Property includes all improvements thereon, specifically including the 273 parking spaces set forth in ARTICLE 28 of the Lease, and the entire "Premises" as that term is defined in the Lease, and all of Seller's right, title and interest in all privileges, entitlements, subsurface rights, easements, personal property, warranties, guaranties, air rights, water rights and appurtenances pertaining to such real property and improvements.

     1.2 GRANT OF OPTION. Pursuant to ARTICLE 30 of that certain Lease dated as of January 30, 2002 (together with any amendments thereto, the "LEASE"), Seller granted to Buyer an option to purchase the Property. The terms of the Lease are incorporated herein by reference.

     1.3 PURPOSE. The purpose of this Agreement is to provide for the purchase and sale of the Property, on the terms and conditions herein provided, pursuant to Buyer's exercise of its option to purchase granted by Seller under the Lease.

     1.4 CAPITALIZED TERMS. All capitalized terms used herein, if not otherwise defined herein, shall have the meaning given them under the Lease.

                                    ARTICLE 2

                                PURCHASE AND SALE

     2.1 PURCHASE AND SALE. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, on the terms and conditions specified in this Agreement.

     2.2 PURCHASE PRICE. The "Purchase Price" for the Property shall be an amount equal to one hundred ten percent (110%) of the "Fair Market Value" of the Property; provided, however, that if neither Kilroy Realty, L.P., a Delaware limited partnership nor an Affiliate thereof holds fee title to the Property on the date Buyer delivers the Exercise Notice, then the "PURCHASE PRICE" for the Property shall be equal to the "Fair Market Value" of the Property. For purposes of this Agreement, the term "FAIR MARKET VALUE" shall mean the value at which a

                                   EXHIBIT I
third-party purchaser would purchase the Property as of the date on which Buyer's Exercise Notice was delivered to Seller, taking into consideration the value of the Lease (using the following assumptions: (i) stabilized 100% occupancy of the Property, (ii) no defaults, (iii) continuation of Lease Term through the expiration of the final Option Term; and (iv) then-standard "Rent Concessions" being provided to tenants in the "Comparable Buildings," as both terms are defined in SECTION 2.2.2 of the Lease), as well as the size, location, and quality of the Property and the size, location, appearance, age and quality all of the improvements constructed thereon and therein. During the twenty (20) business day period immediately following the date of Seller's receipt of the Exercise Notice, Seller and Buyer shall attempt to agree upon the Fair Market Value using reasonable good-faith efforts.

     2.3 DETERMINATION OF MARKET RENT. In the event Seller and Buyer fail to reach agreement within twenty (20) business days following Seller's receipt of the Exercise Notice (the "OUTSIDE AGREEMENT DATE"), then the issue of Fair Market Value shall be submitted to third party appraisers pursuant to the terms and conditions of this SECTION 2.3, but subject to the conditions, when appropriate, of SECTION 2.2.

          2.3.1 Seller and Buyer shall each appoint one MAI appraiser who shall have been active over the ten (10) year period ending on the date of such appointment in the appraisal of first-class office/lab/manufacturing properties located in the Sorrento Mesa and University Town Center areas of San Diego County, California. The determination of the appraisers shall be limited solely to the correct determination of Fair Market Value, taking into account the requirements of SECTION 2.2 of this Agreement. Each such appraiser shall be appointed within ten (10) business days after the applicable Outside Agreement Date. Seller and Buyer may consult with their selected appraisers prior to appointment and may select an appraiser who is favorable to their respective positions. The appraisers so selected by Seller and Buyer shall be deemed "ADVOCATE ARBITRATORS".

          2.3.2 During the thirty (30) day period following the date upon which the last of the Advocate Arbitrators was selected, each Advocate Arbitrator shall complete its appraisal with regard to the Fair Market Value and shall meet with the other Advocate Arbitrator to discuss the same. During the ten (10) business day period immediately following such meeting, the Advocate Arbitrators shall attempt to agree upon the Fair Market Value using reasonable good-faith efforts, based upon their respective appraisals. To the extent the Advocate Arbitrators reach agreement as to the Fair Market Value during such ten
(10) business day period, they shall (within such time period) publish a ruling ("AWARD") indicating the Fair Market Value as jointly determined by such Advocate Arbitrators. Following notification of the Award, the Fair Market Value as jointly determined by such Advocate Arbitrator shall become the then applicable Fair Market Value (for purposes of calculating the applicable Purchase Price). To the extent the Advocate Arbitrators fail to reach agreement within the applicable period as to the Fair Market Value, the process for determining the Fair Market Value shall continue as follows.

          2.3.3 In the event the Advocate Arbitrators fail to reach agreement within ten (10) business days following their post-appraisal meeting (the "ADVOCATE'S OUTSIDE DATE"), then the issue of Fair Market Value shall be submitted to the "Neutral Arbitrator" for a final determination. The two Advocate Arbitrators shall (pursuant to a specific requirement of their engagement letters) within five (5) business days of the Advocate's Outside Date agree upon and

                                   EXHIBIT I
appoint a third appraiser ("NEUTRAL ARBITRATOR") who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that neither the Seller or Buyer or either party's Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior to, or subsequent to, his or her appointment and such Neutral Arbitrator shall not have had any business dealings with either Seller or Buyer, or an Affiliate thereof, during the immediately preceding two (2)-year period, and shall not be in then-active consideration for any such business dealings. Notwithstanding anything to the contrary set forth above, upon the completion of such appraisal process, in no event shall such determination of Fair Market Value be challenged or disputed based upon (i) information regarding the Neutral Arbitrator subsequently discovered, unless such information consisted of a party's actual knowledge of a then-existing relationship with such Neutral Arbitrator (as of the commencement of the Fair Market Value determination process) and such party intentionally withheld such information from the other party, or (ii) the Neutral Arbitrator's subsequent activities and relationships (even if the Neutral Arbitrator does, at some later time, enter into a business dealing with either Seller or Buyer, or an Affiliate thereof). The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Seller's counsel and Buyer's counsel.

          2.3.4 The Neutral Arbitrator shall within thirty (30) days of the appointment conduct its appraisal of the Property to determine the applicable Fair Market Value and simultaneously publish a ruling (also, an "AWARD") indicating the Fair Market Value as determined by such Neutral Arbitrator. Following notification of the Award, the Fair Market Value as determined by such Neutral Arbitrator shall become the then applicable Fair Market Value (for purposes of calculating the applicable Purchase Price).

          2.3.5 The Award issued jointly by the Advocate Arbitrators (or, if applicable, the Award issued by the Neutral Arbitrator) shall be binding upon Seller and Buyer.

          2.3.6 If either Seller or Buyer fail to appoint an Advocate Arbitrator within ten (10) business days after the applicable Outside Agreement Date, either party may petition the presiding judge of the Superior Court of San Diego County to appoint such Advocate Arbitrator subject to the criteria in
SECTION 2.3.1 of this Agreement, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

          2.3.7 If the two Advocate Arbitrators fail (i) to agree upon the Fair Market Value on or before the Advocate Outside Date, and (ii) thereafter to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint the Neutral Arbitrator, subject to criteria in SECTION 2.3.1 of this Agreement, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

          2.3.8 The cost of arbitration shall be paid by Seller and Buyer equally.

     2.4 DEPOSITS. In accordance with the terms of SECTION 30.2 of the Lease, $250,000.00 of the Purchase Price (the "INITIAL NON-REFUNDABLE DEPOSIT") shall be delivered by Buyer to Escrow Holder concurrently with the Buyer's delivery of its execution counterpart of this Agreement to Escrow Holder, which Initial Non-Refundable Deposit shall be held in Escrow (in

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an interest-bearing account) during the "Contingency Period," as that term is defined in SECTION 4.1 of this Agreement. Upon the expiration of the Contingency Period, provided that the Initial Non-Refundable Deposit has not been returned to Buyer pursuant to the Terms of SECTION 4.1 of this Agreement, Escrow Holder shall deliver to Seller the Initial Non-Refundable Deposit. An additional deposit of $100,000.00 toward the Purchase Price (the "ADDITIONAL NON-REFUNDABLE DEPOSIT") shall be delivered by Buyer to Seller by cashier's check or wire transfer of immediately available funds on or before the date which is ninety
(90) days following the date of Seller's receipt of the Exercise Notice. The Initial Non-Refundable Deposit (inclusive of all interest accrued thereon during the Contingency Period) and the Additional Non-Refundable Deposit are collectively referred to herein as the "DEPOSIT." If Escrow closes, the Deposit shall be applied to the Purchase Price. If Escrow does not close, the Deposit shall be applied as provided in this Agreement. The remaining amount of the Purchase Price (the Purchase Price less the Deposit) shall be delivered by Buyer to Escrow Holder on or prior to the Closing Date (as hereinafter defined).

                                    ARTICLE 3

                                     ESCROW

     3.1 OPENING. The purchase and sale of the Property shall be consummated by means of the escrow which shall be opened with Escrow Holder (the "ESCROW") pursuant to the terms of the Lease.

     3.2 INSTRUCTIONS. Prior to the Closing Date, each party shall execute and deliver to Escrow Holder any additional written instructions and shall provide Escrow Holder with such other information, documents and funds as Escrow Holder may reasonably require to enable it to close the transaction contemplated herein on the Closing Date. The additional escrow instructions shall be consistent with the terms of this Agreement and in the event of any inconsistency between the additional instructions and this Agreement, the terms of this Agreement shall prevail.

     3.3  CLOSE OF ESCROW. Subject to the terms of the Lease and this
SECTION 3.3, Escrow shall close on the date which is one hundred eighty (180) days following the date the Exercise Notice was received by Seller (the "CLOSING DATE"); provided, however, Seller may extend such Closing Date by delivering, on or before the date which is ninety (90) days prior to the originally scheduled Closing Date, written notice to Buyer and Escrow Holder (the "ESCROW EXTENSION NOTICE") that Seller is so extending the Closing Date, which Escrow Extension Notice shall set forth such extended Closing Date; provided further, however, in no event shall the Closing Date as so extended be later than the last day of the tenth (10th) Lease Year (the "OUTSIDE CLOSING DATE"). Escrow shall be considered closed (the "CLOSE OF ESCROW") when the grant deed to the Property is recorded.

     3.4 COSTS. Seller shall pay all documentary transfer taxes and the premium for the C.L.T.A. Owner's Title Insurance Policy; provided, however, that Buyer shall pay any premium applicable to A.L.T.A. extended coverage to the extent the same is requested by Buyer. Buyer and Seller shall each pay one-half (1/2) of the escrow fee. Buyer shall pay the costs of recording the Grant Deed. Each party shall bear its own attorneys' fees. All other costs and expenses shall

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be allocated between the parties in accordance with the customary practice of
San Diego County, California.

     3.5  PRORATIONS.

          3.5.1 As of the Close of Escrow, all real and personal property taxes based on the most recent property tax bills available, rents, issues and profits from the Property, utilities, and such other matters as the parties shall instruct Escrow Holder shall be equitably prorated, and the Escrow Holder shall provide Seller and Buyer with a summary of such prorations.

          3.5.2 All bonds or special assessments against the Property due before the Close of Escrow shall be paid by Seller and all bonds or special assessments due after the Close of Escrow, which relate to events occurring prior to the Close of Escrow, shall be prorated as of the Close of Escrow.

          3.5.3 Rentals and operating expense pass-throughs shall be prorated as of the Close of Escrow. All security deposits in whatever form, held by Seller under the lease shall be transferred to Buyer upon Close of Escrow

                                    ARTICLE 4

                          CONDITIONS TO CLOSE OF ESCROW

     4.1  CONTINGENCIES. In the event that any contingency set forth in this
SECTION 4.1 has not been either satisfied or waived prior to the expiration of the Contingency Period, this Agreement shall be terminated, the Deposit shall be returned to Buyer, the Escrow shall thereupon be canceled, and neither party shall have any further obligation to the other under this Agreement. The "CONTINGENCY PERIOD" as used herein means the period commencing on the "Opening of Escrow" (as such term is defined in the Lease) and continuing until thirty
(30) days thereafter.

          4.1.1     TITLE.

                    (a) Immediately following the Opening of Escrow, Escrow Holder shall cause to be issued a CLTA preliminary title report with a full legal description of the Property, legible copies of all documents referred to therein and a map plotting the location of all recorded easements (collectively the "PTR"). In connection with the PTR, immediately following the Opening of Escrow, Buyer shall have the right (but not the obligation) to obtain, at Buyer's cost, an ALTA survey of the Property (the "SURVEY") sufficient for the issuance of an ALTA policy of title insurance.

                    (b) Buyer shall have the right to notify Seller and Escrow Holder, in writing, of Buyer's disapproval of any title exception, the PTR, or the legal description of the Property shown therein, which Buyer may do in its sole and absolute discretion. If Seller and Escrow Holder shall not have timely received any such notice of disapproval on or before the expiration of the Contingency Period, the PTR, the condition of title and the legal description of the Property shall be deemed approved.

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                    (c) Buyer shall have the right during the Contingency Period to disapprove any matters on the Survey, which Buyer may do in Buyer's sole and absolute discretion. In addition, Buyer shall have until the later of (a) the date of the end of the Contingency Period, or (b) five (5) business days after receipt thereof, to disapprove any new matters described in any ALTA supplement to the PTR issued based on the Survey (but only to the extent Buyer's receipt thereof occurred during the Contingency Period), or any other supplement to the PTR issued for any reason whatsoever, which Buyer may do in Buyer's sole and absolute discretion.

                    (d) All encumbrances, liens, covenants and other title exceptions appearing on the PTR or any ALTA supplement to the PTR and not disapproved are hereinafter referred to as the "PERMITTED EXCEPTIONS." Any deeds of trust and all prepayment fees or expenses owed to the beneficiaries thereof, or other monetary encumbrances other than real property taxes and assessments not yet delinquent, shall be paid in full by Seller prior to or concurrently with the Close of Escrow.

          4.1.2 DOCUMENTS AND RECORDS. True and complete copies of the following shall be delivered to Buyer upon the Opening of Escrow. Buyer shall have the right to disapprove (which Buyer may do in its sole and absolute discretion) any of the following within the Contingency Period:

                    (a) to the extent in Seller's possession or readily available to Seller without unreasonable cost, copies of all of the following:

                         (1) surveys;

                         (2) as-built plans, grading plans, and the plans,
specifications and design documents related to the Improvements;

                         (3) drawings, specifications, engineering and
architectural studies and similar documents, maps, topographical maps, soils reports, water reports and construction testing documents;

                         (4) warranties and guarantees;

                         (5) draft and final studies, reports, surveys and
assessments relating to the environmental condition of the Property or any property within the vicinity of the Property, including, without limitation, any soils, toxics and hazardous waste (including, without limitation, asbestos) reports;

                         (6) correspondence, applications, permits and other
communications to or from any governmental or quasi-governmental agency in connection with any Hazardous Substances (as defined below) or the environmental condition of the Property or any property within the vicinity of the Property;

                         (7) notifications required by applicable law to be
provided to any party as a result of the condition of the Property, if applicable (including, without limitation, (i) the asbestos notification required pursuant to California Health & Safety Code Section 25915,

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et seq., and (ii) the notification required pursuant to California Health &
Safety Code Section 25249.6, et seq. ("PROPOSITION 65"); and

                    (8) building, occupancy and use permits and approvals and any other governmental licenses, permits or approvals for the Property or the equipment used in connection with the Property;

                    (b) a list and complete copies of all contracts, agreements or other documents affecting the Property, including, without limitation, service contracts, maintenance contracts, management contracts, employment contracts;

                    (c) a schedule setting forth an inventory of personal property, if any, to be delivered to Buyer at the Close of Escrow;

                    (d) expense reports for the Property for the previous three
(3) year period covering all items of operation of the Property which relate to the Common Areas, including, without limitation, taxes, common area maintenance fees and utilities, and the source and nature of all income from the Property for such periods, together with all appropriate back-up information reasonably requested by Buyer and in Seller's possession or readily available to Seller without unreasonable cost, and a schedule of all Improvements made and capital costs incurred;

                    (e) such other documents or information regarding the Property in Seller's possession or readily available to Seller without unreasonable cost, as Buyer reasonably requests.

     Buyer's failure to provide Seller and Escrow Holder with written notice of disapproval of any of the foregoing within the Contingency Period, which Buyer may do in its sole and absolute discretion, shall constitute Buyer's approval thereof.

     Seller shall promptly provide to Buyer any supplement, addition or new information received or discovered by Seller relating to any of the items delivered in this SECTION 4.1.2. Buyer shall have until the later of (i) the expiration of the Contingency Period, or (ii) ten (10) calendar days from receipt of such supplement, addition or new information (but only to the extent the same would have been subject to Buyer's review during the Contingency Period pursuant to this SECTION 4.1), to approve or disapprove any said supplement, addition or new information, which Buyer may do in its sole and absolute discretion. Failure to disapprove shall constitute approval.

     If Escrow fails to close, Buyer agrees to promptly return to Seller the documents and other materials delivered by Seller to Buyer without representation or warranty. Notwithstanding any other provision in this Agreement, Buyer shall have no obligation to return documents provided to Buyer by Seller so long as any dispute regarding termination of this Agreement is pending between Buyer and Seller to which such documents are, or may be, germane. Within one (1) business day after the Close of Escrow, Seller shall provide Buyer with all original documents in Seller's possession described above.

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          4.1.3     BOOKS AND RECORDS. During the Contingency Period, Buyer
shall be entitled, at any reasonable time and with reasonable prior notice, to inspect all books and records relating to the Property in the possession of Seller. Seller shall reasonably cooperate with Buyer in enabling Buyer to accomplish such inspections and permit Buyer to make such copies at the Property as Buyer may request and at Buyer's sole cost.

          4.1.4 CURE AND WAIVER RIGHTS. Provided Seller, at its option, within three (3) business days of receipt of Buyer's disapproval of any of the matters Buyer has the right to disapprove pursuant to the terms of this Agreement as specifically set forth in SECTIONS 4.1.1, 4.1.2 and 4.1.3 hereinabove, advises Buyer that Seller intends to cure said disapproved matter(s), Seller shall have until the Close of Escrow to cure such matter(s) in a manner satisfactory to Buyer, in Buyer's sole and absolute discretion, and, if timely cured, Escrow shall close as set forth herein. Seller's failure to deliver such notice of intent to cure to Buyer within said three (3) business days shall constitute Seller's refusal to cure any such disapproved matter(s). Upon expiration of said three (3) business day period, Buyer shall have three
(3) business days in which to advise Seller and Escrow Holder in writing that Buyer is willing to waive the previously disapproved matter(s). Delivery of such notice of waiver shall continue the Escrow. Failure to deliver such notice of waiver shall terminate the Escrow. Upon such termination, the Initial Non-Refundable Deposit (including any interest earned thereon during the Contingency Period) shall be returned to Buyer. All costs of Escrow and all title and Escrow cancellation charges shall be shared equally by Buyer and Seller.

     4.2 BUYER'S CONDITIONS. The following provisions of this SECTION 4.2 are conditions precedent to Buyer's obligations hereunder.

          4.2.1 TITLE. Fee simple title to the Property shall be conveyed to Buyer by Seller by a Grant Deed, subject to any Permitted Exceptions. On the Close of Escrow, Seller shall cause Escrow Holder to issue to Buyer, at Buyer's option, either a CLTA or an ALTA Owner's Policy of Title Insurance showing fee title vested in Buyer subject only to the Permitted Exceptions ("TITLE POLICY"). The Title Policy shall be issued with liability in the amount of the Purchase Price.

          4.2.2 DELIVERY OF DOCUMENTS. At least one (1) business day prior to the Closing Date, Seller shall deliver to Escrow a fully executed and acknowledged original of the Grant Deed, the General Assignment, the Non-Foreign Affidavit, and all other documents referenced in SECTION 7.12 below.

          4.2.3 REPRESENTATIONS, WARRANTIES AND COVENANTS. Seller shall have duly performed each and every agreement to be performed by Seller hereunder and Seller's representations, warranties and covenants set forth in this Agreement shall be true and correct as of the Closing Date. Seller agrees to deliver to Buyer a certificate, executed by Seller and effective as of the Closing Date, re-certifying to Buyer that the representations, warranties and covenants set forth in this Agreement are true and correct as of the Closing Date. Seller hereby represents and warrants to Buyer, except to the extent otherwise expressly set forth in the documents delivered to Buyer by Seller pursuant to
SECTION 4.1.2 of this Agreement, the following matters.

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                    (a)  Seller has the legal power, right and authority to
enter into this Agreement and the instruments referenced herein and therein and to consummate the transaction contemplated hereby and thereby.

                    (b) All requisite action has been taken by Seller in connection with entering into this Agreement and the instruments referenced herein and therein and the consummation of the transactions contemplated hereby.

                    (c) Neither the execution and delivery of this Agreement and the documents referenced herein and therein, nor the consummation of the transaction contemplated herein, nor the compliance with the terms of this Agreement and the documents referenced herein conflict with or result in a material breach of any terms, conditions or provisions of, or constitute a default under, any note or other evidence of an indebtedness or any contract, deed of trust, loan, partnership agreement or other agreement to which Seller is a party.

                    (d) There is no pending or contemplated action, suit, arbitration, claim or proceeding, at law or in equity, affecting all or any portion of the Property or Seller's interest in the Property or in which Seller is or will be a party by reason of Seller's ownership of the Property.

                    (e) CONTRACTS. The copies of the contracts, if any, delivered to Buyer pursuant to SECTION 4.1.2(b) hereof are true, complete and correct copies of all such contracts and there are no other contracts relating to the Property. All such contracts shall be terminated prior to the Close of Escrow to the extent Landlord is so instructed by Buyer. Except to the extent otherwise instructed by Buyer, as of the Close of Escrow, there will be no contracts or agreements affecting, binding or relating to the Property. Notwithstanding anything to the contrary, Seller agrees to use commercially reasonable efforts to cooperate with regard to extending such contracts to (or causing the service provider to enter into similar contracts with) Buyer to the extent Buyer so informs Seller.

                    (f) USE PERMITS AND OTHER APPROVALS. To the extent held by Landlord as owner (as opposed to being held by Tenant, as exclusive occupant), all licenses, approvals, permits and certificates from governmental and quasi-governmental agencies or private parties necessary for the use and operation of the Property as are currently possessed by Seller. To the extent the Property has been used by Seller (as opposed to Tenant's exclusive use of the Building), the same has been used in accordance with (1) all such approvals, licenses, permits and certificates, (2) all governmental regulations, and (3) all covenants, conditions, restrictions, easements and agreements of any kind or nature affecting the Property.

                    (g) EXPENSE REPORTS. To Seller's actual knowledge, the copies of the expense reports for the Property delivered by Seller to Buyer are true, complete and correct copies of the originals thereof, and accurately show all income and expenses of the Property in all respects, for the periods indicated, in accordance with sound accounting principles.

                    (h) HAZARDOUS SUBSTANCES. Seller has no actual knowledge that any Hazardous Substances are present in, on or under the Property or any nearby real property which could reasonably be expected to migrate to the Property. Seller has no actual knowledge of any

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present Release (as hereinafter defined) or threatened Release of any Hazardous
Substances in, on or under the Property. Seller has no actual knowledge that Hazardous Substances were ever present in, on or under the Property. Seller has no actual knowledge that underground storage tanks of any kind are located in, on or under the Property, nor were any underground storage tanks previously located in, on or under the Property. To Seller's actual knowledge, the Property has not been designated as "hazardous waste property" or "border zone property" pursuant to California Health and Safety Code ss. 25220 et seq., no proceedings for a determination as to whether the Property should be so designated are pending or threatened, and no portion of the Property is located within two thousand (2,000) feet of a significant disposal of "hazardous waste" within the meaning of California Health and Safety Code Section 25221, which could cause the Property to be classified as "border zone property." To Seller's actual knowledge, no claim, demand, action or proceeding of any kind relating to any past or present Release or threatened Release or any past or present violation of any Environmental Laws at the Property has been made or commenced, or is pending, or is being threatened or contemplated by any person. To Seller's actual knowledge, no notice of any order, directive, complaint or other communication, written or oral, has been made or issued by any governmental or quasi-governmental agency nor has Seller received a written notice from any other third party alleging the occurrence of any activity on the Property in violation of any applicable Environmental Laws or demanding payment or contribution for environmental damage or injury to the Property.

     As used in this Agreement, the following definitions shall apply:
"ENVIRONMENTAL LAWS" shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section. 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. Section. 6901, et seq., the Clean Water Act, 33 U.S.C. Section. 1251, et seq., the Hazardous Substance Account Act, California Health and Safety Code Section. 25300, et seq., the Hazardous Waste Control Law, California Health and Safety Code Section. 25100, et seq., the Medical Waste Management Act, California Health and Safety Code Section. 25015, et seq., and the Porter-Cologne Water Quality Control Act, California Water Code Section. 13000, et seq. "HAZARDOUS SUBSTANCE(S)" shall mean any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant or infectious waste, or words of similar import, in any of the Environmental Laws, and includes asbestos, petroleum or petroleum products (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including continuing migration, of Hazardous Substances into or through soil, air, surface water or groundwater.

                    (i) COMPLIANCE WITH LAWS. To Seller's actual knowledge, no notices of violation of or exemptions from governmental regulations relating to the Property or Seller have been issued to, served upon, received by or entered against Seller and no such violations or exemptions exist.

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                    (j)  LAND USE REGULATIONS. To Seller's actual knowledge,
Seller has not received any written notice of any condemnation, environmental, planning, zoning or other land use regulation adversely affecting the Property or any part thereof and no such regulations are contemplated. The Property possesses all governmental and quasi-governmental entitlements necessary for the continued operation and use of the Property. To Seller's actual knowledge, the Property is in compliance with all federal, state and local zoning and general plan designations. To Seller's actual knowledge, the Property is not located in a redevelopment or other area proposed for special land use designations including, without limitation, historical or other overlay zones and moratoria or interim control ordinances and Seller has no basis to believe that the Property may be included in a redevelopment or other special land use area. To Seller's actual knowledge, Seller has not received any written notice of any special assessment action or proceeding affecting the Property and no such action or proceeding is contemplated.

                    (k) TAXES. Other than the amounts disclosed by the tax bills delivered to Buyer by Seller, no other real property taxes, assessments, or other governmental charges or exactions ("TAXES") have been or will be assessed against the Property for the current tax year except for real property taxes to be assessed due to the change of ownership of the Property. Seller has no actual knowledge, and Seller has received no notice of any Taxes or other charges which will result from work, activities or improvements done to the Property by Seller. Seller has no knowledge and Seller has received no notice of any intended public improvements which will result in any Taxes being levied against, or in the creation of any lien upon, the Property or any portion thereof.

                    (l) DEFECT NOTICES. To Seller's actual knowledge, Seller has not received any notice from any insurance company of any defects or inadequacies in the Property which remain pending or unresolved, except as may be indicated in the written materials supplied Buyer by Seller pursuant to this Agreement.

                    (m) OTHER CONTRACTS. To Seller's actual knowledge, Seller has not entered into any other contract for the sale of the Property.

                    (n) AIR RIGHTS. To Seller's actual knowledge, neither Seller, nor any previous owner of the Property, has sold, transferred, conveyed, or entered into any agreement regarding "air rights," "excess floor area ratio," "transferable density rights," or other development or density rights or restrictions relating to the Property.

                    (o) TRUE COPIES. To Seller's actual knowledge, all documents to be submitted to Buyer for Buyer's approval pursuant to this Agreement will be true, correct and complete copies thereof as of the date of submission thereof and as of the Close of Escrow, and all supplements or additions will be true, correct and complete copies thereof as of the date submitted and as of the Close of Escrow. Seller has no actual knowledge of any error, misrepresentation or inconsistency with any of the documents or supplemental documents delivered by Seller pursuant to this Agreement.

                    (p) INSOLVENCY. This Agreement is the product of an arms-length transaction and the Purchase Price represents the fair value of the Property. To Seller's actual knowledge, Seller has not taken any action relating to the Property which would invalidate this

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transaction or the transfer of the Property to Buyer. Seller is currently solvent, and shall not be rendered insolvent by virtue of the sale of the Property to Buyer, and, in Seller's actual knowledge, Seller has not otherwise taken any action which may subject Seller to applicable bankruptcy or similar laws affecting the rights of creditors generally.

                    (q) PERSONAL PROPERTY; INTANGIBLE RIGHTS AND WARRANTIES. To Seller's actual knowledge, Seller has not made any previous assignments, sales or conveyances of any personal property covered by this Agreement and there are no encumbrances covering any such personal property which will survive the Close of Escrow. Seller has good title to all of such personal property free from any liens and encumbrances that will survive the Close of Escrow, and no affiliate of Seller has any interest in any of such personal property. Seller has not made any previous assignment, transfer or disposition of all or any part of its interest in the intangible property or any warranties relating to the Property, Seller has not encumbered the intangible property and the warranties, and Seller is not aware of any encumbrances covering the intangible property and the warranties that will survive the Close of Escrow.

                    (r) ADVERSE MATTERS. To Seller's actual knowledge, Seller is not aware of any material adverse facts or information concerning the Property which would be relevant to Buyer with respect to Buyer's determination to acquire the Property.

For purposes of this Agreement, all references to "Seller's actual knowledge," shall mean to the actual knowledge of the then-current property manager employed by Seller who is responsible for the management and oversight of the Project and Pacific Corporate Center, the identity of whom shall be disclosed by Seller to Buyer in conjunction with Seller's deliver of documents pursuant to Section
4.1.2 of this Agreement; provided, however, that to the extent such then-existing property manager does not have reasonable actual knowledge with regard to the Project (based upon having held such position for less than two
(2) years), Seller shall provide a suitable replacement or replacements for the purpose of "Seller's actual knowledge", the identity of whom shall be subject to Buyer's reasonable approval.

          4.2.4 COVENANTS OF SELLER PRIOR TO CLOSING. During the period from the Opening of Escrow until the earlier of (a) Close of Escrow or (b) the termination of this Agreement, Seller shall, in addition to the covenants set forth elsewhere in this Agreement:

                    (a) Not permit or suffer to exist any encumbrance, charge or lien to be placed or claimed upon the Property (i) unless such encumbrance, charge or lien has been approved in writing by Buyer, (ii) unless such encumbrance, charge or lien results generally from a mandatory action or assessment by an applicable governmental entity (as opposed to resulting from a direct action of Seller), or (iii) unless such monetary encumbrance, charge or lien will be removed by Seller prior to the Close of Escrow;

                    (b) Not enter into any service, management or other contract relating to the Property which will survive the Close of Escrow, unless otherwise approved by Buyer;

                    (c) Promptly notify Buyer in writing if, to Seller's actual knowledge, any of the representations and warranties set forth in this Agreement are no longer true and correct;

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                    (d)  Not sell, convey, assign, transfer, encumber or
otherwise dispose of the Property; and

                    (e) Not take any other action which may reasonably be expected to have an adverse effect upon the Property or upon Buyer if Buyer acquires the Property.

     4.3 SELLER'S CONDITIONS. The following provisions of this SECTION 4.3 shall be conditions precedent to Seller's obligations hereunder.

          4.3.1 DELIVERY OF FUNDS AND DOCUMENTS. Buyer shall have delivered to Escrow Holder the balance of the Purchase Price as provided in SECTIONS 2.2 and 2.4 above and delivered to Escrow Holder any other document required to be delivered by Buyer hereunder.

          4.3.2 REPRESENTATION, WARRANTIES AND COVENANTS. Buyer shall have duly performed each and every agreement to be performed by Buyer hereunder.

                                    ARTICLE 5

                            ACTIONS BY ESCROW HOLDER

     5.1 DISBURSEMENTS AND OTHER ACTIONS BY ESCROW HOLDER. On the Closing Date, Escrow Holder shall promptly undertake all of the following in the manner herein below indicated.

          5.1.1 RECORDING. Cause the Grant Deed (with documentary transfer tax information to be affixed after recording) to be recorded in the Official Records of San Diego County, California and obtain conformed copies thereof for distribution to Buyer.

          5.1.2 FUNDS. Disburse all funds deposited with Escrow Holder by Buyer in the payment of the Purchase Price as follows.

                    (a) to the extent that Seller is a foreign person pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, and is not otherwise exempt from such section's withholding requirements, withhold the cash equivalent of ten percent (10%) of the Purchase Price (unless some lesser amount is authorized by the Internal Revenue Service);

                    (b) to the extent that Seller is a non-California resident pursuant to Revenue and Taxation Code Sections 18805 and 26131, and is not otherwise exempted from such sections' withholding requirements, withhold the cash equivalent of three and one-third percent (3-1/3%) of the Purchase Price (unless some lesser amount is authorized by the Franchise Tax Board);

                    (c) Deduct all items chargeable to the account of Seller pursuant to SECTION 3.4.

                    (d) Disburse the remaining balance of the Purchase Price to Seller on the Close of Escrow.

                                   EXHIBIT I

                    (e) Disburse the remaining balance, if any, of funds remaining in the Escrow to Buyer promptly upon the Close of Escrow.

          5.1.3 TITLE POLICY. Cause the Title Policy to be issued and delivered to Buyer.

          5.1.4 DISBURSEMENT OF DOCUMENTS TO BUYER. Disburse the FIRPTA Certificate and a conformed copy of the recorded Grant Deed and all other documents set forth in SECTION 7.12 below to Buyer.

                                    ARTICLE 6

                              DEFAULT AND REMEDIES

     6.1 DEFAULT BY SELLER. If Seller breaches this Agreement or defaults in the performance of its obligations hereunder, Buyer may, at its option, (a) terminate this Agreement and all of its obligations hereunder, in which event any sums paid to Seller and/or deposited into Escrow (including, without limitation, the Deposit and any interest accrued on the Initial Non-Refundable Deposit during the Contingency Period)) shall be returned to Buyer, or (b) elect to proceed with the purchase notwithstanding such breach or default, in which event all of Buyer's remedies for such breach shall be preserved, including, without limitation, the right of specific performance.

     6.2  DEFAULT OF BUYER.

          6.2.1 IN GENERAL. Seller's right to terminate the Escrow, to receive liquidated damages as set forth below, and to continue the Lease in full force and effect shall be Seller's sole recourse and remedy for the unexcused failure or refusal of Buyer to purchase the Property, and Seller waives any right to bring an action for specific performance against Buyer with respect to the Property.

          6.2.2 LIQUIDATED DAMAGES - DEPOSIT. FOLLOWING THE EXPIRATION OF THE CONTINGENCY PERIOD, IF THE SALE OF THE PREMISES TO BUYER IS NOT CONSUMMATED DUE TO A SELLER DEFAULT OR TENANT'S EXERCISE OF AN EXPRESS TERMINATION RIGHT SET FORTH HEREIN, THE DEPOSIT SHALL BE REFUNDED AND DELIVERED TO BUYER WITHIN THREE
(3) BUSINESS FOLLOWING RECEIPT BY SELLER AND ESCROW HOLDER OF BUYER'S WRITTEN DEMAND THEREFORE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF, FOLLOWING THE EXPIRATION OF THE CONTINGENCY PERIOD, THE SALE OF THE PROPERTY TO BUYER IS NOT CONSUMMATED FOR ANY REASON OTHER THAN SELLER'S DEFAULT UNDER THE AGREEMENT OR TENANT'S EXERCISE OF AN EXPRESS TERMINATION RIGHT SET FORTH HEREIN, SELLER SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS SELLER'S LIQUIDATED DAMAGES. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER'S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES

                                    EXHIBIT I

EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE; PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT LIMIT SELLER'S RIGHTS TO RECEIVE REIMBURSEMENT FOR ATTORNEYS' FEES. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION.

                     -----------------   ---------------
                     SELLER'S INITIALS   BUYER'S INITIALS

                                    ARTICLE 7

                                  MISCELLANEOUS

     7.1 NOTICE. Any notices, requests, demands or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon receipt thereof. Notice may be given by private messenger, by telecopy transmission, by nationally recognized overnight courier, by first class mail, registered or certified, postage prepaid, and return receipt requested. Notice shall be addressed as follows:

     Seller:                                Buyer:

     Kilroy Realty Corporation              Vical Incorporated
     2250 East Imperial Highway             10390 Pacific Centre
     Suite 1200                             San Diego, California  92121
     El Segundo, California  90245          Attention: Chief Financial Officer
     Attention: Legal Department

     And                                    And

     Kilroy Realty Corporation              Vical Incorporated
     3811 Valley Centre Drive, Suite 300    10390 Pacific Centre Court
     San Diego, California  92130           San Diego, California  92121
     Attention: Mr. Steve Scott             Attention: General Counsel

     And

     Allen Matkins Leck Gamble & Mallory
     1901 Avenue of the Stars, Suite 1800
     Los Angeles, California 90067
     Attention: Anton N. Natsis, Esq.

                                   EXHIBIT I

     Either party may change such address for notification purposes by sending written notice thereof to the other party pursuant to this Section.

     7.2 BROKERS. Each party represents to the other that there are no brokers which are owed any real estate brokerage commission or finder's fee in connection with this transaction. Seller and Buyer each agree to indemnify and hold the other harmless from and against all liability, claims, demands, damages, or costs of any kind arising from or connected with any broker's or finder's fee or commission or charge claimed to be due from any person arising from the indemnifying party's conduct with respect to this transaction.

     7.3 PROPERTY "AS IS".

          7.3.1 NO SIDE AGREEMENTS OR REPRESENTATIONS. No person acting on behalf of Seller is authorized to make, and by execution hereof, Buyer acknowledges that no person has made, any representation, agreement, statement, warranty, guarantee or promise regarding the Property or the transaction contemplated herein or the zoning, construction, physical condition or other status of the Property except as may be expressly set forth in this Agreement. No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of Seller which is not contained in this Agreement will be valid or binding on Seller.

          7.3.2 AS IS CONDITION. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.2.3 ABOVE, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (I) VALUE; (II) THE INCOME TO BE DERIVED FROM THE PROPERTY; (III) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, INCLUDING, WITHOUT LIMITATION, THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; (VI) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (VII) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY;
(VIII) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (IX) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS, INCLUDING, WITHOUT LIMITATION, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, CALIFORNIA HEALTH &

                                   EXHIBIT I

SAFETY CODE, THE VISUAL ARTISTS RIGHTS ACT, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING;
(X) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE PROPERTY; (XI) THE CONTENT, COMPLETENESS OR ACCURACY OF ANY DUE DILIGENCE MATERIALS OR PRELIMINARY REPORT REGARDING TITLE; (XII) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER; (XIII) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XIV) DEFICIENCY OF ANY UNDERSHORING; (XV) DEFICIENCY OF ANY DRAINAGE; (XVI) THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE OR ON OR NEAR A FLOOD PLAIN; (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; OR (XVIII) WITH RESPECT TO ANY OTHER MATTER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN IN POSSESSION OF THE PROPERTY FOR OVER NINE (9) YEARS AND HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO BUYER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS PROVIDED IN SECTION 4.2.3 ABOVE. EXCEPT AS PROVIDED IN
SECTION 4.2.3 ABOVE, BUYER AGREES TO FULLY AND IRREVOCABLY RELEASE SELLER FROM ANY AND ALL CLAIMS THAT BUYER MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SELLER FOR ANY COSTS, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM SUCH INFORMATION OR DOCUMENTATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT

                                   EXHIBIT I

PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS, AND THAT SELLER HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN AND/OR IN THE LEASE. BUYER REPRESENTS, WARRANTS, AND COVENANTS TO SELLER, WHICH REPRESENTATION, WARRANTY, AND COVENANT SHALL SURVIVE THE CLOSE OF ESCROW AND NOT BE MERGED WITH THE GRANT DEED, THAT, EXCEPT FOR SELLER'S EXPRESS REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT, BUYER IS RELYING SOLELY UPON BUYER'S OWN INVESTIGATION OF THE PROPERTY.

          BY INITIALING BELOW, THE BUYER ACKNOWLEDGES THAT (I) THIS
SECTION 7.3.2 HAS BEEN READ AND FULLY UNDERSTOOD, (II) THE BUYER HAS HAD THE CHANCE TO ASK QUESTIONS OF ITS COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE, AND
(III) THE BUYER HAS ACCEPTED AND AGREED TO THE TERMS SET FORTH IN THIS SECTION 7.3.2.

          -----------------
          BUYER'S INITIALS

     7.4  CHANGE IN CONDITION OF PROPERTY.

     Seller covenants and agrees to immediately advise Buyer of any material change in the physical condition of the Property, or of any material damage or destruction to the Property, or upon receipt of any notice regarding the condemnation of the Property or any portion thereof ("CHANGE IN CONDITION"), except to the extent Seller's knowledge thereof resulted from information provided to Seller by Buyer.

     If Seller is obligated as Landlord under the terms of the Lease to repair such Change in Condition, and if the cost to make such repair is determined by a contractor retained by Buyer, and approved by Seller, to be less than $100,000, Seller, at Buyer's election, shall either perform such repairs to Buyer's satisfaction prior to the Close of Escrow or reduce the Purchase Price by the amount determined by such contractor as necessary to perform such repairs. If Seller is obligated as Landlord under the terms of the Lease to repair such Change in Condition, and if such Change in Condition is estimated by such contractor to cost $100,000 or more to repair, then Buyer shall have the right, exercisable by giving notice of such decision to Seller within fifteen (15) calendar days after receiving notice from Seller of such Change in Condition or discovering such Change in Condition, either to (i) terminate this Agreement and the Escrow, or (ii) accept the Property in its then condition without a reduction in the Purchase Price and with all proceeds of insurance payable to Seller by reason of such damage or destruction to be paid or assigned to Buyer.

                                   EXHIBIT I

     7.5 SUCCESSORS. The provisions of this Agreement shall be binding upon and inure to the benefit of the successors and assigns of Seller and Buyer, subject to the limitation on assignment expressed in SECTION 7.6 below.

     7.6 ASSIGNMENT. Buyer may assign this Agreement to any Affiliate of Buyer or any other assignee or transferee of Buyer's interest in the Lease, in Buyer's sole and absolute discretion.

     7.7 ATTORNEYS' FEES. If either party files any action or brings any proceeding against the other arising out of this Agreement, or is made a party to any action or proceeding brought by the Escrow Holder, then as between Buyer and Seller, the prevailing party shall be entitled to recover as an element of its costs of suit, and not as damages, its actual attorneys' fees incurred. The "PREVAILING PARTY" shall be the party who was entitled to recover its costs of suit, whether or not such suit proceeds to final judgment. No sum for attorneys' fees shall be counted in calculating the amount of the judgment for purposes of determining whether a party is entitled to its costs or attorneys' fees.

     7.8 INTEGRATION. This Agreement and the Lease contain the entire agreement of the parties and supersede any prior written or oral agreements between them concerning the subject matter contained herein. There are no representations, agreements, arrangements or understandings, either oral or written, relating to the subject matter hereof which are not fully expressed herein and in the Lease.

     7.9 DEPENDENCY AND SURVIVAL OF PROVISIONS. The respective warranties, representations, covenants, agreements, obligations and undertakings of each party hereunder shall be construed as dependent upon and given in consideration of those of the other party, and they shall survive the Close of Escrow and delivery of the Grant Deed and shall not merge into the Grant Deed.

     7.10 TAX DEFERRED EXCHANGE. Seller may wish to effect the transaction described in this Agreement, as to all or a portion of the Property, as a tax deferred exchange pursuant to Internal Revenue Code Section 1031, or any successor or similar statute. Buyer agrees to cooperate in such an exchange so long as Buyer is not required to incur any costs or obligations or take title to any property in connection therewith other than the Property. Seller shall defend, indemnify and hold Buyer harmless from and against any claims, costs or liabilities, including reasonable attorneys' fees, arising from Buyer's participation in such an exchange. The completion of any such exchange shall not be a condition to or delay the Close of Escrow.

     7.11 NO JOINT VENTURE. Nothing in this Agreement, including the exhibits, or in the performance of this Agreement, shall create or be deemed to create a partnership or joint venture relationship between the parties to this Agreement.

     7.12 TRANSFER DOCUMENTS. Seller agrees to deliver through the Escrow (i) a "General Assignment", in the form attached hereto as Exhibit "B"; (ii) a Non-Foreign Affidavit pursuant to Section 1445(b)(2) of the Internal Revenue Code in form and substance reasonably satisfactory to Buyer; (iii) a bill of sale conveying to Buyer all of Seller's personal property used in connection with the Property, in form and substance reasonably satisfactory to Buyer; (iv)a

                                   EXHIBIT I

1099 Designation Agreement; and (v) a Withholding Exemption Certificate, Form 597W or in the event that the Seller is a non-California resident, a certificate issued by the California Franchise Tax Board, pursuant to Revenue and Taxation Code Sections 18805 and 26131, stating either the amount of withholding required from Seller's proceeds or that Seller is exempt from such withholding requirement.

     7.13 CROSS-EASEMENT AND ACCESS AGREEMENTS. To the extent the cross-easement and access agreements described in Sections 1.1.2 and 4.3 of the Lease (i) have not been recorded, (ii) do not provide for the owner of the Premises to receive a credit against its share of the Pacific Corporate Center Common Area Costs (as defined in the Lease), or their equivalent, for 9.05% of the taxes paid for the land included in the Premises, or (iii) do not provide for the owner of the Premises to participate in any third party property management decisions relating to the Property, then Seller shall cause the same to occur to Buyer's reasonable satisfaction, prior to the Close of Escrow.

     7.14 SEVERABILITY. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including any such part, parts, or portions which may, for any reason, be hereafter declared invalid.

     7.15 TIME OF ESSENCE. Time is of the essence of this Agreement and of the Escrow provided for herein.

                          [continued on following page]

                                   EXHIBIT I

     7.15 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement of Purchase and Sale is executed as of the date first set forth above.

SELLER:                                            BUYER:

KILROY REALTY, L.P.,                               VICAL INCORPORATED,
a Delaware limited partnership                     a Delaware corporation

By:  Kilroy Realty Corporation,                    By:
     a Maryland corporation,                          --------------------------
     General Partner                                  Its:
                                                          ---------------------

     By:                                           By:
        -------------------------                     -------------------------
        Its:                                          Its:
            ---------------------                         ----------------------

     By:
        -------------------------
        Its:
            ---------------------

                                   EXHIBIT I

                             EXHIBIT A TO EXHIBIT I

                        LEGAL DESCRIPTION OF THE PROPERTY

          [TO BE ATTACHED FOLLOWING THE ANTICIPATED LOT-LINE ADJUSTMENT
             CREATING A SEPARATE PARCEL UNDER THE PROJECT/PREMISES]


                                  EXHIBIT A TO
                                   EXHIBIT I

                             EXHIBIT B TO EXHIBIT I

                               GENERAL ASSIGNMENT

                               GENERAL ASSIGNMENT

     THIS ASSIGNMENT AND ASSUMPTION (the "Assignment") dated as of _________, 20___, is between KILROY REALTY, L.P., a Delaware limited partnership ("Assignor"), and VICAL, INCORPORATED., a Delaware corporation ("Assignee").

     A. Assignor owns certain real property and certain improvements thereon commonly known as [INSERT DESCRIPTION OF PROPERTY], and more particularly described in Exhibit "A" attached hereto (the "Property").

     B. Assignor and Assignee entered into an Agreement of Sale and Purchase dated as of January __, 2002 (the "Purchase Agreement"), pursuant to which Assignee agreed to purchase the Property from Assignor and Assignor agreed to sell the Property to Assignee, on the terms and conditions contained therein.

     C. Assignor desire to assign to Assignee its interest, if any, in all warranties, guaranties and intangible personal property with respect to the Property, to the extent the same are assignable, and Assignee desires to accept the assignment thereof, on the terms and conditions below.

     ACCORDINGLY, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Assignor hereby assigns to Assignee all of Assignor's right, title, and interest, if any, in and to the following, from and after the date hereof, to the extent the same are assignable:

          (a) any warranties and guaranties ("Warranties and Guaranties") made by or received from any third party with respect to the Property and/or to any improvements owned by Assignor on the Property; and

          (b) any and all intangible personal property owned by Seller which is appurtenant to the Property.

     2. Assignee hereby accepts the foregoing assignment by Assignor and assumes all of the Assignor's obligations under the matters assigned from and after the date hereof.

     3. Assignee agrees to indemnify Assignor and hold Assignor harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including but not limited to attorneys' fees and expenses) asserted against or incurred by Assignor by reason of or arising out of any failure by Assignee on

                                  EXHIBIT B TO
                                   EXHIBIT I
or after the date of this assignment to perform or observe the obligations, covenants, terms and conditions assumed by Assignee hereunder. Assignor agrees to indemnify Assignee and hold Assignee harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including but not limited to attorneys' fees and expenses) asserted against or incurred by Assignee by reason of or arising out of any failure by Assignor, prior to the date of this Assignment, to perform or observe the obligations, covenants, terms and conditions to assumed by Assignee hereunder.

     4. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such dispute, including, without limitation, reasonable attorneys' fees and costs.

     5. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     6. This Assignment shall be governed and construed in accordance with the laws of the State of California.

     7. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     Assignor and Assignee have executed this Agreement the day and year first above written.

ASSIGNOR:                      KILROY REALTY, L.P.,
                               a Delaware limited partnership

                               By:
                                     -----------------------------------
                               Name:
                                     -----------------------------------
                               Title:
                                     -----------------------------------

ASSIGNEE:                      VICAL, INCORPORATED,
                               a Delaware corporation

                               By:
                                     -----------------------------------
                               Name:
                                     -----------------------------------
                               Title:
                                     -----------------------------------

                               By:
                                     -----------------------------------
                               Name:
                                     -----------------------------------
                               Title:
                                     -----------------------------------

                                  EXHIBIT B TO
                                   EXHIBIT I

                                    EXHIBIT J

                   PACIFIC CORPORATE CENTER LOT 25/27 PROJECT

                   [GRAPHIC DEPICTING PROJECT PARKING SPACES]

                                   EXHIBIT J

                                    EXHIBIT K

                   PACIFIC CORPORATE CENTER LOT 25/27 PROJECT

           [LISTING OF PACIFIC CORPORATE CENTER COMMON AREA COSTS AND
                          GRAPHIC DEPICTING SITE PLAN]

                                   EXHIBIT K

                                    EXHIBIT L

                   PACIFIC CORPORATE CENTER LOT 25/27 PROJECT

            [GRAPHIC DEPICTING PRE-APPROVED FORM OF TENANT'S SIGNAGE
                         (APPROVED SIGN SPECIFICATIONS)]

                                   EXHIBIT L

                                    EXHIBIT M

                   PACIFIC CORPORATE CENTER LOT 25/27 PROJECT

                        SHORT FORM OF MEMORANDUM OF LEASE

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

Vical Incorporated
9373 Towne Centre Drive
San Diego, California  92121
Attention:  General Counsel

===============================================================================

                      SHORT FORM OF MEMORANDUM OF SUBLEASE

     THIS SHORT FORM OF MEMORANDUM OF LEASE is entered into as of the 30th day of January, 2002, by and between KILROY REALTY, L.P., a Delaware limited partnership ("LANDLORD"), and VICAL INCORPORATED, a Delaware corporation ("TENANT"), who agree as follows.

     1. TERMS AND PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, certain premises (the "PREMISES") to be located on a portion of the real property (the "PROJECT") legally described on SCHEDULE 1 attached hereto and incorporated herein by this reference (including parking areas more particularly identified in the Lease), for the term and in accordance with the provisions of that certain Lease by and between Landlord and Tenant, dated as of the date hereof (the "LEASE"). The provisions of the Lease are hereby incorporated herein.

     2. CERTAIN EXPRESS LEASE TERMS. As more particularly set forth in the referenced sections of the Lease, Tenant enjoys the following rights pursuant to the terms and conditions of the Lease: (i) an initial Lease Term of fifteen (15) years (Section 2.1); (ii) options to extend the initial Lease Term for up to three (3) five (5)-year Option Terms (Section 2.2); (iii) an ongoing Right Of First Offer with regard to the adjacent buildings located at 10398 Pacific Center Court and 10394 Pacific Center Court (Section 1.3); and (iv) a one-time Option to Purchase Premises during the ninth (9th) Lease Year (Article 30).

     3. PROVISIONS BINDING ON PARTIES. The provisions of the Lease to be performed by Landlord or Tenant, whether affirmative or negative in nature, are intended to and shall bind or benefit the respective parties hereto and their assigns or successors, as applicable, at all times.

                                      (i)

     3. PURPOSE OF SHORT FORM OF MEMORANDUM OF LEASE. This Short Form of Memorandum of Lease is prepared solely for purposes of recordation, and in no way modifies the provisions of the Lease.

LANDLORD                       KILROY REALTY, L.P.,
                               a Delaware limited partnership
                               By:   /s/ STEVE SCOTT
                                     ----------------------------------------
                               Name: Steve Scott
                                     ----------------------------------------
                               Title:Senior Vice President
                                     ----------------------------------------

TENANT                         VICAL INCORPORATED,
                               a Delaware corporation
                               By:   /s/ MARTHA J. DEMSKI
                                     ----------------------------------------
                               Name: Martha J. Demski
                                     ----------------------------------------
                               Title:Vice President/CFO
                                     ----------------------------------------

                                      (ii)

STATE OF CALIFORNIA            )
                               )ss.
COUNTY OF San Diego            )

     On 1 February 02, before me, Vanessa Whitlow, a Notary Public in and for said state, personally appeared Martha Demski, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                                     /s/ VANESSA WHITLOW
                                     -----------------------------------------
                                     Notary Public in and for said State

(SEAL)

STATE OF CALIFORNIA            )
                               )ss.
COUNTY OF San Diego            )

     On February 4, 2002, before me, Sharon Howerton, a Notary Public in and for said state, personally appeared Steve Scott, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                                     /s/ SHARON HOWERTON
                                     -----------------------------------------
                                     Notary Public in and for said State

(SEAL)

                                     (iii)